UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Walmart Inc.
(Name of Registrant as Specified In Its Charter)
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Notice of 2024 Annual Shareholders' Meeting

Wednesday, June 5, 2024 | Virtual meeting at 10:30 a.m. Central Time
www.virtualshareholdermeeting.com/WMT2024

Walmart

Walmart

WALMART'S PURPOSE

Walmart's purpose is to save people money and help them live better. We provide convenient access to high-quality, affordable food and other essential products and services to millions of people each week. In doing so, we aim to create value for our stakeholders.

OUR VALUES

Respecting the individual

Acting with integrity

Serving the customer

Striving for excellence

HOW WALMART CREATES VALUE FOR STAKEHOLDERS

Customers

Convenient access to quality, affordable products and services

Associates

Purpose-driven work; opportunity for good jobs and upward mobility

Shareholders

Long-term returns through strong, efficient growth, consistent operating discipline and strategic capital allocation

Suppliers

Access to customers and support for supplier development and growth

Business Partners

Access to and understanding of engaged customers for our sellers, advertisers and ecosystem partners

Communities

Resources to build stronger, more inclusive communities

Planet

Leadership on zero emissions, zero waste and our regenerative approach to nature

MESSAGE FROM OUR CHAIRMAN

Dear Fellow Shareholders:
On behalf of the Board of Directors, I’m pleased to say that our business is strong. Last year, we grew net sales 6.1 percent and operating income grew even faster. We generated more than $35 billion in operating cash flow, improved returns, and announced a 9 percent increase in the dividend for the current fiscal year, the largest increase in more than a decade.

Walmart is a people-led, tech-powered omni-channel retailer dedicated to helping people save money so they can live better. This is the foundation on which we can deliver results like these, and it starts with the incredible work of our associates.
We have approximately 2.1 million associates globally, working on exciting new challenges and helping to deliver the value and convenience our customers and members expect from Walmart. We’ve made important investments in our associates over the years, including in wages and other benefits and through technology that helps them be more efficient. As our business has developed into an omni-channel model where eCommerce and physical stores and clubs merge, we’ve also created new roles that help associates learn valuable skills that they can use to build a career.
Developing our people is important. We want them to have a strong sense of ownership that aligns with our shareholder base. That’s partly the reason behind our decision to make Walmart stock part of store manager compensation and execute a 3-for-1 stock split, which we believe will help more associates participate in the success they’ve helped to create.
Looking ahead, I’m confident that we’ll continue to build on the momentum we have in the business. The investments we’re making to automate and improve our supply chain and deploy productivity-driving technologies are as important to our future as anything we’ve done in the past. We’re building the future of retail and serving customers anytime, anywhere, in the ways they want to be served. It’s exciting to be a part of it, and the company’s Board of Directors is highly engaged. With complementary skills and experiences, they’re a resource for our management team and provide robust governance for our company.
Walmart is the world's leading omni-channel retailer. That's a credit to our team today and to those who, over decades, helped to build and shape our company. One of those incredible leaders is Rob Walton, my father-in-law, who recently shared his decision not to seek re-election to our Board of Directors. Rob has been with Walmart quite literally from the beginning, sweeping floors and carrying boxes in the Ben Franklin franchise stores his dad ran before he opened the first Walmart. He became a lawyer and Sam would later remember that Rob did "most of the work to take us public" in 1970. He's been a member of Walmart's Board since 1978, including serving as our Chairman from 1992-2015, during which time Walmart grew from approximately $44 billion in sales to $482 billion in sales. He played a key leadership role in the company's international expansion starting with the opening of a Sam's Club in Mexico City in 1991, and as we entered Canada in 1994. He helped lead each step as we transformed into a global retailer, and he helped guide our transformation from a strictly brick-and-mortar retailer into an omni-channel one that serves customers and members however they choose to shop. While Rob has always been quick to give credit away, his leadership has been critical as we've grown our business over so many years. There's no doubt Sam would be very proud. On behalf of our associates and the Board, I'd like to thank him for his unparalleled and amazing service.
Thank you for your interest in, and support of Walmart. I encourage you to attend our virtual shareholders' meeting on June 5, 2024. As shareholders, your views are important to us, and they help make us a better company. As always, I encourage you to vote your Shares as described beginning on page 122.
Sincerely,
Greg Penner, Chairman

2024 Proxy Statement	1

MESSAGE FROM OUR LEAD INDEPENDENT DIRECTOR

Dear Fellow Shareholders:
This year’s Annual Shareholders’ Meeting will mark my 10th year on Walmart’s Board, and my sixth year as your Lead Independent Director. As I look back over this time, I’m more convinced than ever that we have the right skills, experience, and oversight to guide Walmart through an exciting period of change and value creation.

As our business continues to evolve to serve our customers, it is imperative that our Board evolves as well. To this end, we undertake a robust Board succession planning and refreshment process, which is informed by feedback from our annual Board evaluation. I’m delighted to announce that as a result of this process, the Board has nominated Brian Niccol, the Chairman and CEO of Chipotle Mexican Grill, Inc. for election at the 2024 Annual Shareholders’ Meeting. Brian is a dynamic leader with a passion for excellence. I am confident that his experience in retail, marketing and brand management, and engaging with associates and customers will be a strategic asset to your Board. If elected, Brian will be the fifth new independent director we have onboarded since 2017.
Additionally, as part of our succession planning process, the Board has asked two incumbent directors - Tim Flynn and Marissa Mayer – to serve for a limited time past the standard 12-year limit outlined in our Corporate Governance Guidelines given how much value they continue to add. Tim, who chairs our Audit Committee and has extensive experience in risk management and financial reporting oversight, has agreed to continue to serve, subject to election, until 2026. Marissa, who brings key technology and cybersecurity experience to the Board, will stay on, if elected, until 2025. Both are key Board contributors, and I’m very pleased that they will continue to bring their strategic thinking and oversight to your Board.
Finally, I join my fellow Directors in thanking Rob Walton for the time, energy and resources he's invested into our Board and company over the years, helping to create a better life for customers, members and associates all over the world.
As we continue to recruit the next generation of Board members, we are committed to a board with a diverse range of relevant skills, experiences and backgrounds, as reflected in our Corporate Governance Guidelines.
The Board represents you, the shareholder, and we actively solicit your feedback. Since our 2023 Annual Shareholders’ Meeting, we have engaged with shareholders representing nearly 1.6 billion Shares on topics including strategy, governance, compensation, sustainability, human capital management, and other topics. We regularly share this feedback with the Nominating and Governance Committee of the Board, which I chair, and this has helped shape the content and organization of this proxy statement.
Thank you for your continued support of Walmart, and I encourage you to vote your Shares and to attend our virtual shareholders’ meeting. The Board continues to work to represent your interests and earn your trust.
Sincerely,
Tom Horton, Lead Independent Director

2	www.walmart.com

NOTICE OF 2024 ANNUAL SHAREHOLDERS’ MEETING

How to Attend the Virtual Shareholders' Meeting
Virtual Shareholders’ Meeting at:
www.virtualshareholdermeeting.com/WMT2024
Like prior years, our 2024 Annual Shareholders’ Meeting will be held in a virtual meeting format only with no physical location. Shareholders who held Shares as of the record date may attend the meeting online by logging in at: www.virtualshareholdermeeting.com/WMT2024 on the date and time provided in this notice. You will not be able to attend the meeting in person.
The live audio webcast for the meeting will begin promptly at 10:30 a.m., Central Time on Wednesday, June 5, 2024. Please see pages 121-123 for additional information about how to access, vote, and submit questions during the meeting.
Items of Business

1	To elect as directors the 11 nominees identified in this proxy statement.	Vote “FOR”
(PAGE 9)

2	To vote on a non-binding, advisory resolution to approve the compensation of Walmart’s named executive officers.	Vote “FOR”
(PAGE 48)

3	To ratify the appointment of Ernst & Young LLP as the company’s independent accountants for the fiscal year ending January 31, 2025.	Vote “FOR”
(PAGE 95)

Who Can Vote
The record date for the 2024 Annual Shareholders’ Meeting is April 12, 2024. This means that you are entitled to receive notice of the meeting and vote your Shares held as of that date during the meeting if you were a shareholder of record as of the close of business on April 12, 2024.

4-10	To vote on the 7 shareholder proposals described in the accompanying proxy statement, if properly presented at the meeting.	Vote “AGAINST” each Shareholder Proposal
(PAGE 100)

Shareholders may also transact any other business properly brought before the 2024 Annual Shareholders’ Meeting or any adjournment or postponement thereof.
April 25, 2024
By Order of the Board of Directors,
Rachel Brand
Executive Vice President, Global Governance, Chief Legal Officer, and Corporate Secretary
How to Cast Your Vote (PAGE 122)

INTERNET (BEFORE THE MEETING) www.proxyvote.com

CALL 1-800-690-6903

MOBILE DEVICE Scan the QR code on your proxy card, notice of internet availability of proxy materials, or voting instruction form

This proxy statement and our Annual Report to Shareholders for the fiscal year ended January 31, 2024 are available in the “Investors” section of our corporate website at http://stock.walmart.com/financials/annual-reports.
MAIL Mail your signed proxy card or voting instruction form

DURING THE VIRTUAL MEETING Please see pages 121-123 for details about how to attend and vote your Shares during the virtual meeting

2024 Proxy Statement	3

PROXY VOTING SUMMARY

You have received these proxy materials because the Board is soliciting your proxy to vote your Shares during the 2024 Annual Shareholders’ Meeting or any adjournment or postponement thereof. This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider in deciding how to vote your Shares, and you should read the entire proxy statement carefully before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement. Please refer to the Table of Abbreviations beginning on page 129 for the meaning of certain terms used in this summary and the rest of this proxy statement. This proxy statement and the related proxy materials were first released to shareholders and made available on the internet on April 25, 2024.
Shareholders who held Shares as of the close of business on the record date can attend the virtual meeting at www.virtualshareholdermeeting.com/WMT2024.
1	PROPOSAL NO. 1 Election of Directors
(PAGE 9)

Board Nominee Demographics

Age	54 years Median Age

Tenure
•8 years Median Tenure
•12-year term limit for Independent Directors, subject to exceptions by the Board
•5 new independent nominees since 2017, including Mr. Niccol; 3 of whom are women or racially/ethnically diverse

Highly Engaged Board	•Actively involved in Walmart’s strategy •98% overall attendance rate at Board and Board committee meetings during fiscal 2024 •5 Board and 19 Board committee meetings during fiscal 2024

Independence
•8 of 11 nominees are independent and 10 of 11 nominees are non-management
•All members of the Audit Committee; Compensation and Management Development Committee; and Nominating and Governance Committee are independent
•Robust Lead Independent Director role

Relevant Skills and Experience
The nominees possess a balance of distinguished leadership, diverse perspectives, strategic skill sets, and professional experience relevant to our business and strategic objectives, including:

Senior Leadership Experience	Retail Experience

Finance, Accounting, or Financial Reporting Experience	Global or International Business Experience

Regulatory, Legal, or Risk Management Experience	Technology or eCommerce Experience

Women	Marketing or Brand Management Experience

Racially/Ethnically Diverse

FOR	THE BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE.

4	www.walmart.com

Proxy Voting Summary

2	PROPOSAL NO. 2 Advisory Vote to Approve Named Executive Officer Compensation
(PAGE 48)

Compensation aligned with performance
•Executive compensation program aligned with our strategy and heavily tied to performance
•More than 80% of our CEO’s fiscal 2024 target total direct compensation ("TDC") was based on achieving goals related to operating income, sales, and ROI
Fiscal 2024 Total Direct Compensation (at target)

Cash

BASE SALARY

CEO:
about 6% of target TDC
Other NEOs:
about 8%-9% of target TDC

ANNUAL INCENTIVE

CEO:
about 14% of target TDC
Other NEOs:
about 13%-16% of target TDC

- Based on operating income and sales-related metrics
- Pays out between 0% and 125% of target (37.5% if threshold goals met)

Performance
Based

Equity

RESTRICTED STOCK

CEO:
about 12% of target TDC
Other NEOs:
about 13%-19% of target TDC

- Vests annually over a 3-year period

PERFORMANCE EQUITY

Largest component of target TDC
CEO:
about 68% of target TDC
Other NEOs:
about 56%-65% of target TDC

- Based on ROI and sales performance during the first year of a 3-year vesting period
- Pays out between 0% and 150% of target (50% if threshold goals met)

FOR	THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

2024 Proxy Statement	5

Proxy Voting Summary

3	PROPOSAL NO. 3 Ratification of Independent Accountants
(PAGE 95)

Quality, experienced independent audit firm
•Ernst & Young LLP is an independent registered public accounting firm with significant experience on Walmart’s audit.
•The firm’s expertise and fees are appropriate for the breadth and complexity of our company’s global operations.

FOR	THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

4-10	PROPOSAL NOs. 4-10 Shareholder Proposals, in each case, if Properly Presented at the Meeting
(PAGE 100)

Each shareholder proposal included in this proxy statement is followed by Walmart’s response. For the reasons set forth in Walmart’s responses, the Board recommends a vote AGAINST each shareholder proposal, if properly presented at the meeting.

AGAINST	THE BOARD RECOMMENDS A VOTE AGAINST EACH SHAREHOLDER PROPOSAL.

This document may include forward-looking statements within the meaning of Section 21E of the Exchange Act that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Exchange Act as well as protections afforded by other federal securities laws. All statements other than statements of historical or current facts, including statements regarding our environmental, social, and other sustainability plans, goals, commitments and strategies made in this document are forward-looking. We use words such as “anticipates,” “believes,” “expects,” “future,” “intends,” and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. The forward-looking statements in this document are subject to certain risks, uncertainties and other factors including the risks relating to the company’s strategy, operations and performance and the financial, legal, tax, regulatory, compliance, reputational, and other factors discussed in the “Risk Factors” and other sections of the company’s Annual Report on Form 10-K for fiscal 2024 and subsequent filings with the SEC, which are available at http://www.sec.gov. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document or any other document filed or furnished with the SEC. We undertake no obligation to revise or update any of the forward-looking statements or information, which speak as of their respective dates.
On February 23, 2024, the Company effected a 3-for-1 forward split of its common stock and a proportionate increase in the number of authorized Shares. All Share and per Share information, including Share based compensation information, throughout this proxy statement has been retroactively adjusted to reflect the stock split.

6	www.walmart.com

Proxy Voting Summary
Rob Walton
Rob Walton, who joined Walmart in 1969 and before that worked alongside his father Sam in his 5 & 10 store, will retire from the Board at the conclusion of his current term. Rob has a special gift for being able to combine high expectations with support and encouragement. He makes us feel like we can do anything if we put our minds to it and work hard. It’s no surprise that Walmart has continued to thrive given his strong leadership. We are grateful for his more than 40 years of Board service.
Rob’s leadership has helped shape some of the most important moments in Walmart’s history:

1969	1970	1978	1991

Rob officially joins Walmart, following a career as a practicing attorney. He served in a number of capacities within the organization, including senior vice president, corporate secretary, general counsel and vice chairman.

Walmart goes public.
“My son Rob had graduated from Columbia University law school the year before and had gone to work at the biggest law firm in Tulsa… As our lawyer, he also kept track of the various Wal-Mart store partnership agreements, so I asked him to start looking at all our options.”
– Sam Walton, Made in America
		Rob joins the Board of Directors.
In his role as vice chairman, he encouraged his father to expand the company internationally. With the opening of a Sam’s Club in Mexico City, Walmart took the first step in becoming the global retailer it is today.

2024	2015	2004	1992

Rob retires from Walmart’s Board of Directors.	Rob steps down as Board Chair. He oversaw three highly successful CEO transitions during his tenure.
Rob’s encouragement and support gave Walmart’s management team confidence to set three aspirational goals including to be powered by 100% renewable energy, to create zero waste, and to sell products that sustain people and resources—putting Walmart on a journey to become a regenerative company.

Two days after his father’s death in 1992, Rob was named chairman of Walmart’s Board of Directors. During his tenure, he oversaw rapid growth and helped bridge the gap between stores and online, to serve customers however they choose to shop.

2024 Proxy Statement	7

8	www.walmart.com

PROPOSAL NO. 1
ELECTION OF DIRECTORS

What am I voting on?
You are voting to elect each nominee named below as a director of Walmart for a one-year term. If you return your proxy, your proxy holder will vote your Shares FOR the election of each Board nominee named below unless you instruct otherwise. If the shareholders elect all the director nominees named in this proxy statement at the 2024 Annual Shareholders’ Meeting, Walmart will have 11 directors. Each director nominee named in this proxy statement has consented to act as a director of Walmart if elected. If a nominee becomes unwilling or unable to serve as a director, your proxy holder will have the authority to vote your Shares for any substitute candidate nominated by the Board, or the Board may decrease the size of the Board.

Overview of Director Nominees and Committee Assignments
Eight of our eleven Board nominees are independent, and all members of the Audit Committee, the CMDC, and the NGC are independent. Our Board has separated the roles of Chairman and CEO, and we have a robust Lead Independent Director role. Despite their significant Share ownership, only three members of the Walton family currently serve as non-management Board members, and two members of the Walton family are among the current slate of nominees.

Cesar Conde Independent Chairman of NBCUniversal News Group Age 50 | Director Since 2019 Other Public Company Boards 1	Tom Horton Lead Independent Director Partner, Global Infrastructure Partners; and former Chairman & CEO, American Airlines Age 62 | Director Since 2014 Other Public Company Boards 1

Tim Flynn Independent Retired Chairman and CEO, KPMG Age 67 | Director Since 2012 Other Public Company Boards 2	Marissa Mayer Independent Co-founder and CEO, Sunshine Products, Inc.; and Former President and CEO, Yahoo! Inc. Age 48 | Director Since 2012 Other Public Company Boards 1

Sarah Friar Independent CEO and President, Nextdoor Holdings, Inc. Age 51 | Director Since 2018 Other Public Company Boards 0	Brian Niccol Independent Chairman and CEO, Chipotle Mexican Grill, Inc. Age 50 Other Public Company Boards 1

Carla Harris Independent Senior Client Advisor, Morgan Stanley Age 61 | Director Since 2017 Other Public Company Boards 2	Randall Stephenson Independent Retired Executive Chair and CEO, AT&T, Inc. Age 64 | Director Since 2021 Other Public Company Boards 0

Board Committees:

Audit	Nominating and Governance		Technology and eCommerce

Compensation and Management Development	Strategic Planning and Finance	●	Chair	●	Member

2024 Proxy Statement	9

Proposal No. 1 Election of Directors

Board Nominee Demographics
Our Board nominees bring a variety of backgrounds, qualifications, skills and experiences that contribute to a well-rounded Board uniquely positioned to effectively guide our strategy and oversee our operations in a rapidly evolving retail industry.

Independence
Highly Engaged Board
  Actively involved in Walmart’s strategy
  98% overall attendance rate at Board and Board committee meetings during fiscal 2024
  19 Board committee meetings and 5 Board meetings during fiscal 2024
Thoughtful Board Refreshment
  12-year term limit for Independent Directors, subject to exceptions
  5 new nominees since 2017, 3 of whom are women or racially/ethnically diverse
  Policy to include women and racially/ethnically diverse candidates in all director candidate pools
  Ongoing Board and committee succession planning

73% Independent

Age

54 years	55 years
Board nominee median age	Board nominee average age

Gender	Racial/ethnic diversity

27% Female	18% Racially/Ethnically Diverse

Tenure

8 years	8 years
Board nominee median tenure	Board nominee average tenure

Doug McMillon President and CEO, Walmart Age 57 | Director Since 2013 Other Public Company Boards 0	Steuart Walton Founder and Chair, RZC Investments Age 42 | Director Since 2016 Other Public Company Boards 0

Greg Penner Non-Executive Chairman General Partner, Madrone Capital Partners and Owner and CEO, Denver Broncos Age 54 | Director Since 2008 Other Public Company Boards 0

10	www.walmart.com

Proposal No. 1 Election of Directors

Board Skills Criteria and Qualifications
Director Skills Criteria:
The NGC and Board regularly review the skills and experiences relevant to our Board in light of our ongoing strategic transformation. Depending on the current composition of the Board and Board committees and expected future turnover on our Board, the NGC generally seeks director candidates with experience, skills, or background in one or more of the following areas:

What qualifications do the Nominating and Governance Committee and the Board consider when selecting candidates for nomination?

Experience and Skills Relevant to the Successful Oversight of our Strategy

Retail Experience As the world’s largest retailer, we seek directors who possess an understanding of financial, operational, and strategic issues facing large retail companies.

At Walmart, we believe an effective Board should be made up of individuals who collectively provide an appropriate balance of distinguished leadership, diverse perspectives and viewpoints, strategic skill sets, and professional experience relevant to our business and strategic objectives.
The NGC selects potential candidates on the basis of outstanding achievement in their professional careers; broad experience and wisdom; personal and professional integrity; ability to make independent, analytical inquiries; experience and understanding of the business environment; willingness and ability to devote adequate time to Board duties; and such other experience, attributes, and skills that the NGC determines qualify candidates for service on the Board.
Because we take a shared-value approach and integrate environmental, social, and governance ("ESG") priorities into our strategy, the Board believes that our approach of seeking directors with the skills and experiences identified in this proxy statement has resulted in a Board whose backgrounds, skills, and experiences are appropriate for oversight of our ESG strategy.
The NGC also considers whether a potential candidate satisfies the independence and other requirements for service on the Board and its committees, as set forth in the NYSE Listed Company Rules and the SEC’s rules. Additional information regarding qualifications for service on the Board and the nomination process for director candidates is set forth in the NGC’s charter and our Corporate Governance Guidelines, which are available on the Corporate Governance page of our website at https://stock.walmart.com/governance/governance-documents/default.aspx.

Technology or eCommerce Experience
In order to support our omni-channel strategy to combine our unique physical and digital assets and capabilities, we seek directors with experience in related industries who can provide advice and guidance on the development, uses, and risks of technology, such as cybersecurity, as well as eCommerce, omni-channel, and digital businesses.

Global or International Business Experience
Directors with broad international exposure provide useful business and cultural perspectives, and as a global organization, we seek directors with experience at multinational companies or in international markets.

Marketing or Brand Management Experience Directors with relevant experience in consumer marketing or brand management, especially on a global basis, provide important insights to our Board.

Experience and Skills Relevant to Effective Oversight and Governance

Senior Leadership Experience
Directors who have served in relevant senior leadership positions bring unique experience and perspective. We seek directors who have demonstrated expertise in governance, strategy, development, human capital management, workforce development, and execution.

Regulatory, Legal, or Risk Management Experience
Our company’s business requires compliance with a variety of regulatory requirements across a number of federal, state, and international jurisdictions. Our Board values the insights of directors who have experience advising or working at companies in regulated industries, and it benefits from the perspectives of directors with governmental, public policy, legal, and risk management experience and expertise.

Finance, Accounting, or Financial Reporting Experience
We value an understanding of finance and financial reporting processes because of the importance our company places on accurate financial reporting and robust financial controls and compliance. We also seek to have multiple directors who qualify as audit committee financial experts.

Board Diversity
Diversity, equity and inclusion are values embedded in our culture and fundamental to our business. We believe that a board comprised of directors with diverse backgrounds, experiences, and perspectives and viewpoints improves the dialogue and decision-making in the boardroom and contributes to overall Board effectiveness. To this end, the Board has adopted a policy that all director candidate pools will include women and ethnically diverse candidates. The Board assesses the effectiveness of its approach to Board diversity as part of the Board and committee evaluation process.

2024 Proxy Statement	11

Proposal No. 1 Election of Directors
Summary of Director Nominee Qualifications and Experience
The chart below identifies the balance of skills and qualifications each director nominee brings to the Board. The fact that a particular skill or qualification is not designated does not mean the director nominee does not possess that particular attribute. Rather, the skills and qualifications noted below are those reviewed by the NGC as part of the Board succession planning process. We believe the combination of the skills and qualifications shown below demonstrates how our Board is well positioned to provide strategic advice and effective oversight to our management.

	Experience and Skills Relevant to the Successful Oversight of our Strategy				Experience and Skills Relevant to Effective Oversight and Governance

Director Nominee	Retail	Global or International Business	Technology or eCommerce	Marketing or Brand Management	Senior Leadership	Finance, Accounting, or Financial Reporting	Regulatory, Legal, or Risk Management
Cesar Conde
Tim Flynn
Sarah Friar
Carla Harris
Tom Horton
Marissa Mayer
Doug McMillon
Brian Niccol
Greg Penner
Randall Stephenson
Steuart Walton
TOTAL

12	www.walmart.com

Proposal No. 1 Election of Directors

Director Nominees for 2024

Who are the 2024 director nominees?
Based on the recommendation of the NGC, the Board has nominated the following candidates for election as directors at the 2024 Annual Shareholders’ Meeting. Ten of the eleven nominees were previously elected by our shareholders at the 2023 Annual Shareholders’ Meeting. The information provided below includes, for each nominee, his or her age, principal occupation and employment during the past five years, the year in which he or she first became a director of Walmart, each Board committee on which he or she currently serves, whether he or she is independent, and directorships of other public companies held by each nominee during the past five years.

FOR	THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES NAMED BELOW FOR ELECTION TO THE BOARD.

Cesar Conde INDEPENDENT DIRECTOR

Age: 50 Joined the Board: 2019 Board Committees: Audit SPFC* TeCC**	Other Current Public Company Directorships: PepsiCo, Inc.

* Service on this Committee will commence following and subject to re-election at the 2024 Annual Shareholders' Meeting
** Service on this Committee will conclude following the 2024 Annual Shareholders' Meeting
Career Highlights

May 2020 to present Chairman of NBCUniversal News Group, a global media and entertainment company

October 2015 to May 2020 Chairman of NBCUniversal Telemundo Enterprises and NBCUniversal International Group

2013 to 2015 Executive Vice President of NBCUniversal, including oversight of NBCUniversal International and NBCUniversal Digital Enterprises

2009 to 2013 President of Univision Networks, a leading American media company with a portfolio of Spanish language television networks, radio stations, and digital platforms

2003 to 2009 Variety of senior executive capacities at Univision Networks, where he is credited with transforming it into a leading global, multi-platform media brand

2002 to 2003 White House Fellow for Secretary of State Colin L. Powell

Prior to 2002 Positions at StarMedia Network, the first internet company focused on Spanish- and Portuguese-speaking audiences globally

Further Information
Mr. Conde has served on the board of directors of PepsiCo, Inc. since March 2016, and from August 2014 to April 2019 he served on the board of directors of Owens Corning. He also is a Trustee of the Aspen Institute, a Board member for the Council on Foreign Relations, and he has served as a Young Global Leader for the World Economic Forum. Mr. Conde holds a B.A. with honors from Harvard University and an M.B.A. from the Wharton School at the University of Pennsylvania.

Skills and Qualifications

The Board benefits from Mr. Conde’s broad experience with large media companies that produce and distribute high-quality content across a range of broadcast, cable, and digital platforms.

Mr. Conde brings valuable perspectives in business, finance, and media gained from his experience in a variety of senior leadership roles at large, global media companies.

With his senior leadership experience at large, multi-platform media companies such as NBCUniversal and Univision, Mr. Conde brings valuable perspectives regarding consumer and media landscapes.

2024 Proxy Statement	13

Proposal No. 1 Election of Directors

Timothy P. Flynn INDEPENDENT DIRECTOR

Age: 67 Joined the Board: 2012 Board Committees: Audit (Chair) TeCC	Other Current Public Company Directorships: JPMorgan Chase & Co. UnitedHealth Group Incorporated

Career Highlights

2007 to 2011 Chairman of KPMG International (“KPMG”), a global professional services organization that provides audit, tax, and advisory services

2005 to 2010 Served as Chairman of KPMG LLP in the U.S., the largest individual member firm of KPMG

2005 to 2008 CEO of KPMG LLP

Prior to 2005 Held various leadership roles at KPMG, including as Global Head of Audit, and Vice Chairman, Audit and Risk Advisory Services, with operating responsibility for Audit, Risk Advisory and Financial Advisory Services practices

Further Information
Mr. Flynn joined the board of directors of UnitedHealth Group Incorporated in January 2017 and has served as a member of the board of directors of JPMorgan Chase & Co. since 2012. His term on the JPMorgan Chase & Co. board will conclude in May 2024. Mr. Flynn also served on the board of Alcoa Corporation from November 2016 until May 2021. He previously served as a member of the board of directors of The Chubb Corporation from September 2013 until its acquisition in January 2016. He also previously served as a trustee of the Financial Accounting Standards Board, a member of the World Economic Forum’s International Business Council, and a director of the International Integrated Reporting Council. Mr. Flynn graduated from the University of St. Thomas, St. Paul, Minnesota and is a member of the school’s board of trustees.

Skills and Qualifications

Mr. Flynn has more than 30 years of experience in risk management, financial services, financial reporting, and accounting.

Mr. Flynn also brings extensive experience with issues facing complex, global companies, and expertise in accounting, auditing, risk management, and regulatory affairs for such companies.

In addition, Mr. Flynn brings his experiences in executive leadership positions at KPMG and his service on the boards of directors of other large public companies.

14	www.walmart.com

Proposal No. 1 Election of Directors

Sarah J. Friar INDEPENDENT DIRECTOR

Age: 51 Joined the Board: 2018 Board Committees: Audit SPFC (Chair)	Other Current Public Company Directorships: None

Career Highlights

December 2018 to present CEO and President of Nextdoor Holdings, Inc. (previously Nextdoor, Inc.),* the neighborhood network that connects neighborhood stakeholders, including neighbors, businesses, and public services, online and in real life to build stronger, more vibrant, and resilient neighborhoods. She served as Chairperson of the Board of Directors of Nextdoor Holdings, Inc. from November 2021 until March 2024.

July 2012 to November 2018 CFO of Block, Inc. (previously Square, Inc.)

2011 to 2012 Senior Vice President of Finance & Strategy at Salesforce, Inc.

2000 to 2011 Various positions at The Goldman Sachs Group, Inc. including as a Managing Director in the Equity Research Division and other various positions where she focused on corporate finance, and mergers and acquisitions

Prior to 2000 McKinsey & Company

* Ms. Friar will resign from her positions as CEO and President of Nextdoor effective May 8, 2024

Further Information
Ms. Friar served as a director of Nextdoor Holdings, Inc. from November 2021 to March 2024 and previously served as a director of Dragoneer Growth Opportunities Corp. III from March 2021 to March 2023. She previously served as a director of Slack Technologies, Inc. from March 2017 until July 2021, Dragoneer Growth Opportunities Corp. from August 2020 until July 2021, Dragoneer Growth Opportunities Corp. II from November 2020 until December 2021, and New Relic, Inc., a software analytics company, from December 2013 until April 2018. Ms. Friar is the co-founder of Ladies Who Launch, a nonprofit organization focused on empowering women and non-binary entrepreneurs. Ms. Friar is a Fellow of the inaugural class of the Finance Leaders Fellowship Program and a member of the Aspen Global Leadership Network. Ms. Friar graduated from the University of Oxford with a Master of Engineering in Metallurgy, Economics, and Management and also from Stanford Graduate School of Business with an M.B.A.

Skills and Qualifications

Ms. Friar brings financial, accounting, and risk management expertise as the former CFO of a multinational publicly-traded company and from her prior experience with a multinational investment banking firm.

The Board benefits from her leadership experience as the CEO of a large platform that connects neighbors and her prior experience as the CFO of a publicly-traded company and other various leadership positions at Square, Salesforce, Inc., and Goldman Sachs.

Ms. Friar brings a global perspective gained from her experience as the CEO of a multinational company that supports customers across a variety of businesses and industries.

The Board also benefits from Ms. Friar’s perspective regarding eCommerce and information technology in light of her leadership positions with digital community-based platforms and a publicly-traded company that provides managed payments and point-of-sale systems for businesses and mobile financial offerings for consumers. The Board benefits from the experience Ms. Friar has regarding information systems, information security, data privacy, and cybersecurity gained through her current and former employment and board positions in the technology industry.

2024 Proxy Statement	15

Proposal No. 1 Election of Directors

Carla A. Harris INDEPENDENT DIRECTOR

Age: 61 Joined the Board: 2017 Board Committees: CMDC (Chair) NGC SPFC	Other Current Public Company Directorships: Cummins Inc. MetLife, Inc.

Career Highlights

December 2021 to present Senior Client Advisor at Morgan Stanley, a multinational investment bank and financial services company

2013 to December 2021 Vice Chair, Wealth Management and Head of Multicultural Client Strategy for Morgan Stanley

1999 to December 2021 Managing Director and Senior Client Advisor for Morgan Stanley

Since 1987 Member and a leader on execution teams across mergers and acquisitions, equity capital markets and asset management, and has held a number of other positions during her tenure with Morgan Stanley

Further Information
Ms. Harris is a senior client advisor at Morgan Stanley. She is responsible for being a co-portfolio manager of the Next Level Fund and advising the Multicultural Innovation Lab. Her prior experience with Morgan Stanley includes investment banking, equity capital markets, equity private placements, and initial public offerings in a number of industries such as technology, media, retail, telecommunications, transportation, healthcare, and biotechnology. In August 2013, President Obama appointed Ms. Harris to serve as Chair of the National Women’s Business Council. She has served on the board of directors of Cummins Inc. since May 2021 and joined the board of MetLife, Inc. in April 2022. She also currently serves on the boards of Landit and several nonprofit organizations including Sesame Workshop, Mother Cabrini Health Foundation, and Sponsors for Educational Opportunity. Ms. Harris holds a A.B., magna cum laude from Harvard University and also holds an M.B.A. from Harvard Business School.

Skills and Qualifications

Ms. Harris brings broad-based and valuable insights in finance and strategy gained from more than 30 years of experience at a prominent global investment banking firm.

The Board benefits from Ms. Harris’s senior leadership experience at Morgan Stanley. The Board values Ms. Harris’ extensive work experience in a regulated industry and advising clients across a broad range of other regulated industries.

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Proposal No. 1 Election of Directors

Thomas W. Horton LEAD INDEPENDENT DIRECTOR

Age: 62 Joined the Board: 2014 Board Committees: Audit Executive Committee NGC (Chair) SPFC	Other Current Public Company Directorships: General Electric Company

Career Highlights

April 2019 to present Partner, Global Infrastructure Partners, a global infrastructure investment firm

October 2015 to April 2019 Senior Advisor at Warburg Pincus LLC, a private equity firm focused on growth investing

2013 to 2014 Chairman of American Airlines Group Inc. (“American”)

2011 to 2013 Chairman and CEO of American

2010 to 2011 President of American

2006 to 2010 Executive Vice President of Finance and Planning at American

2002 to 2005 Served in various roles at AT&T Corporation, including as Vice Chairman and CFO

1985 to 2002 Served in various roles at American, including as Senior Vice President and CFO

Further Information
Mr. Horton has served on the board of directors of General Electric Company since April 2018, where he has served as Lead Director since October 2018. From August 2019 to March 2022, he served on the board of directors of EnLink Midstream, LLC, a portfolio company of Global Infrastructure Partners that provides midstream energy services. From 2008 to March 2019, Mr. Horton served on the board of directors of QUALCOMM Incorporated. Mr. Horton also serves on the executive board of the Cox School of Business at Southern Methodist University.

Skills and Qualifications

Mr. Horton brings unique insights gained from his executive leadership roles at large, global, publicly-traded companies.

Our Board benefits from Mr. Horton’s leadership experience in several complex, international industries.

In addition, Mr. Horton brings valuable perspective developed from more than 30 years of experience in finance, accounting, auditing, and risk management. Mr. Horton also brings financial expertise to the Board, having held a chief financial officer position in several complex international industries.

2024 Proxy Statement	17

Proposal No. 1 Election of Directors

Marissa A. Mayer INDEPENDENT DIRECTOR

Age: 48 Joined the Board: 2012 Board Committees: CMDC TeCC	Other Current Public Company Directorships: AT&T Inc.

Career Highlights

March 2018 to present CEO and Founder of Sunshine (formerly Sunshine Products, Inc.), a technology startup focused on making the everyday tasks of photos, events, groups and contacts magical.

2012 to June 2017 President and CEO and a member of the board of directors of Yahoo! Inc. (“Yahoo”). At Yahoo, she led the internet giant’s push to reinvent itself for the mobile era. With a renewed focus on user experience, Ms. Mayer grew Yahoo to serve over 1 billion people worldwide - with over 600 million mobile users - and transformed its advertising approach.

1999 to 2012 Led Google Search for more than a decade, as well as Google Maps, Gmail, and Google News. She was one of Google’s earliest employees, later moving into leadership roles as a member of their Operating Committee.

Further Information
On March 1, 2024, Mayer was elected to the board of directors of AT&T, Inc. In July 2019, Ms. Mayer joined the board of directors of Go Forward, Inc., a company that combines virtual and in-person primary care practice. Since April 2019, Ms. Mayer has served on the board of directors of Maisonette, LLC, an online company focused on providing customized shopping experiences in children’s luxury brands and boutique clothing, accessory, and home decor items. From March 2013 until October 2016, Ms. Mayer served on the board of directors for AliphCom, which operated as Jawbone. She also serves on the board of the San Francisco Ballet, and she previously served on the foundation board for the Forum of Young Global Leaders at the World Economic Forum from 2013 to 2020. Ms. Mayer holds a bachelor’s degree in symbolic systems and a master’s degree in computer science from Stanford University.

Skills and Qualifications

Ms. Mayer brings extensive expertise in technology and consumer internet industries, through which she gained cybersecurity experience. Her senior leadership experience is demonstrated by her executive role at a prominent consumer internet company and her positions on the boards of several nonprofit organizations.

Ms. Mayer brings distinguished experience in internet product development, engineering, and brand management.

The Board values Ms. Mayer’s insights into global business and strategy gained from her experience as the CEO of a global company.

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Proposal No. 1 Election of Directors

C. Douglas McMillon PRESIDENT AND CEO AND DIRECTOR

Age: 57 Joined the Board: 2013 Board Committees: Executive Committee (Chair)	Other Current Public Company Directorships: None

Career Highlights

2014 to present President and CEO of Walmart

2009 to 2014 Executive Vice President, President and CEO, Walmart International

2005 to 2009 Executive Vice President, President and CEO, Sam’s Club

Prior to 2005 Mr. McMillon has held a variety of other leadership positions since joining our company 33 years ago

Further Information
Mr. McMillon has served as a member of the board of the Business Roundtable since 2014, where he also served as chairman from January 2020 through December 2021. He also serves as a member of the boards of directors of a number of organizations, including the Consumer Goods Forum, and the U.S.-China Business Council, and sits on the advisory board of the Tsinghua University School of Economics and Management.

Skills and Qualifications

Mr. McMillon brings years of executive leadership experience at our company and extensive expertise in corporate strategy, development, and execution.

In addition, Mr. McMillon brings extensive knowledge and unique experience leading Walmart’s International segment.

The Board benefits from Mr. McMillon’s 30+ years of retail experience and his leadership role developing and executing our omni-channel strategy.

2024 Proxy Statement	19

Proposal No. 1 Election of Directors

Brian Niccol INDEPENDENT NOMINEE

Age: 50 Director Nominee Board Committees: CMDC* TeCC*	Other Current Public Company Directorships: Chipotle Mexican Grill, Inc.

* Subject to election at the 2024 Annual Shareholders' Meeting
Career Highlights

March 2018 to present CEO and director of Chipotle Mexican Grill, Inc. ("Chipotle"), a global restaurant chain, and chairman of the Chipotle board since March 2020

January 2015 to February 2018 Chief Executive Officer, Taco Bell

May 2013 to January 2015 President, Taco Bell

October 2011 to May 2013 Chief Marketing and Innovation Officer, Taco Bell

November 2005 to October 2011 Vice President (2005-07); Chief Marketing Officer (2007-11) & General Manager, Pizza Hut, USA (2011)

1996 to 2005 Procter & Gamble - Held various marketing and brand management leadership roles

Further Information
Mr. Niccol served on the KB Home's board of directors from July 2021 to April 18, 2024. He served on the board of directors of Harley-Davidson from 2016 to 2021. Mr. Niccol has also served as a member of the board of directors for the Chipotle Cultivate Foundation (2020 to present), Chair of the Taco Bell Foundation (2013 to 2017) and a member of the California Task Force on Business and Jobs Recovery. Mr. Niccol graduated from Miami University and holds an M.B.A. from the University of Chicago.

Skills and Qualifications

Mr. Niccol brings his experiences in executive leadership and digital strategy through his positions at Chipotle Mexican Grill and Yum! Brands in addition to his service on boards of directors of other large public companies.

The Board will benefit from Mr. Niccol's 25+ years of unique management experiences for global businesses in retail, marketing and operations in the restaurant and CPG industries.

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Proposal No. 1 Election of Directors

Gregory B. Penner* NON-EXECUTIVE CHAIRMAN

Age: 54 Joined the Board: 2008 Board Committees: Executive Committee	Other Current Public Company Directorships: None
* Greg Penner is the son-in-law of Rob Walton and the cousin of Steuart Walton.

Career Highlights

2022 to present Owner and CEO, Denver Broncos

2015 to present Chairman of the Board of Walmart

2014 to 2015 Vice Chairman of the Board of Walmart

2005 to present General Partner of Madrone Capital Partners, LLC, an investment management firm

2002 to 2005 Walmart’s Senior Vice President and CFO – Japan

2001 to 2002 Senior Vice President of Finance and Strategy for Walmart.com

Prior to 2001 General Partner at Peninsula Capital, an early stage venture capital fund, and a financial analyst for Goldman, Sachs & Co.

Further Information
In May 2020, Mr. Penner joined the board of trustees of the Corporation of Brown University. He previously served on the board of directors of Baidu, Inc. from May 2004 to December 2017 and Hyatt Hotels Corporation from August 2007 to September 2014.

Skills and Qualifications

Mr. Penner brings expertise in strategic planning, finance, and investment matters, including prior experience as a CFO for our company’s operations in Japan, and his service on the boards of directors of public and private companies in a variety of industries.

The Board benefits from Mr. Penner’s retail experiences with our company’s operations internationally and at Walmart.com, as well as his leadership service as our non-executive Chairman.

In addition, Mr. Penner has broad knowledge of international business, particularly in Japan and China.

Mr. Penner brings unique expertise gained through both his service with the company and as a director of various technology companies.

2024 Proxy Statement	21

Proposal No. 1 Election of Directors

Randall L. Stephenson INDEPENDENT DIRECTOR

Age: 64 Joined the Board: 2021 Board Committees: CMDC SPFC NGC	Other Current Public Company Directorships: None

Career Highlights

July 2020 to January 2021 Executive Chairman of the Board, AT&T Inc. (“AT&T”), a leading provider of telecommunications, media, and technology services globally

2007 to July 2020 Chairman of the Board and Chief Executive Officer, AT&T, also served as President from 2007 until September 2019

2004 to 2007 Chief Operating Officer, AT&T

2001 to 2004 Chief Financial Officer, AT&T

Prior to 2002 Various positions at AT&T, including as Corporate Controller

Further Information
In addition to his service on the board of directors of AT&T from 2005 until his retirement in January 2021, Mr. Stephenson also had previously served on the boards of directors of The Boeing Company from February 2016 to December 2017 and Emerson Electric Co. from June 2006 to December 2017. Mr. Stephenson previously served as the chairman of the Business Roundtable from 2014 to 2016, and he currently serves on the boards of Boy Scouts of America and the PGA Tour. He has a B.S. in accounting from Central State University (now known as the University of Central Oklahoma) and earned his Master of Accountancy degree from the University of Oklahoma.

Skills and Qualifications

Mr. Stephenson brings valuable experience gained from his nearly 40 years of service at AT&T, where at different times during his career he served in various high-level financial and operational positions at a company in a regulated industry.

In addition, Mr. Stephenson brings unique operations, marketing and retail experience at a large international telecommunications, media, and technology company, where he was responsible for leading the development, evolution, and execution of AT&T’s strategy during a period of change in the industry.

Mr. Stephenson brings valuable executive leadership experience gained from a large international telecommunications, media, and technology company.

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Proposal No. 1 Election of Directors

Steuart L. Walton* DIRECTOR

Age: 42 Joined the Board: 2016 Board Committee: TeCC (Chair)	Other Current Public Company Directorships: None
* Steuart Walton is the nephew of Rob Walton and the cousin of Greg Penner.

Career Highlights

May 2016 to present Founder and Chairman of RZC Investments, LLC, an investment business

2015 to present Co-Founder of Runway Group, LLC, a holding company that makes investments in real estate, outdoor initiatives, and hospitality

2013 to November 2017 Founder of Game Composites, Ltd., a company that manufactures carbon fiber aircraft and aircraft parts. He served as the CEO of Game Composites from its founding until November 2017

2011 to 2013 Senior Director, International Mergers and Acquisitions, Walmart International division

2007 to 2010 Associate at Allen & Overy, LLP in London, where he advised companies on securities offerings

Further Information
Mr. Walton serves on the boards of directors of Carpegna Limited, Rapha Racing Limited, Crystal Bridges Museum of American Art, Smithsonian National Air and Space Museum (emeritus) and Wartime History Museum, Inc. From August 2018 to January 2021, he served as a member of the board of directors of Flipkart Private Limited. He is a graduate of Georgetown University Law Center, and he holds a bachelor’s degree in business administration from the University of Colorado, Boulder.

Skills and Qualifications

Mr. Walton brings broad-based and valuable international legal and regulatory experience gained from his work on complex, international financial transactions.

Mr. Walton has a strong history and familiarity with our company and its global retail and eCommerce operations. He also brings valuable leadership, financial, and omni-channel insights gained from his entrepreneurial experiences and investments, as well as his experience gained as chair of the TeCC and prior service on the board of Flipkart.

2024 Proxy Statement	23

Proposal No. 1 Election of Directors
Board Refreshment and Succession Planning
The NGC is responsible for identifying and evaluating potential director candidates, for reviewing the composition of the Board and Board committees, and for making recommendations to the full Board on these matters. The NGC actively manages the Board succession planning process throughout the year, informed by the following considerations:

1	Director Tenure Policies Allows Board to anticipate future Board and committee turnover
The Board believes that a mix of longer-tenured directors and newer directors with fresh perspectives contributes to an effective Board. In order to promote thoughtful Board refreshment, the Board has adopted the following tenure policies for Independent Directors, as set forth in Walmart’s Corporate Governance Guidelines:
Term Limit: Independent Directors are expected to commit to at least six years of service and may not serve for more than 12 years, subject to exceptions.
Retirement Age: Unless they have not yet completed their initial six-year commitment, Independent Directors may not stand for re-election after age 75.

2	Board/Committee Evaluations Identify skill sets that would enhance Board effectiveness

3	Director Recruitment Identify a diverse pool of director talent with desired background and skill sets

4	Director Onboarding Tailored onboarding enables new directors to learn our business and contribute quickly
The Board may make exceptions to the term limit and retirement age if circumstances warrant. For example, the Board has on occasion extended the term limit or retirement age for an individual director with particular skills or qualifications that are valuable to the Board’s effectiveness until a suitable replacement is found. Similarly, an Independent Director may retire before serving 12 years in order to stagger turnover on the Board or a Board committee. In 2024, the Board determined to extend the term limit of Mr. Flynn and Ms. Mayer due to their strategic insight and key skill sets. Mr. Flynn, who chairs our Audit Committee, has extensive experience in risk management and financial reporting oversight, will continue to serve, subject to election, until 2026. Ms. Mayer, who brings key technology and cybersecurity experience to the Board, will continue to serve, subject to election, until 2025.
From time to time, the NGC engages third-party consultants to assist it with the Board refreshment process and to help cultivate a pipeline of potential future director candidates. The Board has adopted a policy reflected in our Corporate Governance Guidelines that all director candidate pools will include women and racially/ethnically diverse candidates. As a part of the process of identifying potential director candidates, the NGC may also consult with other directors and senior officers. If the NGC decides to proceed with further consideration of a potential candidate, the Chair of the NGC and other members of the NGC, as well as other members of the Board, may interview the candidate. The NGC then may recommend that the full Board appoint or nominate the candidate for election to the Board. Mr. Niccol was initially identified as a potential director candidate by a third-party search firm, and his nomination was the result of the process described above.

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CORPORATE GOVERNANCE
Effective corporate governance is essential for maximizing long-term value for our shareholders. Our beliefs have been grounded in being a values-based ethically led organization, and it’s this foundation that continues to influence our decisions and leadership.
Our governance structure is set forth in our Corporate Governance Guidelines and other key governance documents. These guidelines are reviewed at least annually and updated as appropriate in response to evolving best practices, regulatory requirements, feedback from our annual Board evaluations, and recommendations made by our shareholders, all with the goal of supporting and effectively overseeing our ongoing strategic transformation.
Corporate Governance Highlights
Our strong corporate governance practices demonstrate our Board’s commitment to enabling an effective structure to support the successful oversight of our strategy.

Board Independence
 Majority Independent Board
 Lead Independent Director
 Governance Committees are Fully Independent
Other Board and Board Committee Practices
 Separate Chair and CEO
 Oversight of Risk and Enterprise Strategy
 Oversight of Human Capital Management
 Oversight of Political and Social Engagement and ESG Strategy
 Robust Stock Ownership Guidelines
 No Hedging and Restrictions on Pledging
 No Employment Agreements with NEOs
 No Change-in-Control Provisions
 Policy to include women and ethnically/racially diverse candidates in all new director candidate pools
Board Performance

The Board’s Year in Strategy
The Board’s activities are structured to oversee Walmart’s strategy and to provide advice and counsel to management. The Board, working closely with the executive management team, has committed to important initiatives to better serve our customers and pursue our key objectives of making every day easier for busy families, sharpening our culture and becoming more digital, operating with discipline and making trust a competitive advantage.
Since last year’s meeting, and among other matters, the Board was involved in these governance and strategy discussions and actions:
  Approving a 3-for-1 forward stock split, Walmart’s first stock split since 1999, and increasing the annual dividend payment by 9%
  Walmart's continued investments in technology and supply chain optimization, including new fulfillment and distribution centers
  Walmart’s ongoing investments in associate compensation, training and education to support our omni-channel strategy
  Ongoing review of our international portfolio of operations
  Oversight of our enterprise strategy, including emerging new businesses and the development of our marketplace platform where sellers can market their products and reach more buyers through Walmart’s eCommerce websites

Board Oversight of Company Strategy

  Annual Board Evaluations
  Robust Shareholder Engagement
  Commitment to Board Refreshment and Succession Planning
  Focus on Management Development and Succession Planning
Shareholder Rights
  Market Standard Proxy Access Right
  Shareholder Right to Call Special Meetings
  No Poison Pill
  No Supermajority Voting Requirements
  Annual Election of All Directors
  Majority Voting for Director Elections

2024 Proxy Statement	25

Corporate Governance
Board Structure and Effectiveness
Board Leadership Structure
The leadership structure of our Board is designed to promote robust oversight, independent viewpoints, and the promotion of the overall effectiveness of the Board. The Board annually reviews its leadership structure as part of the process described on page 24. As disclosed on page 119, approximately 46% of our company’s Shares are held by members of the family of Sam Walton, our company’s founder. Three generations of Walton family members have served on our Board, which demonstrates the Walton family’s interest in and commitment to the long-term success of our company. Despite their substantial ownership in the company, the members of the Walton family traditionally have held only three seats on our Board, including the Non-Executive Chairman.

Our current Board leadership structure consists of:

NON-EXECUTIVE CHAIRMAN	LEAD INDEPENDENT DIRECTOR	PRESIDENT AND CEO
Greg Penner	Tom Horton	Doug McMillon
Primary Responsibilities •Presides over meetings of the Board and shareholders •Focuses on Board oversight and governance matters •Provides advice and counsel to the CEO •Agenda review process	Primary Responsibilities •Liaison between Independent Directors and Chairman •Agenda review process •Board and Board committee evaluations •Shareholder engagement	Primary Responsibilities •Leadership of Walmart’s complex global business •Implements strategic initiatives •Development of robust management team

We have separated the Chairman and CEO roles since 1988. By separating these roles, our CEO is able to focus on executing our strategy and managing Walmart’s complex daily operations, and our Chairman, who is an Outside Director, can devote his time and attention to matters of Board oversight and governance.
We have had a Lead Independent Director since 2004. The role of the Lead Independent Director is designed to enhance the candor and communication between the independent members of the Board, the Chairman, and the CEO. Our Lead Independent Director is appointed annually by the independent members of the Board and has a robust set of responsibilities, including:
•presiding over executive private sessions of the Outside Directors and the Independent Directors;
•authority to call meetings of the directors, including separate meetings of the Outside Directors and the Independent Directors; and
•is available, when appropriate, for consultation with major shareholders.
Mr. Horton became our Lead Independent Director immediately following our 2018 Annual Shareholders’ Meeting. In addition to his role as Lead Independent Director, Mr. Horton also serves as the Chair of the NGC, which means he also oversees the annual Board evaluation process and actively participates in the work related to overall Board effectiveness, including Board development, succession planning, and refreshment.
The Board believes that Mr. Horton effectively leverages his more than 30 years of experience in finance, accounting, auditing, and risk management to provide leadership and help guide the Board's independent oversight of the company's risk exposures through the Lead Independent Director role in reviewing Board meeting agendas, chairing executive sessions of Independent Directors, and providing input on the design and composition of the Board, including committee oversight responsibilities.

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Corporate Governance
Board Committee Chairs: Our Board committees play a critical role in the oversight of our governance and strategy, and each Board committee has access to management and the authority to retain independent advisors as it deems appropriate. Each of the governance-related Board committees, as well as our Strategic Planning and Finance Committee, is led by an independent chair.

Governance Committees			Strategy Committees

INDEPENDENT CHAIR	INDEPENDENT CHAIR	INDEPENDENT CHAIR	INDEPENDENT CHAIR	CHAIR
Tim Flynn	Carla Harris	Tom Horton	Sarah Friar	Steuart Walton

Audit	Compensation and Management Development	Nominating and Governance	Strategic Planning and Finance	Technology and eCommerce

Board Committees
To enhance the effectiveness of the Board’s risk oversight function, the Board regularly reviews its committee structure and committee responsibilities to ensure that the Board has an appropriate committee structure focused on matters of strategic and governance importance to Walmart. When possible, Independent Directors are appointed to serve on at least one strategy committee and one governance committee. Currently, the Board has six standing committees, which are described below. In addition to the duties described below, our Board committees perform the risk oversight functions described on page 33.

Strategic Planning and Finance Committee

DURING FISCAL 2024 2 MEETINGS 5 MEMBERS Sarah Friar, Chair Carla Harris Tom Horton Randall Stephenson Rob Walton*	All five members have global or international business experience	Four members have finance, accounting, or financial reporting experience

	All five members have senior leadership experience	Two members have retail experience

	Four members have regulatory, legal, or risk management experience	Two members have technology or eCommerce experience

*    Retiring from the Board as of the 2024 Annual Shareholders' Meeting and will not stand for re-election.
Primary Responsibilities
•Reviews global financial policies and practices and reviews and analyzes financial matters, acquisition and divestiture transactions
•Oversees long-range strategic planning
•Reviews and recommends a dividend policy to the Board
•Reviews the preliminary annual operating plan, annual financial plan and annual capital plan to be approved by the Board, as well as the company’s capital structure and capital expenditures

2024 Proxy Statement	27

Corporate Governance

Technology and eCommerce Committee

DURING FISCAL 2024 2 MEETINGS 4 MEMBERS Steuart Walton, Chair Cesar Conde Tim Flynn Marissa Mayer	All four members have global or international business experience	Three members have technology or eCommerce experience

	All four members have senior leadership experience	Two members have marketing or brand management experience

	One member has finance, accounting, or financial reporting experience	Two members have regulatory, legal, or risk management experience

Primary Responsibilities
•Reviews and provides guidance on the company’s eCommerce, omni-channel, and digital businesses in key markets and in ways that weave together the company’s unique physical and digital assets and capabilities; development and uses of technology; modernization and ongoing evolution of the company’s technology infrastructure; adoption of effective ways of working; data assets, capabilities, and data use cases for commercial purposes; and measurement and tracking of key metrics related to the company’s omni-channel digital enterprise
•Reviews and provides guidance regarding trends relevant to an omni-channel digital enterprise

Audit Committee*

DURING FISCAL 2024 6 MEETINGS 4 MEMBERS Tim Flynn, Chair Cesar Conde Sarah Friar Tom Horton	All four members have global or international business experience	All four members have senior leadership experience

	Three members have finance, accounting, or financial reporting experience	Two members have regulatory, legal, or risk management experience

Two members have technology or eCommerce experience

Primary Responsibilities
•Reviews the financial statements and oversees the financial reporting policies, procedures, and internal controls
•Responsible for the appointment, compensation, retention, and oversight of the independent accountants
•Pre-approves audit, audit-related, and non-audit services to be performed by Walmart’s independent accountants
•Reviews and approves any related person transactions and other transactions subject to our Transaction Review Policy
•Reviews risk assessment and risk management process and policies, processes and procedures regarding compliance with applicable laws and regulations, as well as Code of Conduct and Reporting Protocols for Senior Financial Officers
•Reviews risks related to information systems, information security, data privacy, and cybersecurity
•Oversees internal investigatory matters
•Oversees Walmart’s global ethics and compliance program
•Oversees the company’s internal audit function
*    Independence and financial literacy: The Board has determined that each member of the Audit Committee is independent as defined by the Exchange Act, the SEC’s rules, and the NYSE Listed Company Rules. Each Audit Committee member named above is financially literate as required by NYSE Listed Company Rules. The Board has determined that Tim Flynn, Sarah Friar, and Tom Horton are “audit committee financial experts” as defined in the SEC’s rules.

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Corporate Governance

Compensation and Management Development Committee*

DURING FISCAL 2024 5 MEETINGS 3 MEMBERS Carla Harris, Chair Marissa Mayer Randall Stephenson	All three members have global or international business experience	Two members have technology or eCommerce experience

	All three members have senior leadership experience	Two members have finance, accounting, or financial reporting experience

	Two members have marketing or brand management experience	Two members have regulatory, legal, or risk management experience

Primary Responsibilities
•In consultation with the CEO, approves compensation of Executive Officers other than the CEO, and reviews compensation of other senior officers
•Reviews and approves the compensation of the CEO and recommends to the Board the compensation of the Outside Directors
•Sets performance measures and goals and verifies the attainment of performance goals under our incentive compensation plans
•Reviews and advises on workforce development, education, training, compensation, and benefits matters
•Oversees the management development, succession planning, and retention practices for Executive Officers and senior leaders
•Oversees belonging, culture, diversity, equity and inclusion initiatives
*    Independence: The Board has determined that each member of the CMDC is independent as defined by the Exchange Act, the SEC’s rules, and the NYSE Listed Company Rules; and is a “non-employee director” as defined in the SEC’s rules.

Nominating and Governance Committee*

DURING FISCAL 2024 3 MEETINGS 3 MEMBERS Tom Horton, Chair Carla Harris Randall Stephenson	All three members have global or international business experience	All three members have finance, accounting, or financial reporting experience

	All three members have senior leadership experience	All three members have regulatory, legal, or risk management experience

	Two members have marketing or brand management experience	One member has retail experience

Primary Responsibilities
•Oversees corporate governance issues and makes recommendations to the Board
•Identifies, evaluates, and recommends candidates for nomination to the Board
•Reviews and makes recommendations to the Board regarding director independence
•Reviews and advises management on legislative affairs and public policy engagement, as well as on social, community, and sustainability initiatives, including those related to climate change
*    Independence: The Board has determined that each member of the NGC is independent as defined by the NYSE Listed Company Rules.

2024 Proxy Statement	29

Corporate Governance

Executive Committee

DURING FISCAL 2024 1 MEETING* 4 MEMBERS Doug McMillon, Chair Tom Horton Greg Penner Rob Walton**

Primary Responsibilities
•Implements policy decisions of the Board
•Acts on the Board’s behalf between Board meetings
*    The Executive Committee acted by unanimous written consent 9 times during fiscal 2024, primarily for routine actions such as the annual review of the charter of the committee and the appointment and removal of officers pursuant to our Bylaws. Each unanimous written consent was reviewed and ratified by the Board.
**    Retiring from the Board as of the 2024 Annual Shareholders' Meeting and will not stand for re-election.
Governing Documents
In addition to our Corporate Governance Guidelines, each standing committee of the Board has a written charter, which defines the roles and responsibilities of the Board committee. The Board committee charters and the Corporate Governance Guidelines, all of which are available on our corporate website, provide the overall framework for our corporate governance practices. The NGC and the Board review the Corporate Governance Guidelines, and the NGC, the Board, and each Board committee review the Board committee charters at least annually to determine whether any updates or revisions to these documents may be necessary or appropriate.

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Board Evaluations
The Board is committed to using its annual Board evaluation process as an important tool for promoting effectiveness and continued improvement. In fiscal 2024, the process was conducted under the leadership of the Lead Independent Director. From time to time, the Board has engaged a third-party consulting firm to lead the evaluation process in order to bring an outside perspective.

Our board evaluation process

1	Questionnaires Each director completes a detailed questionnaire.
Topics covered include, among others:
•The effectiveness of the Board’s leadership structure and the Board committee structure;
•Board and committee skills, composition, diversity, and succession planning;
•Board culture and dynamics, including the effectiveness of discussion and debate at Board and committee meetings;
•The quality of Board and committee agendas and the appropriateness of Board and committee priorities; and
•Board/management dynamics, including management development and succession planning and the quality of management presentations and information provided to the Board and committees.

2	Action Items These evaluations have consistently found that the Board and Board committees are operating effectively.
Over the years, this evaluation process has contributed to various refinements in the way the Board and Board committees operate, including:
•Reducing the size of the Board to promote engagement and input in our strategic decision-making;
•Changing the Board committee structure to create a separate Compensation and Management Development Committee and a Nominating and Governance Committee;
•Changing committee assignments so that Independent Directors generally sit on one “strategy” committee and one “governance” committee;
•Ensuring that Board and committee agendas are appropriately focused on strategic priorities and provide adequate time for director input;
•Assigning additional responsibilities for our Lead Independent Director, including active participation in the agenda-setting process for the Board and Board committees; and
•Increasing focus on continued Board succession planning and refreshment, including developing and maintaining a long-term director candidate pipeline.

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Director Onboarding and Engagement
All directors are expected to invest the time and energy required to quickly gain an in-depth understanding of our business and operations in order to enhance their strategic value to our Board. We develop tailored onboarding plans for each new director. Shortly after joining our Board, each new director has “learn the business” meetings with the leaders of key operational and corporate support functions. Occasionally, a Board meeting is held at a location away from our home office, usually in a market in which we operate. In connection with these Board meetings, our directors learn more about the local business market through meetings with our business leaders in these markets, visits to our stores and other facilities in the local market, and visits to the stores of our competitors. We also sometimes hold a Board meeting near one of our other facilities, where our Board members participate in intensive sessions focused on our strategies and operations.
Our Board members are also expected to participate in other company activities and engage directly with our associates at a variety of events throughout the year. Examples of activities and events that members of our Board have participated in during the past year include:
•attending Walmart leadership meetings and accompanying senior business leaders on trips to domestic and international markets;
•touring facilities with associates;
•speaking at various Walmart belonging, diversity, equity and inclusion events; and
•attending and speaking at meetings of Walmart business segments, divisions, and corporate support departments.
Board Meetings and Director Attendance
The Board held a total of five meetings during fiscal 2024. The Outside Directors and Independent Directors met regularly during these meetings in separate executive sessions, with the Lead Independent Director presiding over those sessions. As a whole, during fiscal 2024, our directors attended approximately 98% of the aggregate number of Board meetings and meetings of Board committees on which they served. Each director attended at least 75% of all Board meetings and meetings of Board committees on which he or she served.
All directors are expected to attend the company’s annual shareholders’ meetings. While the Board understands that there may be situations that prevent a director from attending an annual shareholders’ meeting, the Board encourages all directors to make attendance at all annual shareholders’ meetings a priority.
All current members of the Board attended the 2023 Annual Shareholders’ Meeting.
Key Board Responsibilities
The Board’s Strategic Oversight Role
The Board has oversight responsibility for our company’s business strategy and strategic planning. Walmart operates in a rapidly changing environment that requires significant Board engagement with our strategy. As Walmart continues to transform its business, the Board works with management to respond to a dynamically changing environment. Given the iterative nature of this transformation, the Board’s oversight over strategy is a continuous process. Throughout the year, the Board and its committees oversee and guide management with respect to a variety of strategic matters, and strategic discussions are embedded in Board and Board committee meetings. Walmart’s Independent Directors also regularly hold executive sessions without management present, at which sessions strategy is discussed. See "The Board's Year in Strategy" on page 25 for more information about the Board's key strategic initiatives since last year's meeting.
While the Board and its committees oversee our strategic planning process, management is responsible for executing our strategy. The Board receives regular updates and engages actively with our senior management team regarding key strategic initiatives, technology updates, competitive and economic trends, and other developments. The Board’s oversight and our management’s execution of our business strategy are intended to help promote the creation of long-term shareholder and stakeholder value in a sustainable manner, with a focus on assessing both potential opportunities available to us and risks that we might encounter.

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The Board’s Role in Risk Oversight
Taking reasonable and responsible risks is an inherent part of Walmart’s business and is critical to our continued innovation, growth, and achievement of our strategic objectives. The Board and the Board committees actively oversee and monitor the management of the most significant risks that could impact our company. The Board does not view risk in isolation, but instead considers risk in conjunction with its oversight of Walmart’s strategy and operations.
Walmart identifies, assesses, and assigns responsibility for managing risks through its annual enterprise risk management process, other internal processes, and internal control environment. Generally, the Board, Board committees, and management manage the risks for our company with a long-term perspective, but evaluate risks over a shorter or intermediate term to the extent these risks could impact our company over the long term. From time to time, third-party experts are also consulted as part of this risk assessment process.
The Board, Board committees, and management coordinate risk oversight and management responsibilities in a manner that we believe serves the long-term interests of our company and our shareholders through established periodic reporting and open lines of communication.

Board Oversight

•Has primary responsibility for overseeing risk management
•Evaluates and approves strategic objectives and considers related risks
•Delegates certain risk management oversight responsibilities to Board committees. The Board receives regular reports from Board committee chairs regarding risk-related matters as deemed necessary
•Engages with and receives regular reports from management (whether at the Board or Board committee level), including the CFO, the Chief Legal Officer, the Global Chief Ethics and Compliance Officer (who reports to the Chief Legal Officer), the Chief People Officer, the Chief Technology Officer, the Chief Information Security Officer (who reports to the Chief Technology Officer), and the Chief Audit Executive (who reports to the CFO), regarding risk-related matters

Technology and eCommerce Committee	Strategic Planning and Finance Committee	Audit Committee
Oversees risks associated with: •Integration of information technology, eCommerce, and innovation efforts with overall strategy •Emerging trends in technology and eCommerce
Oversees risks associated with:
•Financial status and financial matters, including capital expenditures, annual financial plans, and dividend policies
•Long-range strategic plans
•Potential acquisitions and divestitures

•Responsible for oversight of overall risk identification, monitoring, and mitigation processes and policies, including the enterprise risk management process
•Reviews and assesses the company's risk disclosures included in the company's quarterly and annual reports filed with the SEC
Oversees risks associated with:
•Financial statements, systems, and reporting
•Legal, ethics, and compliance
•Information systems, information security, data privacy, and cybersecurity
•Related person transactions
•Internal investigatory matters

Compensation and Management Development Committee	Nominating and Governance Committee

Oversees risks associated with:
•Senior executive compensation
•Senior executive development, succession planning, and retention
•Human capital management, including pay; benefits; belonging, diversity, equity, and inclusion; recruiting and retention; and culture

Oversees risks associated with:
•Corporate governance
•Director succession planning
•Social, community, and sustainability initiatives, including those related to climate change
•Charitable giving strategy
•Legislative affairs and public policy engagement strategy

Strategic and Operational Management Committees	Legal, Regulatory and Compliance Risk Management Committees	Financial Risk Management Committees	Global Audit Services

Management Oversight
Management is responsible for the enterprise risk assessment process and the day-to-day management of risks. Management considers risks in categories which include, but are not limited to, the following:

•Strategic risks •Reputational risks •Financial risks •Legal, regulatory, and compliance risks
•Operational risks, including information systems, information security, data privacy, cybersecurity, physical security, geopolitical, supply chain, and the long-term impacts of climate change, whether involving physical or transition risks

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Additional information regarding risks considered by management can be found in Item 1A Risk Factors in the company’s Annual Report on Form 10-K for fiscal 2024. Additional information regarding the roles and responsibilities of our Board committees can be found under “Board Committees” beginning on page 27.
Management Development and Succession Planning
Our Board places a high value in developing a talented and diverse pipeline of leaders. The CMDC has primary responsibility for executive succession planning, and senior management development is a regular topic on the agendas for meetings of the CMDC.
At these meetings, the members of our CMDC, in consultation with our CEO, our Chief People Officer, and others as the CMDC may deem appropriate, review development plans for current senior leaders, the pipeline of potential future leaders, and executive succession plans, including succession plans for our CEO position. This process has contributed to two successful CEO transitions since 2009. The Board has also adopted a process to address unanticipated events and emergency situations regarding our CEO.
Board’s Oversight of Belonging, Culture and Human Capital Management
Under its charter, the CMDC has responsibility for reviewing and advising management regarding Walmart’s human capital management strategies, and the CMDC and the Board oversee Walmart’s workforce strategy, which includes the strategic priorities of inclusion, well-being, growth, and digital transformation. Management regularly presents to the CMDC and to the Board regarding workforce development; compensation; benefits; recruiting and retention; training and education; culture; and belonging, diversity, equity, and inclusion at all levels of the company.
An inclusive culture and a diverse associate base are important for serving our customers now and in the future, and we are focused on creating an environment where all associates believe they belong and are empowered to be themselves. We publish our diversity representation twice yearly, and hold ourselves accountable for providing recurring belonging, diversity, equity, and inclusion updates to senior leadership, including our President and CEO, and members of the Board of Directors.
We believe the strength of our workforce is a significant contributor to our success, and have implemented a workforce strategy designed to promote upward mobility. Walmart is a place of opportunity, not only as a foundational entry point to develop critical skills that are relevant for a variety of careers, but also as a place where people can grow in their careers across our global omni-channel business. To help us attract, develop and retain associates to thrive in an ever-changing omni-channel environment, we have invested in associate development—including new roles and career paths, cross-training, on-the-job learning and coaching, and formal, classroom-style training such as Walmart Academy in the U.S. We also provide access to educational opportunities for our eligible associates through our Live Better U program, which provides a pathway to earn a high school diploma or a college degree at no cost, as well as multiple digital learning opportunities. Approximately 75% of our U.S. salaried store, club, and supply chain management associates started their careers in hourly positions.

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Board Oversight of Legislative Affairs, Public Policy Engagement, and Charitable Giving
Under its charter, the NGC reviews and advises management regarding the company’s legislative affairs and public policy engagement strategy, as well as the company’s charitable giving strategy. Consistent with Walmart’s Government Relations Policy, management provides regular updates at least annually to the NGC concerning the company’s public policy strategy. In fiscal 2024, management discussed and provided updates to the NGC about a number of topics, including:
•Walmart’s planned U.S. federal government affairs and policy priorities;
•A review of 2022-2023 activities;
•WALPAC contribution strategy and plans for 2022-2023; and
•International government affairs strategies.
Highlights from these discussions were shared with the full Board.
Walmart engages in public policy discussions to promote the interests of our stakeholders by focusing on issues that align with our shared value approach. In service of our commitment to transparency, we submit quarterly reports to Congress that outline our federal lobbying activities, including lobbying expenditures for each quarter and the specific legislative items and public policy issues that were the topics of communication. In each quarterly report, we identify the specific registered lobbyist who acted on behalf of the company.
Beyond these legally mandated reports, Walmart’s Government Relations Policy commits the company to reporting at least annually on our public policy priorities, strategies and activities, as well as transparency in its trade association memberships and lobbying activities. To that end, Walmart has:
1.Since 2013, included a discussion regarding our public policy priorities, advocacy strategy, and engagements in our ESG reporting;
2.Since 2015, provided state and federal lobbying information on our Investor Relations website;
3.Disclosed our philosophy on trade association memberships and our approach to dealing with trade association policy misalignments (see below); and
4.Published a list of trade associations to which Walmart contributes funds of $25,000 or more and committed to updating it at least annually.
Charitable giving by Walmart is overseen by a committee of Walmart executives, consisting of our president and CEO and a group of executives selected for their experience and expertise, and by the NGC which reviews and advises management regarding our charitable giving strategy. Walmart’s charitable giving includes the company’s donations to the Walmart Foundation—a separately incorporated 501(c)(3) private foundation, entirely funded by the company—and other cash and   in-kind donations. In support of our commitment to transparency, Walmart discloses recipients of individual grants $25,000 and above that were applied for and administered by the Walmart.org team for fiscal 2021 and fiscal 2022 on https://walmart.org. The Walmart.org team is responsible for administering the combined philanthropic efforts of Walmart Inc. and the Walmart Foundation.
Board Oversight of Environmental, Social, and Governance Strategy
Board committees have oversight responsibility for matters relevant to environmental, social, and governance (ESG) issues, including the following committees comprised entirely of independent directors:
•Audit Committee: oversight of our Ethics and Compliance program, information systems, information security, data privacy, and cybersecurity;
•CMDC: oversight of our human capital management strategies, including workforce development, education, training, compensation and benefits matters and belonging, culture, diversity, and inclusion strategies, programs and initiatives; and
•NGC: oversight of our social, community, and sustainability initiatives—including climate change—charitable giving, and legislative affairs and public policy engagement strategy.
Walmart’s Executive Vice President and Chief Sustainability Officer (CSO) helps define our ESG priorities and oversees Walmart’s global ESG initiatives. The CSO reports to our Executive Vice President, Corporate Affairs and provides updates on our ESG strategy and progress to the NGC and to our executive leadership team. The Chair of the NGC provides a report of its discussions to the full Board.

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In fiscal 2024, management discussed and provided updates to the NGC about a number of topics, including:
•Walmart's shared value approach to regeneration/ESG and its integration into our business strategies;
•Walmart's ESG priority issues;
•Walmart's ESG goals and strategies and progress toward them;
•External trends and increasing regulatory activity on ESG matters; and
•Walmart's ESG governance, including enhancement of ESG disclosure controls and procedures.
Our ESG strategy is based on a shared value approach—creating long-term value for our shareholders by serving our stakeholders, including our customers, associates, suppliers, business partners, and communities. We set our ESG priorities based on relevance to our business, importance to our stakeholders, as well as Walmart’s ability to effect change with respect to those issues.
Walmart's ESG Disclosure Committee—a subcommittee of the company's Disclosure Committee—reviews, and monitors the preparation of ESG reports and ESG information for public disclosure. The ESG Disclosure Committee is run by management and its members include the Chief Disclosure Officer; Chief Audit Executive; Senior Vice President, Investor Relations; Executive Vice President and Chief Sustainability Officer; and Senior Vice President, Office of the Corporate Secretary, and Chief Counsel for Finance and Corporate Governance. Additional duties of the ESG Disclosure Committee include the oversight of information governance standards related to the preparation of ESG reports and information.
We have reported on our company’s aspirations, strategies, initiatives, and progress regarding sustainability and other ESG matters since 2007. The most recent information regarding Walmart’s ESG initiatives and progress is available on our corporate website at https://corporate.walmart.com/esgreport/.
Board Oversight of Risks Associated with Information Systems, Information Security, Data Privacy, and Cybersecurity
Under its charter, the Audit Committee has responsibility for reviewing and discussing with management risks related to information systems, information security, data privacy, and cybersecurity. Walmart’s Chief Information Security Officer periodically meets in private session with the Audit Committee, and the Chief Information Security Officer, the Chief Technology Officer, and other members of management periodically update the Audit Committee regarding risks related to information systems, information security, data privacy, and cybersecurity and other matters as deemed necessary. The Board's oversight of risks associated with cybersecurity is further discussed in Part I, Item 1C of the company's Annual Report on Form 10-K for fiscal 2024.
Walmart seeks to make trust a competitive advantage with respect to our use of technology and data, in line with our values of service, excellence, integrity, and respect for the individual. More information about our ethical use of data and responsible use of technology can be found on our corporate website at https://corporate.walmart.com/purpose/esgreport/governance/digital-citizenship-ethical-use-of-data-responsible-use-of-technology.

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Shareholder Outreach and Engagement
We value regular engagement with and feedback from a wide variety of stakeholders, including customers, associates, suppliers, and communities. We also recognize the value of listening to the views of our shareholders and other stakeholders, and the relationship with our shareholders is an integral part of our corporate governance practices. We conduct shareholder outreach throughout the year to help management and the Board understand and consider the issues of importance to our shareholders and enable the Board to address them appropriately.

Senior leaders and subject matter experts from the company meet regularly with representatives of many of our top institutional shareholders and periodically with leading proxy advisory firms to discuss Walmart’s strategy, governance practices, executive compensation, compliance programs, and ESG-related matters. Members of our Board, including our Lead Independent Director, participate from time to time in these meetings.
Management reports regularly to the CMDC and NGC about these meetings, including feedback on these diverse topics and perspectives shared by our shareholders.

We continued our shareholder engagement program during fiscal 2024, in addition to our customary participation at industry and investment community conferences, investor road shows, and analyst meetings. Some of those engagement efforts included:

One-on-one discussions with individual shareholders	Engagements with sponsors of shareholder proposals	In-person meetings with institutional investors to discuss ESG shared value priorities	Virtual meetings with institutional investors to discuss Board governance, executive compensation, and other topics
Feedback we receive from shareholders has helped inform the disclosures in this proxy statement. We also respond to individual shareholders who provide feedback about our business.
Active Ongoing Shareholder Engagement
Board members, senior leaders, and/or subject matter experts actively solicit feedback from our large shareholders on strategy, governance, compensation, ESG, and other topics. Since our 2023 Annual Shareholders' Meeting, we have engaged with:

31 institutional shareholders, including many of our largest investors, participated in our outreach program. These shareholders represent approximately:	1.6 billion Shares, or about	37% of our public float.

The CMDC and NGC receive regular reports on this engagement.

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We welcome feedback from all shareholders, who can contact our Global Investor Relations team by:

emailing IR@walmart.com	visiting http://stock.walmart.com

Communicating with the Board
The Board welcomes feedback from shareholders and other interested parties. There are a number of ways that you can contact the Board or individual members of the Board.

Via mail:	Via email:

Name of Director(s) or Board of Directors
c/o Gordon Y. Allison,
Senior Vice President, Office of the
Corporate Secretary, Chief Counsel for
Finance and Corporate Governance,
Walmart Inc.
702 Southwest 8th Street
Bentonville, Arkansas 72716-0215

•the entire Board at directors@wal-mart.com;
•the Independent Directors at
IndependentDirectors@wal-mart.com;
•the Outside Directors at
nonmanagementdirectors@wal-mart.com; or
•any individual director, at the full name of the director as listed in that director’s biography under the heading “Director Nominees for 2024” followed by “@wal-mart.com.” For example, our Chairman, Greg Penner, may be reached at gregorybpenner@wal-mart.com.

We receive a large volume of correspondence regarding a wide range of subjects each day, including correspondence relating to ordinary store operations and merchandise in our stores. As a result, our individual directors are often not able to respond to all communications directly. Therefore, the Board has established a process for managing communications to the Board and individual directors.
Communications directed to the Board or individual directors are reviewed to determine whether, based on the facts and circumstances of the communication, a response on behalf of the Board or an individual director is appropriate. If a response on behalf of the Board or an individual director is appropriate, Walmart management may assist the Board or individual director in gathering all relevant information and preparing a response. Communications related to day-to-day store operations, merchandise, and similar matters are typically directed to an appropriate member of management for a response. Walmart maintains records of communications directed to the Board and individual directors, and these records are available to our directors at any time upon request.
Shareholders wishing to recommend director candidates for consideration should do so in writing to the address above. The recommendation should include the candidate’s name and address, a resume or curriculum vitae that demonstrates the candidate’s experience, skills, and qualifications, and other relevant information for the Board’s consideration. All director candidates recommended by shareholders will be evaluated by the NGC on the same basis as any other director candidates.

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Board Processes and Practices
How We Determine Director Independence
Our Board is committed to ensuring its membership consists of the right mix of skill sets in light of Walmart’s strategy, the Board’s tenure policies, and the Board’s desire to maintain at all times a majority of directors who are independent in accordance with the NYSE Listed Company Rules. Historically, up to three members of the Walton family have served on our Board, and the NGC and the Board believe this is appropriate in light of the Walton family’s significant and long-term Share ownership. As previously indicated, Rob Walton is not standing for re-election at the 2024 Annual Shareholders' Meeting. Our CEO also serves on the Board, and our former CEOs have historically served on the Board for a period of time after they retire. Our incoming CEOs have supported this practice, and we believe this practice has contributed to successful CEO transitions during our company’s history. Consistent with our Board’s commitment to independent Board oversight, the Board generally seeks to fill the remaining Board seats with directors who are independent as defined in the NYSE Listed Company Rules.
In making independence determinations, the Board complies with all NYSE criteria and, with respect to Board committee membership, all applicable SEC criteria, and considers all other relevant facts and circumstances. Under the NYSE Listed Company Rules, to be considered independent:
•the director must not have a disqualifying relationship, as described in the NYSE Listed Company Rules; and
•the Board must affirmatively determine that the director otherwise has no direct or indirect material relationship with our company.
The Board has adopted materiality guidelines that it considers and uses to aid in the director independence determination process. While not determinative of independence, these guidelines identify the following categories of relationships that the Board has determined will generally not affect a director’s independence.

Materiality Guideline Description
Ordinary Retail Transactions
The director, an entity with which a director is affiliated, or one or more members of the director’s immediate family, purchased property or services from Walmart in retail transactions on terms generally available to Walmart associates during Walmart’s last fiscal year.

Immaterial Ownership	The director or one or more members of the director’s immediate family owns or has owned during the entity’s last fiscal year, directly or indirectly, 10% or less of an entity that has a business relationship with Walmart.
Immaterial Transactions
The director or one or more members of the director’s immediate family owns or has owned during the entity’s last fiscal year, directly or indirectly, more than 10% of an entity that has a business relationship with Walmart, so long as the amount paid to or received from Walmart during the entity’s last fiscal year accounts for less than $1,000,000 or, if greater, 2% of the entity’s consolidated gross revenues for that entity’s last fiscal year.
The director or a member of the director’s immediate family is or has been during the entity’s last fiscal year an executive officer or employee of an entity that made payments to, or received payments from, Walmart during the entity’s last fiscal year that account for less than $1,000,000 or, if greater, 2% of the entity’s consolidated gross revenues for that entity’s last fiscal year.

Immaterial Positions
The director or one or more members of the director’s immediate family is a director or trustee or was a director or trustee (but not an executive officer or employee) of an entity during the entity’s last fiscal year that has a business or charitable relationship with Walmart and that made payments to, or received payments from, Walmart during the entity’s last fiscal year in an amount representing less than $5,000,000 or, if greater, 5% of the entity’s consolidated gross revenues for that entity’s last fiscal year.
Walmart paid to, employed, or retained one or more members of the director’s immediate family for compensation not exceeding $120,000 during Walmart’s last fiscal year.

Immaterial Benefits	The director or one or more members of the director’s immediate family received from Walmart, during Walmart’s last fiscal year, personal benefits having an aggregate value of less than $5,000.

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In April 2024, the Board and the NGC conducted their annual review of directors’ relationships that may be relevant to independence, based on the directors’ responses to questionnaires soliciting information regarding their (and their immediate family members’) direct and indirect relationships with the company and on due diligence performed by management regarding any transactions, relationships, or arrangements between the company and the directors, their immediate family members, or affiliated entities.
As a result of this review, the Board has affirmatively determined that the following directors are Independent Directors under the general independence definition in the NYSE Listed Company Rules: Cesar Conde, Tim Flynn, Sarah Friar, Carla Harris, Tom Horton, Marissa Mayer, and Randall Stephenson. The Board has also affirmatively determined that Brian Niccol, who is standing for election for the first time, would be an Independent Director under the general independence definition in the NYSE Listed Company Rules. In addition, the Board determined that the currently serving members of the Audit Committee and the CMDC meet the heightened independence standards for membership on those Board committees under the NYSE Listed Company Rules, the Exchange Act, and the SEC’s rules. The Board also determined that Mr. Niccol meets the heightened independence standards for membership on the CMDC under the NYSE Listed Company Rules, the Exchange Act, and the SEC's rules.
In making its determination as to the independence of our Independent Directors, the Board considered whether any relationship between a director and Walmart is a material relationship based on the materiality guidelines discussed above, the facts and circumstances of the relationship, the amounts involved in the relationship, the director’s interest in such relationship, if any, and such other factors as the Board, in its judgment, deemed appropriate. In each case, the Board found all relationships between the company and each of our Independent Directors and Mr. Niccol to be immaterial to the director’s and Mr. Niccol's independence. The types of relationships considered by the Board are noted below:

Relationship Type	Director
Immaterial Ownership:
The director or a member of the director's immediate family directly or indirectly owned 10% or less of, but was not a director, officer, or employee of, an entity that has a business relationship with Walmart
Ms. Mayer
Mr. Stephenson
Immaterial Transactions:
The director or a member of the director's immediate family was an officer or greater than 10% owner of an entity that has a business relationship with Walmart but the amount involved in the transaction was less than $120,000
Ms. Mayer
Immaterial Transactions and Immaterial Ownership: The director or director nominee was an officer and 10% or less equity owner of an entity that has a business relationship with Walmart	Mr. Conde
Ms. Friar
Ms. Harris
Mr. Horton
Mr. Niccol
Immaterial Transactions and Immaterial Ownership:
Immediate family members of the director were employees or officers and less than 10% equity owners of entities that have a business relationship with Walmart
Mr. Conde
Mr. Flynn
Ms. Friar
Mr. Horton
Ms. Mayer
Mr. Stephenson
Immaterial Positions and Immaterial Ownership: The director was either a director or trustee of and less than 10% equity owner of an entity that has a business relationship with Walmart	Mr. Conde
Mr. Flynn
Ms. Friar
Ms. Harris
Mr. Horton
Ms. Mayer
Mr. Niccol
Mr. Stephenson
Immaterial Position: Walmart employed a member of the director’s immediate family for compensation not exceeding $120,000 during Walmart’s last fiscal year	Ms. Harris
The aggregate amounts involved in each of the “immaterial transactions” described in the preceding table were either less than $1 million or, if greater than $1 million, less than 2% of the consolidated gross revenues for the entity’s last fiscal year. The aggregate amounts involved in each of the “immaterial positions” described in the preceding table were less than $5 million or, if greater than $5 million, less than 5% of the consolidated gross revenues for the entity’s last fiscal year, with the exception of certain relationships involving Mr. Conde.

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Mr. Conde serves as a member of the board of directors of a Walmart supplier that received payments from Walmart during the entity’s last fiscal year that accounted for more than 5% of the entity’s consolidated gross revenues for its last fiscal year. The Board determined that this relationship was immaterial to Mr. Conde’s independence because, in his capacity as a member of the board of directors of the entity: (i) Mr. Conde is not and was not involved in any sales or marketing of products to Walmart; and (ii) he does not and has not received any material direct or indirect economic benefit from the relationship between Walmart and the entity. The payments by Walmart to the entity were for products in the ordinary course of business, and Walmart has had a relationship with this entity since a time prior to Mr. Conde’s membership on the board of this entity.
The Board has not determined the independence of Rob Walton, Greg Penner, or Steuart Walton. Regardless of their independence under the NYSE Listed Company Rules, the Board believes they have demonstrated that their interests are aligned with the interests of our long-term shareholders through their decades of substantial equity ownership, active involvement with, and stewardship of Walmart, which has continued through multiple generations of Walton family members serving on the Board.
In addition, we have not and do not plan to rely on any of the exemptions from certain board independence requirements available to controlled companies under the NYSE Listed Company Rules, to the extent such exemptions are available. Our Board is committed to maintaining a majority independent Board and believes that this independence ensures robust oversight, independent viewpoints, and promotes the Board’s overall effectiveness.

The Board and the NGC concluded that each of the Independent Directors and Mr. Niccol does not currently have, and has not had during any pertinent period, any direct or indirect relationship that: (i) constitutes a disqualifying relationship with Walmart under the NYSE Listed Company Rules; (ii) otherwise compromises the independence of such director; or (iii) otherwise constitutes a material relationship between Walmart and the director.

Related Person Transaction Review Policy
The Board has adopted a written policy applicable to all Walmart Executive Officers; all directors and director nominees; all shareholders beneficially owning more than five percent of Walmart’s outstanding Shares; and the immediate family members of each of the preceding persons (collectively, the “Covered Persons”). Any entity in which a Covered Person has an employment or similar relationship with, or in which a Covered Person owns an equity or other economic interest (each, a “Covered Entity”), is also covered by the policy. The Transaction Review Policy applies to any transaction or series of similar or related transactions in which a Covered Person or Covered Entity has a direct or indirect material financial interest and in which Walmart is a participant (each, a “Covered Transaction”), subject to certain exceptions.
Under the Transaction Review Policy, each Covered Person is responsible for reporting to Walmart’s Office of the Corporate Secretary any Covered Transactions of which he or she has knowledge before entering into any Covered Transaction. Walmart’s Office of the Corporate Secretary and Chief Audit Executive review each Covered Transaction and consult as necessary with the Global Chief Ethics and Compliance Officer, the Executive Vice President of Corporate Affairs, and other appropriate Walmart personnel. The Office of the Corporate Secretary, with the assistance of Walmart’s Chief Audit Executive, provides information to the Audit Committee for its consideration regarding the Covered Transaction, including: the view or opinion from the business unit desiring to enter into the transaction as to the benefits of the proposed transaction to the company; a point of view from the company’s corporate affairs department as to the reputational impact, if any, of the company entering into the transaction; the view and opinion from the global audit executive as to the fairness of the transaction to the company and its shareholders and whether the transaction was negotiated on an arm’s-length basis; and the view and opinion from the Office of the Corporate Secretary as to whether the Covered Person has otherwise complied with Walmart’s Code of Conduct as it applies to the transaction. The Audit Committee reviews each Covered Transaction and either approves or disapproves the transaction. To approve a Covered Transaction, the Audit Committee must find that:
•the substantive terms and negotiation of the Covered Transaction are fair to Walmart and its shareholders and the substantive terms are no less favorable to Walmart and its shareholders than those in similar transactions negotiated at an arm’s-length basis; and
•if the Covered Person is a director or Executive Officer of Walmart, he or she has otherwise complied with the terms of Walmart’s Code of Conduct as it applies to the Covered Transaction.

2024 Proxy Statement	41

Corporate Governance
Related Person Transaction Process
The following chart shows our process for identification and disclosure of related person transactions.

Related Person Transaction Determinations	Director Independence Determinations	Proxy Statement Disclosure

Walmart’s Office of the Corporate Secretary conducts an annual review and determination of related person transactions Related person transactions are presented for Audit Committee review and approval	The NGC and Board conduct an annual determination of director independence, considering the directors’ (and their immediate family members’) direct and indirect relationships with the company	Annual disclosures are published in our proxy statement as required by SEC rules (including required related person transaction disclosures)

Information sources: •Director, Director Nominee, Executive Officer, and Principal Shareholder Questionnaires •Schedule 13G filings •Section 16 reporting •Management due diligence reviews	Information sources: •Director, Director Nominee, Executive Officer, and Principal Shareholder Questionnaires •Management due diligence reviews

Fiscal 2024 Review of Related Person Transactions
Our company’s Office of the Corporate Secretary has developed and implemented processes and controls for identifying and obtaining information about proposed or existing transactions between the company and our directors, director nominees, Executive Officers, principal shareholders, or immediate family members of any such persons (collectively, the “related persons”), or entities in which one or more of these related persons has a specified relationship or ownership interest. The Office of the Corporate Secretary analyzes each identified transaction, with the exception of ordinary course retail transactions. Based upon the facts and circumstances of each transaction, the Office of the Corporate Secretary determines whether the related person has or will have a material direct or indirect interest in the transaction. Transactions in which Walmart is a participant, the amount involved exceeds $120,000, and the Office of the Corporate Secretary has determined that the related person has a direct or indirect material interest are referred to as “related person transactions.” Each related person transaction is presented to the Audit Committee for its review and approval. When reviewing a related person transaction, the Audit Committee considers the following factors:
•the nature of the related person’s interest in the transaction;
•the substantive terms of the transaction, including the type of transaction and the amount involved;
•analyses from the company’s Chief Audit Executive and Office of the Corporate Secretary regarding the fairness of the transaction to the company; and
•any other factors the Audit Committee deems appropriate, including, but not limited to, points of view from the relevant business unit as to the benefits of engaging in the transaction and from the company’s corporate affairs department as to any potential reputational impacts of engaging in the transaction.

We disclose in this proxy statement all related person transactions that are required to be disclosed under applicable SEC rules. Walmart believes the terms of the transactions described below are comparable to terms that would have been reached by unrelated third parties in arm’s-length transactions. The Audit Committee has approved each of the transactions disclosed below.

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Corporate Governance
•Lori Haynie, the sister of Doug McMillon, a director of Walmart and an Executive Officer, is an executive officer of Mahco, Incorporated (“Mahco”). During fiscal 2024, Walmart paid Mahco and its subsidiaries approximately $38.8 million in connection with Walmart’s purchases of sporting goods and related products. Walmart expects to purchase similar types of products from Mahco during fiscal 2025.
•Greg Bray, a vice president in Walmart’s Corporate Real Estate department, is the brother-in-law of Doug McMillon, a director of Walmart and an Executive Officer. For fiscal 2024, Walmart paid Mr. Bray a salary of approximately $271,750, a payment pursuant to the cash incentive plan of approximately $82,100, and other benefits totaling approximately $44,200 (including Walmart’s matching contributions to Mr. Bray’s 401(k) Plan account, Walmart’s matching contributions to Mr. Bray’s Deferred Compensation Matching Plan account, and health insurance premiums). In fiscal 2024, Mr. Bray also received a grant of 1,817 restricted stock units with a calculated value of approximately $89,350 at the date of grant. Mr. Bray continues to be an associate, and in fiscal 2025, he may receive compensation and other benefits in amounts similar to or greater than those he received during fiscal 2024.
•Nichole Bray, a management associate with the Walmart Technology team, is the sister-in-law of Doug McMillon, a director of Walmart and an Executive Officer. For fiscal 2024, Walmart paid Ms. Bray a salary of approximately $229,700, a payment pursuant to the cash incentive plan of approximately $67,400, and other benefits totaling approximately $31,050 (including Walmart’s matching contributions to Ms. Bray’s 401(k) Plan account and health insurance premiums). In fiscal 2024, Ms. Bray also received a grant of 2,634 restricted stock units with a calculated value of approximately $129,500 at the date of grant. Ms. Bray continues to be an associate, and in fiscal 2025, she is expected to receive compensation and other benefits in amounts similar to or greater than those she received during fiscal 2024.
•Jason Turner, a management associate in Walmart U.S., is the brother-in-law of John Furner, an Executive Officer of Walmart. For fiscal 2024, Walmart paid Mr. Turner a salary of approximately $103,150, a payment pursuant to the cash incentive plan of approximately $17,050, and other benefits totaling approximately $11,600 (including Walmart’s matching contributions to Mr. Turner’s 401(k) Plan account and health insurance premiums). In fiscal 2024, Mr. Turner also received a grant of 316 restricted stock units with a calculated value of approximately $15,550 at the date of grant. Mr. Turner continues to be an associate, and, in fiscal 2025, he may receive compensation and other benefits in amounts similar to or greater than those he received during fiscal 2024.
•Alexandra McKenna Lawrence, a management associate in Walmart U.S., is the daughter of Judith McKenna, who served as an Executive Officer of Walmart until the end of fiscal 2024. For fiscal 2024, Walmart paid Ms. Lawrence a salary of approximately $143,450, a payment pursuant to the cash incentive plan of approximately $22,050, and other benefits totaling approximately $12,400 (including Walmart’s matching contributions to Ms. Lawrence’s 401(k) Plan account and health insurance premiums). In fiscal 2024, Ms. Lawrence also received a grant of 579 restricted stock units with a calculated value of approximately $28,500 at the date of grant. Ms. Lawrence continues to be a Walmart associate, and in fiscal 2025, she may receive compensation and other benefits from Walmart in amounts similar to or greater than those she received during fiscal 2024.
•Kevin Penner, a management associate in Walmart U.S., is the son of Greg Penner, a director of Walmart. For fiscal 2024, Walmart paid Mr. Kevin Penner a salary of approximately $133,350, a sign-on bonus of $15,000, and other benefits totaling approximately $4,250 (including health insurance premiums). In fiscal 2024, Mr. Kevin Penner also received a grant of 935 restricted stock units with a calculated value of approximately $43,550 at the date of grant. Mr. Kevin Penner continues to be a Walmart associate, and in fiscal 2025, he may receive compensation and other benefits from Walmart in amounts similar to or greater than those he received during fiscal 2024.
•As previously disclosed, on April 5, 2022, Walmart entered into an agreement with ABN Holdings, LLC ("ABN Holdings") for the sale of Walmart’s existing Home Office properties and nearby parcels of land for a total of approximately $60 million. Steuart Walton, a director of Walmart and Jim Walton’s son, and Thomas Walton, Mr. Steuart Walton’s brother and Mr. Jim Walton’s son, indirectly own 100% of the equity interests in ABN Holdings. Under the terms of the property sale agreement, the closing for certain parcels of land (the “Initial Properties”) occurred in fiscal 2023 (the “Fiscal 2023 Closing”) and the closing for the remaining parcels of land, including Walmart’s existing Home Office buildings (the “Remainder Properties”), is expected to occur in fiscal 2025 or later when the company moves into its new Home Office facilities (the “Deferred Closing”). In fiscal 2023, ABN Holdings paid Walmart approximately $9 million for the Initial Properties, with the purchase price determined based on third-party appraisals. The appraised value for the Remainder Properties at the time of the signing of the property sale agreement was approximately $51 million. An escrow deposit of approximately $2.5 million was made in fiscal 2023 in respect of the Remainder Properties, and the final purchase price for the Remainder Properties will be the greater of either: (i) the appraisal value for the Remainder Properties determined by third-party appraisals at the time of signing the property purchase agreement in fiscal 2023, increased by the Consumer Price Index from the effective date of the property purchase agreement through the date of the Deferred Closing; or (ii) the appraised value of the Remainder Properties determined by third-party appraisals at the date of the Deferred Closing. The sale of the Initial Properties at the fiscal 2023 Closing resulted in a gain on the sale to Walmart on a net basis and Walmart expects the sale of the Remainder Properties at the Deferred Closing to result in a gain on the sale to Walmart on a net basis at the time of each respective closing. ABN Holdings made no payments to Walmart in fiscal 2024.

2024 Proxy Statement	43

Corporate Governance
Other Transactions
In any given year, we may engage in certain transactions with entities in which members of the Walton family have ownership interests. These transactions are typically immaterial, ordinary-course transactions that management believes do not constitute related person transactions. Although Audit Committee approval of certain of these transactions may not be required under the Transaction Review Policy, the Audit Committee may elect to review such transactions from a governance perspective.
In fiscal 2024, Walmart received payments from or relating to entities in which members of the Walton family have ownership interests totaling approximately $2,404,200 for the sale of jet fuel and energy savings revenues. In fiscal 2024, Walmart paid entities in which members of the Walton family have ownership interests a total of approximately $1,402,625 for fees from third-party utility providers for energy savings services, hotel, lodging, meals, and related services, and ordinary course product purchases of goods for resale. We do not believe that either Walmart or the members of the Walton family have a direct or indirect material interest in any of these transactions between Walmart and the entities in which the Walton family members have ownership interests.
Walmart believes the terms of the transactions described above are comparable to terms that would have been reached by unrelated third parties in arm’s-length transactions.

Governance Materials Available on our Website
Our Board and Board committee governance documents, including the Board committee charters, the Corporate Governance Guidelines, and other key corporate governance documents are available to our shareholders on our corporate website at https://stock.walmart.com/governance/governance-documents/default.aspx.
You may also access and review the following additional corporate governance documents on our corporate website:
   Restated Certificate of Incorporation and amendments thereto;
   Amended and Restated Bylaws;
   Corporate Governance Guidelines;
   Reporting Protocols for Senior Financial Officers;
   Code of Conduct (available at www.walmartethics.com);
   Procedures for Complaints Related to Accounting or Auditing Matters;
   Investment Community Communications Policy;
   Global Anti-Corruption Policy;
   Government Relations Policy; and
   Privacy Policy.
These materials are also available in print at no charge to any shareholder who requests a copy by writing to: Walmart Inc., Global Investor Relations Department, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0100.
A description of any substantive amendment or waiver of Walmart’s Code of Conduct or Walmart’s Reporting Protocols for Senior Financial Officers granted to Executive Officers or directors will be disclosed on our corporate website within four business days following the date of the amendment or waiver (https://stock.walmart.com/governance/governance-documents/default.aspx) and will remain posted for a period of at least 12 months. There were no waivers of Walmart’s Code of Conduct or Walmart’s Reporting Protocols for Senior Financial Officers granted to Executive Officers or directors during fiscal 2024.

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Corporate Governance
Director Compensation
Walmart’s compensation program for Outside Directors is intended to:
•provide fair compensation commensurate with the work required to serve on the Board of a company with Walmart’s size, scope, and complexity;
•align directors’ interests with the interests of Walmart shareholders; and
•be easy to understand and communicate, both to our directors and to our shareholders.

Annual Benchmarking
Each June, the CMDC and Board undertake a comprehensive review of Outside Director compensation, including a comparison to director compensation at Walmart’s peer group companies. As a result of the review that was conducted last year, the CMDC and Board determined that our base director compensation and the additional fees for Board leadership positions described below were generally competitive and near the median of our peer group. Therefore, the CMDC and Board did not make any changes to our base compensation for Outside Directors or to the additional fees for Board Leadership positions.

Components of Director Compensation
Our Outside Director compensation program consists of the following primary components:

Who is Eligible	Component	Annual Amount ($)	Form of Payment
Base Compensation – All Outside Directors	Annual Stock Grant	200,000	Shares
	Annual Retainer	100,000	Cash
Additional Fees – Some Outside Directors	Non-Executive Chairman Retainer	225,000	50% Shares/50% Cash
	Lead Independent Director Retainer	50,000	Cash
	Audit Chair Retainer	30,000	Cash
	CMDC, NGC, SPFC, and TeCC Chair Retainers	20,000	Cash
In addition, each Outside Director who attends in person a Board meeting held at a location that requires intercontinental travel from his or her residence is paid an additional $4,000 meeting attendance fee.
Form and Timing of Payment
Stock grants to Outside Directors are made annually following election to the Board at our annual shareholders’ meeting. For fiscal 2024, the annual stock grant was approved by the Board on June 1, 2023 for those Outside Directors who were re-elected to the Board at our 2023 Annual Shareholders' Meeting. If an Outside Director is appointed to the Board during a term, he or she will receive a prorated portion of the annual stock grant. Each Outside Director may elect to defer the receipt of this stock grant in the form of stock units that are settled in Shares following the end of the director’s Board service. The other components of Outside Director compensation listed above are paid quarterly in arrears. Each Outside Director can elect to receive these other components in the form of cash, Shares (with the number of Shares determined based on the closing price of Shares on the NYSE on the payment date), deferred in stock units, or deferred into an interest-credited cash account.
Director Stock Ownership Guidelines
Each Outside Director is required to own, within five years of his or her initial election to the Board, Shares or deferred stock units with a value equal to five times the annual retainer portion of the Outside Director compensation established by the Board in the year the director was initially elected. All Outside Directors who have reached the five-year compliance date own sufficient Shares or deferred stock units to satisfy this requirement.

2024 Proxy Statement	45

Corporate Governance
Director Compensation for Fiscal 2024

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	All Other Compensation ($) (g)	Total ($) (h)
Cesar Conde	100,000	200,035	—	300,035
Tim Flynn	129,917	200,035	782	330,734
Sarah Friar	119,974	200,035	1,472	321,481
Carla Harris	119,982	200,035	—	320,017
Tom Horton	170,000	200,035	354	370,389
Marissa Mayer	100,074	200,035	—	300,109
Greg Penner	212,434	312,509	108	525,051
Randall Stephenson	111,807	200,035	—	311,842
Rob Walton	100,000	200,035	—	300,035
Steuart Walton	119,974	200,035	—	320,009
Explanation of information in the columns of the table:
Name (column (a))
Doug McMillon is omitted from this table because he received compensation only as an associate of our company during fiscal 2024 and did not receive any additional compensation for his duties as a director.
Fees Earned or Paid in Cash (column (b))
Certain Outside Directors elected to either receive Shares in lieu of some or all of these amounts or defer these amounts in the form of deferred stock units, as shown below. These amounts were converted into Shares or deferred stock units quarterly using the closing price of a Share on the NYSE as of the respective payment dates, rounded to the nearest Share. For Mr. Stephenson, the amount in this column also includes $11,703 in fees for serving on a special litigation committee.

Director	Amount ($)	Number of Shares Received in Lieu of Cash	Number of Deferred Stock Units in Lieu of Cash
Tim Flynn	129,917	—	2,508
Sarah Friar	119,974	—	2,316
Carla Harris	59,982	1,158	—
Marissa Mayer	100,074	—	1,932
Greg Penner	212,434	—	4,101
Randall Stephenson	111,807	—	2,154
Steuart Walton	119,974	—	2,316
Stock Awards (column (c))
In accordance with SEC rules, the amounts in this column are the aggregate grant date fair value of stock awards granted during fiscal 2024, computed in accordance with GAAP stock-based accounting rules (as set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718). Other than Mr. Penner, each Outside Director that was elected to the Board at the 2023 Annual Shareholders’ Meeting received a stock award of 4,071 Shares ($200,000 divided by $49.14, the closing price of a Share on the NYSE on the grant date of June 1, 2023, and rounded to the nearest Share). Mr. Penner received a stock award of 6,360 Shares ($312,500 divided by $49.14, rounded to the nearest Share). Mr. Flynn, Ms. Friar, Ms. Mayer, Mr. Penner, Mr. Rob Walton, and Mr. Steuart Walton elected to defer these Shares in the form of deferred stock units. None of our Outside Directors held any outstanding stock options or unvested restricted stock awards as of January 31, 2024.

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Corporate Governance
Option Awards and Non-Equity Incentive Plan Compensation (columns (d) and (e))
We do not issue stock options to our Outside Directors and do not provide our Outside Directors with any non-equity incentive plan compensation. Therefore, we have omitted these columns from the table.
Change in Pension Value and Non-Qualified Deferred Compensation Earnings (column (f))
While directors are permitted to defer cash retainers into an interest-credited account under the Director Compensation Deferral Plan, none of our current directors have elected to do so and do not have any balances in any such account. Therefore, we have omitted this column from the table.
All Other Compensation (column (g))
The amounts in this column include tax gross-up payments related to imputed income attributable to spousal travel and meal expenses in connection with Board meetings. The cost of the underlying travel and meals is omitted from this column because the total cost of such benefits was less than $10,000.

2024 Proxy Statement	47

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

What am I voting on?
We are asking our shareholders to approve, on a non-binding, advisory basis, under Section 14A of the Exchange Act, the compensation of our NEOs as disclosed in this proxy statement. We have held a similar shareholder vote every year since 2011 and expect to hold a similar vote at future annual shareholders’ meetings.
As described in the CD&A, our executive compensation program is designed with an emphasis on performance and is intended to closely align the interests of our NEOs with the interests of our shareholders. The CMDC regularly reviews our executive compensation program to ensure that compensation is closely tied to aspects of our company’s performance that our Executive Officers can impact and that are likely to have an impact on shareholder value.
Our compensation program is also designed to balance long-term performance with shorter-term performance and to mitigate any risk that an Executive Officer would be incentivized to pursue good results with respect to a single performance measure, company segment, or area of responsibility to the detriment of our company as a whole.
In the CD&A, we discuss why we believe the compensation of our NEOs was appropriately aligned with our company’s performance during fiscal 2024. The CD&A also describes feedback we received regarding our executive compensation program during our shareholder outreach efforts and is intended to provide additional clarity and transparency regarding the rationale for and philosophy behind our executive compensation program and practices. We urge you to read carefully the CD&A, the compensation tables, and the related narrative discussion in this proxy statement when deciding how to vote on this proposal.
The vote on this proposal is advisory, which means that the vote will not be binding on Walmart, the Board, or the CMDC. However, the Board and CMDC value our shareholders’ opinions, and the CMDC will consider the results of the vote on this proposal when making future decisions regarding executive compensation and when establishing our NEOs’ compensation opportunities.
In view of the foregoing, shareholders will vote on the following resolution at the 2024 Annual Shareholders’ Meeting:
RESOLVED, that the company’s shareholders hereby approve, on an advisory basis, the compensation of the Named Executive Officers of Walmart as disclosed in Walmart’s proxy statement for the 2024 Annual Shareholders’ Meeting in accordance with the SEC’s executive compensation disclosure rules.

FOR	THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
In this section, we describe our executive compensation philosophy and program that support our strategic objectives and serve the long-term interests of our shareholders. We also discuss how our CEO, CFO, and other Named Executive Officers (our NEOs) were compensated in fiscal 2024 and describe how their compensation fits within our executive compensation philosophy. For fiscal 2024, our NEOs were:

Doug McMillon President and Chief Executive Officer	John Furner Executive Vice President, President and CEO, Walmart U.S.
John David Rainey Executive Vice President and Chief Financial Officer	Kath McLay Executive Vice President, President and CEO, Walmart International (as of September 11, 2023)
Suresh Kumar Executive Vice President, Global Chief Technology Officer and Chief Development Officer	Chris Nicholas Executive Vice President, President and CEO, Sam’s Club (as of September 11, 2023)
Disclosure regarding Mr. Nicholas’ fiscal 2024 compensation is not required under SEC rules. Nevertheless, we have voluntarily included his compensation information in this proxy statement on the same basis as our other NEOs. We included this disclosure because we believe it is helpful to provide shareholders with information about how our compensation plans are designed to incentivize and support each of our operating segments.
Table of Contents
This CD&A is organized as follows:

1	Fiscal 2024 compensation and performance overview Provides an overview of our fiscal 2024 performance, our compensation program, and how our program is aligned with our performance.	50

2	NEO compensation components and pay mix Describes the primary components of our NEO compensation packages and how our NEO compensation is heavily weighted towards performance-based components that we believe are aligned with the interests of our long-term shareholders.	53

3	Executive compensation governance and process Explains who sets executive compensation at Walmart, the process for setting executive compensation, and how strategic considerations, peer benchmarking, shareholder feedback, and other factors are considered when making compensation decisions.	54

4	Fiscal 2024 performance metrics Describes the performance metrics used in our incentive programs and why the CMDC selected these metrics.	61

5	Fiscal 2024 performance goals and performance Describes the specific goals used in our incentive programs for fiscal 2024, how we performed compared to those goals, and how that performance impacted our incentive plan payouts.	64

6	Fiscal 2024 NEO pay and performance summaries Describes how our NEOs performed during fiscal 2024 and how that performance impacted each NEO’s compensation.	70

7	Other compensation programs and policies Describes the limited perquisites available to our NEOs, as well as our practices regarding employment contracts, clawbacks, stock ownership guidelines, insider trading policy, tax considerations, and other matters.	76

2024 Proxy Statement	49

Executive Compensation

1	Fiscal 2024 Compensation and Performance Overview

We have designed our executive compensation program—metrics, goals, structure, pay mix, etc.—to be aligned with our strategy while also being highly motivational for our leadership team. Here are some specifics:
Our pay for performance philosophy and framework
Our executive compensation programs are intended to motivate and retain key executives, with the goal of generating strong operating results aligned with our long-term strategy. We have developed our compensation programs to support our enterprise strategy and to align our leadership team with our culture, strategy, and organizational structure.
Our executive compensation program is built upon our global compensation framework:

 Pay for performance by tying a majority of executive compensation to pre-established, quantifiable performance goals.
 Use performance metrics that are understandable, that are tied to key performance indicators, and that our executives have the ability to impact.
 Provide competitive pay to attract and retain highly qualified talent at all levels.

Align management interests with the long-term interests of our shareholders by providing long-term incentives in the form of equity, combined with robust stock ownership guidelines for executives.
 Establish performance goals that are aligned with our long-term strategy and financial and operating plans.
 Encourage leadership accountability by tying a higher percentage of compensation to performance at higher levels.

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Executive Compensation
Alignment of pay and performance
We believe that our continuing strategic investments in our people, our stores, lower prices, eCommerce, technology, supply chain automation, and in scaling our newer, complimentary businesses are deepening our relationship with our customers and resulting in a better customer experience. In addition, we believe our focus on improving career paths for our associates through the elimination of degree requirements for most roles, robust training, competitive wages and benefits, and opportunities for advancement has made Walmart an employer of opportunity where people, regardless of where they start, can gain the skills and experiences they need to advance in their careers. We delivered strong financial results in fiscal 2024, which allows us to continue to fund the investments necessary to continue to transform our business, drive sustainable long-term growth, and deliver on our long-term financial plan.

Performance Metric	Rationale	Fiscal 2024 Highlights

Sales
Key indicator of omni-channel retail performance encompassing both physical and digital channels, is highly correlated to comparable sales growth, and is aligned with our growth strategy. Given the importance of sales growth to our strategy, we include sales as a component of both our annual cash incentive plan and our long-term performance equity program.
Increased 5.6% on a constant currency basis, exceeding initial guidance of 2.5% to 3.0%; continued growth in newer businesses such as advertising and marketplace.

Operating Income
Also a key retail performance indicator, and including operating income as a performance metric promotes discipline as Walmart continues to grow. Operating income is included as a metric in our annual cash incentive plan to appropriately balance incentives for growth and returns.
Adjusted operating income increased 8.1% on a constant currency basis, exceeding initial guidance of 3.0% and growing faster than sales.

ROI
Measures how effectively we are deploying our assets as we continue to make significant strategic investments across the business. We include ROI as a metric in our long-term performance equity program to promote balance between long-term strategic initiatives and our near-term financial performance and to hold our leaders accountable for these investments.
15.0%, an increase of 230bps over fiscal 2023; level last achieved in 2017.
Alignment of pay with our long-term strategy
Our long-term performance equity program combines a one-year performance period with an additional two-year service-based vesting period. We undertake a rigorous long-term planning process overseen by the Board that is refreshed annually in light of changing economic conditions, our significant strategic investments, and our rapid and ongoing omni-channel transformation. The results of this long-term planning process then inform our annual operating plan, which is intended to be challenging and balance growth and returns that enable our continued significant strategic investments. Because NEO pay is heavily weighted toward performance equity with a three-year vesting period, the compensation realized by our NEOs is significantly impacted by achievement of our financial goals and our long-term stock price performance. Annual goals are set to take into account and align with our five-year long-range plan, which is refreshed annually. We believe this approach effectively balances long-term focus with clear, understandable, and challenging annual goals aligned to our long-term strategy.

2024 Proxy Statement	51

Executive Compensation
Incentive Plans Informed by Strategic and Financial Planning Process

Long-Range Planning April - September	Annual Operating Plan September - January	Incentive Plans September - March
•Assess competitive landscape and macro trends •Refine enterprise strategy and segment-specific initiatives	•Develop annual operating plan in light of long-range planning and strategic initiatives •Review strategy and planned capital expenditures	•Review choice of incentive metrics to ensure that they support enterprise strategy •Establish performance goals aligned with annual operating plan and guidance
Pay mix emphasizes performance
As shown in the charts below, a substantial majority of our NEOs’ fiscal 2024 target total direct compensation, or TDC ,was performance-based.
Executive compensation best practices

Performance-Based Framework	Pay and Performance Alignment	Equity Ownership Best Practices	Shareholder Accountability
•72%-82% of each NEO's TDC is performance-based and a majority is in the form of equity
•No employment contracts with our NEOs
•No change-in-control benefits
•No pension or similar retirement plans
•No excessive perquisites

•Direct link between pay and performance as fiscal 2024 incentive payments are aligned with our performance
•Annual CEO pay for performance analysis
•Significant majority of target TDC in the form of equity, which aligns the interests of our executives with those of our shareholders

•Robust stock ownership guidelines
•No hedging or short sales of Walmart stock permitted
•No unapproved pledging of Walmart stock as collateral
•No recycling of Shares used for taxes or option exercises
•No dividends or equivalents paid on unvested performance equity
•No single-trigger equity acceleration upon change in control

•Conduct extensive shareholder outreach on executive compensation
•Hold annual shareholder say-on-pay vote
•Mitigate risk by using a variety of financial performance measures that balance growth and returns
•Robust recoupment and forfeiture policies

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Executive Compensation

2	NEO Compensation Components and Pay Mix

What are the primary components of fiscal 2024 NEO compensation?
Our executives’ TDC is heavily weighted towards performance and appropriately balances executive focus on our short- and longer-term priorities with annual and long-term rewards.
There are three components of our executives’ fiscal 2024 TDC: base salary, annual cash incentive, and long-term equity.

Component	Description/Objective	Performance Rewarded	Form and Timing of Payout

Base Salary	Fixed base of cash compensation commensurate with job responsibilities and experience	Subject to annual adjustment based on individual performance	Paid in cash bi-weekly

Annual Cash Incentive
Variable pay intended to incentivize performance against key operational metrics aligned with our strategy
Goals are set at the beginning of the fiscal year and aligned with annual operating plan and guidance
		•Sales •Operating Income	Paid in cash after the end of the fiscal year

Long-Term Equity PERFORMANCE EQUITY	Variable pay intended to incentivize performance against metrics aligned with our long-term strategic goals	•ROI •Sales •Stock performance	Paid in Shares; one-year performance period with an additional two-year vesting period

RESTRICTED STOCK	Intended to align executives’ long-term interests with our shareholders’ interests and promote retention	Value realized depends on long-term stock performance	Paid in Shares vesting annually over a three-year period

2024 Proxy Statement	53

Executive Compensation

3	Executive Compensation Governance and Process

Who sets executive compensation at Walmart?
The CMDC, which consists entirely of Independent Directors, is responsible for establishing and approving executive compensation for all Executive Officers, including the CEO and other NEOs, and for overseeing our executive compensation program (see page 29 for more information about the CMDC).

Board of Directors	CMDC	Management
•Oversees strategy and long-range plan; approves annual operating plan and capital expenditures •Receives reports from the CMDC on CEO compensation matters
•Reviews and approves compensation of CEO and other Executive Officers
•Approves incentive metrics and goals aligned with long-range plan and annual operating plan
•Oversees Walmart’s compensation and benefits programs
•Oversees management development and succession planning
•Engages independent compensation consultant
•Oversees compliance with stock ownership guidelines and clawback policy

•CEO recommends to the CMDC on non-CEO Executive Officer compensation
•Members of the Global People team attend CMDC meetings and provide information and recommendations on compensation design
•No member of management participates in discussions regarding his or her compensation

Role of the CMDC’s independent compensation consultant
The CMDC has retained an independent compensation consultant since 2007. In fiscal 2024, after an extensive search process, the CMDC engaged Farient Advisors LLC (“Farient”) as its independent executive compensation consultant. Under the terms of its engagement, Farient reports directly and exclusively to the CMDC. The CMDC has sole authority to retain, terminate, and approve the fees of Farient, and Farient may not be engaged to provide any other services to Walmart without the approval of the CMDC. Other than its engagement by the CMDC, Farient does not perform and has never performed any other services for Walmart. The CMDC’s independent consultant attends and participates in CMDC meetings at which executive compensation matters are considered, and performs various analyses for the CMDC, which may include:
•peer group benchmarking;
•analyses regarding the alignment of pay and performance;
•analyses of the correlation between incentive plan performance measures and total shareholder return; and
•assessments of the difficulty of attaining performance goals.
The CMDC annually reviews the independence of its independent compensation consultant in light of SEC rules and NYSE Listed Company Rules regarding compensation consultant independence and has affirmatively concluded that Farient is independent from Walmart and has no conflicts of interest relating to its engagement by the CMDC.

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What is the compensation setting process?

	Data Source/Responsibility	Purpose	How it’s Used

Review of Annual and Long-term Business Plans	•Board •SPFC •CMDC •Management	Establish incentive metrics aligned with annual operating plan and long-term objectives	To review the choice of incentive metrics and ensure they support our long-term strategic plan and drive results tied to shareholder value

Pay for Performance Alignment	•Independent compensation consultant •Publicly available compensation information	Evaluate pay-for-performance alignment of CEO compensation with performance relative to peers	To assess the reasonableness of CEO pay, the CMDC’s independent consultant conducts analyses regarding the alignment of CEO pay and performance

Peer Group Benchmarking	•Independent compensation consultant (for CEO) •Publicly available compensation information for peer group	Setting pay and establishing Target TDC opportunity
Benchmarking data is used as a general guide to setting appropriately competitive compensation consistent with our emphasis on performance-based compensation
To ensure our NEOs’ target TDC are set at competitive levels relative to our peer group

Individual Performance Assessments	•Board •CMDC •CEO (for other NEOs) •Global People Division	Evaluate individual performance for purposes of pay decisions	Factor in determining incentive payouts for recently completed fiscal year; also impacts merit increases (if any) and incentive award opportunities for the next award cycle

Tally Sheets	•Global People Division	Evaluating total compensation and internal pay equity
Tally sheets:
•Summarize the total value of the compensation realizable by each NEO for the upcoming fiscal year;
•Quantify the value of each element of that compensation, including perquisites and other benefits; and
•Quantify the amounts that would be owed to each NEO upon separation from our company

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	Data Source/Responsibility	Purpose	How it’s Used
Company Achievement of Prior Year Performance Goals and Setting of Current Year Incentive Goals	•CMDC •Management	Assess current year company performance against financial and operating metrics
To determine award payments for the recently completed fiscal year and set target levels for following year
To assess the ease or difficulty of attaining performance goals and whether adjustments need to be made to incentive metrics for the following award cycle
To establish incentive goals for the current year that support our strategic transformation and are aligned with operating plan, financial guidance, and our long-range plan

Shareholder Outreach	•Board •Management	Obtain investor feedback on our executive compensation program
To understand investor expectations and monitor trends in executive compensation; used to evaluate compensation policies, practices, and plans
Shareholder feedback helps inform our executive compensation program design

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How is peer group data used by the CMDC?
The CMDC reviews publicly available compensation information from peer companies when establishing TDC for our executives. In constructing our peer group, we aim to reflect a cross-industry sample of the largest U.S.-based companies, including large retailers and companies with significant and complex international operations. When setting executive compensation for fiscal 2024, we selected peer group companies using the following multi-step screening process.
Beginning with the fiscal 2024 pay cycle, the CMDC refined our peer group to reflect our evolving strategy, reducing the number of peer group companies from 45 to 26. The characteristics used to select the new peer group companies include companies broadly aligned with our enterprise strategy, including our new and emerging business lines; companies with which we compete for talent; and U.S.-based, publicly-traded companies with annual revenue or market capitalization above $100 billion. As with our previous peer group, the new peer group excludes companies whose current CEO is also the founder.

Compensation peer group screening methodology

Step 1: Geography Screen U.S.-headquartered companies	Step 2: Ownership Screen Publicly traded

Excluded private companies

Step 3: Size and Strategy Screen Revenue: >$100B, or Market Cap: >$100B Aligned to Enterprise Strategy, or Compete for Talent

Founder Screen Excluded companies whose current CEO is the founder

26 Peer Companies Applying this methodology, our peer group consisted of the following 26 companies when setting fiscal 2024 compensation in January 2023.

Walmart Proxy Peer Group

Albertsons Companies Inc. Alphabet Inc. Amazon.com, Inc. American Express Company Apple Inc. Comcast Corporation Costco Wholesale Corporation	CVS Health Corp Home Depot Inc. Intel Corp Johnson & Johnson JPMorgan Chase & Co. The Kroger Co.	McDonalds Corporation McKesson Corporation Meta Platforms, Inc. Microsoft Corporation Nike, Inc. PepsiCo, Inc.	Pfizer Inc. Target Corporation United Parcel Service, Inc. UnitedHealth Group, Inc. Verizon Communications Inc. Walgreens Boots Alliance, Inc. Walt Disney Company

While we believe that this peer group provides a useful comparison to a broad range of companies with complex, international operations, Walmart is still significantly larger than the peer group median by a variety of measures, as shown in the following chart:

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Walmart positioning relative to compensation peer group (as of fiscal year end 2023)
The CMDC uses benchmarking data as a general guide to appropriately set competitive compensation consistent with our emphasis on performance-based compensation.
While the benchmarking data generally are used for comparable positions, the CMDC also reviews peer group data for CEO positions for purposes of benchmarking the compensation of our executives who lead our operating segments. These executives have significant responsibilities and lead organizations that, considered separately from the rest of our company, are larger than many of the other retailers in the peer group, and we believe that these positions are often comparable to or carry greater responsibilities than CEO positions at many of our peer group companies. In addition, from a competitive standpoint, we believe that it is more likely that these leaders would be recruited for a CEO position in the retail industry or elsewhere, rather than for a lateral move to lead an operating segment of a company.

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What factors does the CMDC consider when setting executive pay?

Individual Performance
The CMDC considers the individual performance of each NEO, including each NEO’s contributions to our key strategic priorities and operational goals, as described under “Fiscal 2024 NEO Pay and Performance Summaries” beginning on page 70.

CEO Pay and Performance Alignment	The CMDC reviews an assessment by its independent compensation consultant regarding the alignment of our CEO’s pay with our company’s performance. This assessment concluded that Walmart’s pay program and CEO pay were appropriately aligned with performance during fiscal 2024.

Tally Sheets	The CMDC also reviews “tally sheets” prepared by our company’s Global People Division. These tally sheets summarize the total value of the compensation realizable by each NEO for the upcoming fiscal year and quantify the value of each element of that compensation, including perquisites and other benefits. The tally sheets also quantify the amounts that would be owed to each NEO upon separation from our company.
The CMDC also considers other factors in setting TDC for our NEOs, including:
•the overall performance of our company and its operating segments and/or areas of responsibility;
•each NEO’s job responsibilities, expertise, historical compensation, and years and level of experience; and
•our overall succession planning and the importance of retaining each NEO and each NEO’s potential to assume greater responsibilities in the future.
How does shareholder feedback impact executive compensation?
Our Board actively seeks and values feedback from shareholders. In addition to our day-to-day interactions with investors, we conduct an annual outreach program focused on strategy, governance, executive compensation, sustainability, human capital management, and other topics of interest to our shareholders. Where appropriate, our Lead Independent Director participates in some of these engagements.
The CMDC also noted that our annual say-on-pay proposal received 79.4% support in 2023, approximately 12% lower than the prior year and the first time since 2017 that support was below 90%. During our shareholder engagements, we actively sought feedback on our executive compensation program. At the same time, the CMDC, with the assistance of its independent compensation consultant, undertook a comprehensive review of our executive compensation program, including performance metrics, goal setting, pay mix, and performance periods. While many alternatives were considered, the CMDC ultimately did not make significant changes to our executive pay program as it concluded that our compensation structure has served us well through a period of significant growth and has helped to drive strong performance during the ongoing transformation of our industry and our business model.

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Engagement

As part of our annual outreach program, we invited more than 35 institutional shareholders representing over 1.7 billion Shares, including our largest institutional investors, to participate in our outreach program.
As a result of these invitations, we engaged with 31 institutional shareholders representing nearly 1.6 billion Shares, or about 37% of our public float.
We also had conversations with the leading proxy advisory firms.

Feedback

While our shareholders expressed a wide range of perspectives in these meetings, feedback on our executive compensation program included the following:

Shareholder Concerns	Walmart’s Response

The use of one-year goals under our performance equity program
Some shareholders expressed a preference for using multi-year goals in the long-term performance equity incentive plan. As described below on page 62, our single-year goals are set within the context of our multi-year financial framework, subject to oversight by the Board and CMDC. Walmart maintains single-year incentive goals combined with a three-year vesting period in its performance equity program because we believe this structure encourages the right behaviors and decision-making, is easy for participants to understand, and avoids the confusion that can result from the use of overlapping and potentially inconsistent performance goals. Further, because awards are paid out in Shares, the three-year vesting cycle aligns the incentives of management with those of our shareholders.

The use of sales as performance metric in both our annual and long-term incentive plans
Some shareholders expressed concern that including sales metrics in both our annual and long-term incentive plans could result in executives being rewarded twice for meeting sales targets. After careful consideration, the CMDC determined that including both sales-based and return-based incentive metrics appropriately incentivizes disciplined growth. Sales growth is a critical part of both our annual and long-range planning, and continued sales growth is critical to enabling our continued investments in our people and technology. We further noted that when sales was first added to our annual cash incentive in 2015, it was not accompanied by an increase in overall incentive opportunity, but rather reflected a shift in incentive metric mix from 100% operating income to place more emphasis on growth in both the short and long term. We believe this approach is validated by our performance, with our net sales having a compound annual growth rate of 3% since 2015.

The absence of ESG-related goals in our incentive plans
Some shareholders expressed a preference for the inclusion of ESG-related goals. As described under “Does non-financial performance impact NEO pay?” on page 63, while such goals are not directly included in our incentive plans, non-financial performance does impact NEO pay through individual performance evaluations, which are considered by the CMDC when making pay decisions.

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4	Fiscal 2024 Performance Metrics

What performance metrics are used in our incentive programs, and why did the CMDC select these metrics?
Our NEOs’ performance-based pay for fiscal 2024 was based on achieving objective, pre-established financial goals for the following metrics*:

Annual cash incentive	Long-term performance equity

*     For purposes of our incentive programs, total company and international sales, operating income, and ROI are calculated on a constant currency basis and exclude certain items, such as revenue from fuel sales and Sam’s Club tobacco sales. See pages 68-69 for more information.
The CMDC concluded that the metrics described above are aligned with our larger enterprise strategy and effective in driving results tied to shareholder value. In reaching this conclusion, the CMDC considered the following factors:
•These performance metrics are aligned with our enterprise strategy and can be impacted by our executives. Unlike metrics tied to stock price or shareholder return, the decisions and actions of our executives can have a direct impact on our sales, operating income, and ROI. Furthermore, unlike earnings per share and other share-based metrics, sales, operating income, and ROI are not materially impacted by share repurchases.
•These metrics are important for evaluating retail performance. Growth metrics such as sales and return metrics such as operating income and ROI historically have been, and continue to be, important indicators of retail performance, and we believe that our performance in these areas is important to our shareholders.
•The CMDC believes that success with respect to these metrics will support shareholder value and facilitate our strategic transformation over the long term. We believe that strong performance with respect to these key omni-channel retail metrics should translate into shareholder value creation over time.
•The CMDC does not believe that relative TSR and other relative performance metrics are the best way to incentivize our executives. There are several key differences in our business compared to other publicly traded retailers in the U.S., including our size, our significant international operations, our product mix, our variety of formats, our growing eCommerce and omni-channel offerings, and our new and emerging business lines such as advertising, marketplace, fulfillment, healthcare, and financial services. While the CMDC closely monitors Walmart’s performance relative to that of our peers when making compensation decisions, the CMDC believes that the best approach for Walmart is to tie our executive compensation to performance metrics that are aligned with our strategy and operating plans and that provide clear line of sight to our leaders. Additionally, because a significant portion of TDC is in the form of equity awards that vest over a three-year period and our executives are subject to robust stock ownership guidelines, our NEOs' realized compensation is significantly impacted by our stock price performance. Therefore, the CMDC believes that our executives’ interests are appropriately aligned with the interests of our shareholders.

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•The combination of these performance metrics mitigates risk and incentivizes sustainable growth. Using a combination of growth and return metrics mitigates the risk that our executives could be motivated to pursue results with respect to one metric to the detriment of our company as a whole, and promotes discipline in the context of our significant ongoing investments in our people and technology. For example, if management were to prioritize increasing sales by pursuing strategies that would negatively impact profitability, resulting increases in incentive pay based on sales should be offset by decreases in incentive pay based on operating income and ROI. The CMDC regularly reviews our overall mix of incentive metrics to ensure that incentives for growth and returns are appropriately balanced.
Why does the CMDC set goals each year under our long-term equity incentive program?
For the past several years, Walmart has been making significant investments in its people, technology, and supply chain. For example, in 2023, we outlined how we are reengineering our supply chain to fulfill customer needs with a more intelligent and connected omni-channel network enabled by the greater use of data, advanced software, and automation. We also described how we expect these investments to drive growth and transform our financial profile, centering on three building blocks: sales growth through our omni-channel business model; diversifying earnings through improved category and business mix; and scaling high-return investments that drive operating leverage and improve incremental operating margins. We further outlined how we expect these investments to transform our long-term financial profile by driving long-term growth in sales, and by improving returns by growing operating income at a faster rate than sales.
In the context of this investment cycle, we annually update our five-year long-term plan to reflect the external environment in which we are currently operating, which in prior years has included a global pandemic, global supply chain issues, and a period of anomalous inflation. Our annual equity incentive goals are set within the context of this disciplined long-range financial planning process. We also track our incentive targets and actual performance to ensure that we are generating returns on our ongoing investments. We believe that this process has been effective in driving improving returns, and results that have compared favorably to our goals, as shown by the table below:

Walmart long-term ROI targets and actual performance*
*    Constant currency ROI, excluding certain items. In order to make results comparable from year-to-year, we exclude certain items from our reported results of operations for incentive plan purposes. See pages 68-69 for more information.
As the largest global retailer, Walmart’s operating results are significantly impacted by macroeconomic factors that may change drastically and that are outside of management’s control. While we undertake a robust long-term planning process as described above, changing economic factors, the rapidly evolving retail industry, and our ongoing omni-channel transformation make it difficult to forecast accurately over a three-year period. We believe this approach has served us well during periods of significant economic uncertainty, such as the COVID-19 pandemic and the subsequent period of economic volatility, and unlike some companies, we did not make any COVID-related adjustments to our incentive goals or incentive payouts.

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We believe that performance goals cease to be an effective tool in motivating performance if the goals either become unrealistic or too easy to achieve due to macroeconomic factors beyond the control of our executives or due to changes in our strategy and related investments.
Our annual goals are aligned with our long-range plan. Our annual incentive goals are aligned with our enterprise strategy and long-range plan, which is refreshed annually. Expectations regarding financial performance necessarily change from year-to-year based on macroeconomic conditions, strategic investments, and other factors. The CMDC believes that combining annual performance goals with a three-year vesting period effectively balances long-term focus with clear, understandable, and aligned performance goals. We believe this approach has contributed to our long-term performance and to solid shareholder returns.
We believe annual goals are easily understandable and therefore more effective in incentivizing performance. For example, if we were to set three-year sales goals, this could result in a situation in which our leaders have three differing sales goals at any one time—one for each outstanding tranche of performance equity. We believe this approach could potentially be confusing and could undermine the effectiveness of our performance equity program as a tool for incentivizing performance.
Does non-financial performance impact NEO pay?
Yes, while non-financial metrics are not directly included in our incentive plans, non-financial performance can impact NEO pay in two important ways. First, our individual NEO annual performance evaluations include various non-financial metrics such as goals related to strategy, sustainability, human capital management, and ethics and compliance. As described on page 59, the CMDC considers performance evaluations, along with other factors, when making pay decisions. Second, under our annual incentive program, any associate who engages in behavior inconsistent with our Code of Conduct may have their annual cash incentive payment reduced or eliminated, depending on the severity of the conduct in question.

For more information about Walmart’s commitment to a culture where all associates feel like they belong, as well as key belonging, diversity, equity and inclusion initiatives, please see Walmart’s most recent Belonging, Diversity, Equity and Inclusion Report, which can be found on our corporate website under the section titled “ESG Investors.”

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5	Fiscal 2024 Performance Goals and Performance

What were the fiscal 2024 financial goals under our annual and long-term incentive plans, and how did we perform in comparison to those goals?
Fiscal 2024 annual cash incentive goals and results

Constant currency operating income (excluding certain items*) (in millions)
*    To make results comparable from year-to-year, we exclude the impact of currency exchange rate fluctuations and the effects of certain other items from our reported results of operations for incentive plan purposes. See pages 68-69 for more information.

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Constant currency sales (excluding certain items*) (in millions)
*    To make results comparable from year-to-year, we exclude fuel sales, the impact of currency exchange rate fluctuations, Sam’s Club tobacco sales, and the effects of certain other items from our reported results of operations for incentive plan purposes. See pages 68-69 for more information.

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Fiscal 2024 long-term performance equity goals and results

Constant currency sales (excluding certain items*) (in millions)
*    To make results comparable from year-to-year, we exclude fuel sales, the impact of currency exchange rate fluctuations, Sam’s Club tobacco sales, and the effects of certain other items from our reported results of operations for incentive plan purposes. See pages 68-69 for more information.

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Constant currency ROI (excluding certain items)*
*    To make results comparable from year-to-year, we exclude certain items from our reported results of operations for incentive plan purposes. See pages 68-69 for more information.
How were these results used to determine fiscal 2024 award payouts?
Fiscal 2024 performance compared to each of the annual cash incentive goals shown above was then weighted according to each NEO’s performance measure weightings to determine payout percentages, as shown below:
Fiscal 2024 annual cash incentive payouts

	Total Company		Walmart U.S.		International		Sam's Club
Component	Weighting	Payout	Weighting	Payout	Weighting	Payout	Weighting	Payout
Total Company – OI	50%	125%	25%	125%	25%	125%	25%	125%
Total Company – Sales	50%	125%
Segment – OI			25%	125%	25%	125%	25%	88%
Segment – Sales			50%	125%	50%	125%	50%	99%
Payout (% of target)	125%		125%		125%		102%
See “Fiscal 2024 NEO Pay and Performance Summaries” for more details about each NEO’s fiscal 2024 annual cash incentive payout.

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Fiscal 2024 performance equity payouts
Our NEOs annually receive performance-based RSUs with a one-year performance period followed by a two-year vesting period (see illustrations below).

	Fiscal 2021 Grant
Segment	FY22 Performance	Time-based vesting through FY23 and FY24		Fiscal 2024 Payout
Walmart U.S.	150%	Vested on Jan. 31, 2024		150.00%
Sam’s Club	150%			150.00%
International	150%			150.00%
Total Company	150%			150.00%

		Fiscal 2022 Grant
Segment		FY23 Performance	Time-based vesting through FY24 and FY25
Walmart U.S.		118%	Scheduled to vest on Jan. 31, 2025 based on continued employment
Sam’s Club		118%
International		118%
Total Company		118%

			Fiscal 2023 Grant
Segment			FY24 Performance	Time-based vesting through FY25 and FY26
Walmart U.S.			150%	Scheduled to vest on Jan. 31, 2026 based on continued employment
Sam’s Club			124%
International			150%
Total Company			150%
Why do the results used in our incentive plans differ from our reported results of operations for fiscal 2024?
The CMDC’s objective in administering our incentive plans is to ensure that incentive awards are calculated on a comparable basis from year-to-year, and to ensure that plan participants are incentivized and rewarded appropriately for performance within their control. The CMDC undertakes a rigorous oversight and certification process to determine the items to exclude from our reported results of operations for purposes of our incentive plans. This process is not outcome-driven and includes both positive and negative adjustments to reported results of operations. For fiscal 2024, these adjustments, taken as a whole, had the impact of reducing our sales and operating income for incentive plan purposes.
For these reasons, the following types of items are excluded from our incentive goals and/or our incentive calculations:
•Items excluded by the terms of the incentive plans. Like many other companies, our shareholder-approved incentive plans specify that incentive payouts be calculated after excluding the impact of recent acquisitions, divestitures, restructurings, and items that similarly impact our operating results. For fiscal 2024, the largest item in this category was an adjustment to reduce operating income to reflect lower than planned LIFO charges during fiscal 2024.
•Items excluded at the time incentive goals are established. When the CMDC sets incentive goals, it typically excludes the impact of certain items from the performance goals. For example, because we generally do not hedge for currency exchange rate fluctuations, the CMDC sets incentive goals on a constant currency basis excluding the impact of currency exchange rate fluctuations. Similarly, sales goals exclude the impact of fuel sales because fuel prices are volatile and subject to significant fluctuation, which is out of our management’s control. Sales goals also exclude Sam’s Club tobacco sales. For fiscal 2024, fuel and currency represented the substantial majority of all sales adjustments, and currency represented the only operating income adjustment.

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•Items excluded so that operating results are calculated on a comparative basis from year-to-year. Consistent with the terms of our incentive plans, the CMDC may exclude certain other items so that results can be calculated on a comparative basis from year-to-year. For fiscal 2024, these adjustments had a negligible impact on incentive payouts.
Impact of excluded items on fiscal 2024 performance for incentive plan purposes
$ in millions

	Operating Income				Sales
Metric	Total Company* ($)	Walmart U.S. ($)	Sam’s Club ($)	International ($)	Total Company* ($)	Walmart U.S. ($)	Sam’s Club ($)	International ($)
As Reported	27,012	22,154	2,192	4,909	642,637	441,817	86,179	114,641
Plan and pre-determined items	(643)	(232)	(135)	(373)	(20,087)	(4,652)	(12,467)	(2,967)
Comparative items	215	164	38	14	41	--	--	41
Performance for Incentive Plan Purposes	26,584	22,086	2,095	4,550	622,591	437,165	73,712	111,715
*    Segment numbers may not sum up to Total Company numbers due to rounding and corporate-level expenses.
Fiscal 2024 ROI Adjustments for Long-Term Performance Equity Purposes. When calculating ROI for long-term performance equity purposes, we used the adjusted operating income shown in the table above in the row titled “Performance for Incentive Plan Purposes." We then adjusted ROI downwards, primarily to exclude the impact of mark-to market adjustments to the value of certain equity and other investments. As a result of applying these adjustments, our ROI was 14.83% for purposes of our long-term performance share plan, compared to a reported ROI of 15.02%.

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6	Fiscal 2024 NEO Pay and Performance Summaries

Doug McMillon President and CEO

Fiscal 2024 highlights

•We focused on investing in our associates and technology to serve our customers and members and delivered strong performance, with constant currency sales increasing 5.6% and adjusted operating income growing faster than sales.
		•We continued to scale complementary businesses, including continued growth in our global advertising business. •We exceeded $100 billion in global eCommerce sales for the first time.

Fiscal 2024 Target TDC $25.1 million
Fiscal 2024 incentive payouts
Annual cash incentive. As our CEO, Mr. McMillon’s annual cash incentive is based on the total company operating income and sales performance, as calculated for incentive plan purposes and as described above on pages 64-65.

14.3%
Annual Cash Incentive
6.0%
Base Salary
12.0%
Restricted Stock
82.0%
at risk
67.7%
Performance Equity

	Performance Metric	Weighting	Performance (% of Target)	Payout (% of Target)	Fiscal 2024 Incentive Payout
	Total Company OI		125%	125%	$4,500,000
	Total Company Sales		125%

Long-term incentive. Mr. McMillon’s long-term performance equity is based on the total company sales and ROI performance, as described above on pages 66-67. The table below shows the fiscal 2024 performance (as a % of target) and the resulting number of Shares Mr. McMillon is scheduled to earn from his 2023 performance share grant with a vesting period ending January 31, 2026.

	Performance Metric	Weighting	Fiscal 2024 Performance (% of Target)		Number of Shares Earned
	Total Company Sales		150%		536,955
	Total Company ROI

Key compensation decisions for fiscal 2024
The CMDC relies on the factors described on page 59 in establishing the target TDC of Mr. McMillon and our other NEOs. After considering those factors, the CMDC made no changes to Mr. McMillon’s target TDC for fiscal 2024. When compared to similar positions within our peer group companies, Mr. McMillon’s fiscal 2024 target TDC was slightly above the 75th percentile, which the CMDC believes is reasonable in light of Mr. McMillon's long tenure, strong performance, and the size and complexity of Walmart’s business relative to its peer group.
Substantial stock ownership
Mr. McMillon is significantly invested in Walmart common stock, owning Shares valued at more than 100 times his annual base salary. We believe that Mr. McMillon’s significant interest in Walmart stock serves to align his interests with those of our shareholders.

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John David Rainey EVP and CFO

Fiscal 2024 highlights
•We drove improvements in ROI by 230 bps to 15%, a level last achieved in 2017. •We generated over $35 billion in operating cash flow, an increase of nearly 24%.		•We returned $8.8 billion to shareholders in the form of dividends and share repurchases, and increased our fiscal 2025 dividend by 9%, the largest increase in over a decade.

Fiscal 2024 Target TDC $11.5 million
Fiscal 2024 incentive payouts
Annual cash incentive. As our CFO, Mr. Rainey’s annual cash incentive is based on the total company operating income and sales performance, as described above on pages 64-65.

13.0%
Annual Cash Incentive
8.7%
Base Salary
13.0%
Restricted Stock
78.2%
at risk
65.2%
Performance Equity

	Performance Metric	Weighting	Performance (% of Target)	Payout (% of Target)	Fiscal 2024 Incentive Payout
	Total Company OI		125%	125%	$1,875,000
	Total Company Sales		125%

Long-term incentive. Mr. Rainey’s long-term performance equity is based on the total company sales and ROI performance, as described above on pages 66-67. The table below shows the fiscal 2024 performance (as a % of target) and the resulting number of Shares Mr. Rainey is scheduled to earn from his 2023 performance share grant with a vesting period ending January 31, 2026.

	Performance Metric	Weighting	Fiscal 2024 Performance (% of Target)		Number of Shares Earned
	Total Company Sales		150%		236,895
	Total Company ROI

Key compensation decisions for fiscal 2024
Fiscal 2024 was Mr. Rainey's first full year in role as he became CFO in June 2022. After considering the factors described on page 59, the CMDC made no changes to Mr. Rainey’s target TDC for fiscal 2024. When compared to similar positions within our peer group companies, Mr. Rainey's fiscal 2024 target TDC was slightly below the 75th percentile.

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Suresh Kumar EVP, Global Chief Technology Officer and Chief Development Officer

Fiscal 2024 highlights
•We continued to invest in the automation of our supply chain to drive efficiencies to serve our customers, removing friction for associates and customers, and increasing productivity.		•We leveraged technology to accelerate newer businesses, including advertising, fulfillment and marketplace. •We developed and deployed generative artificial intelligence tools for our associates.

Fiscal 2024 Target TDC $14.1 million	Fiscal 2024 incentive payouts Annual cash incentive. Mr. Kumar’s annual cash incentive is based on the total company operating income and sales performance, as described above on pages 64-65.

	Performance Metric	Weighting	Performance (% of Target)	Payout (% of Target)	Fiscal 2024 Incentive Payout
	Total Company OI		125%	125%	$2,475,000
	Total Company Sales		125%

Long-term incentive. Mr. Kumar’s long-term performance equity is based on the total company sales and ROI performance, as described above on pages 66-67. The table below shows the fiscal 2024 performance (as a % of target) and the resulting number of Shares Mr. Kumar is scheduled to earn from his 2023 performance share grant with a vesting period ending January 31, 2026.

	Performance Metric	Weighting	Fiscal 2024 Performance (% of Target)		Number of Shares Earned
	Total Company Sales		150%		284,271
	Total Company ROI

Key compensation decisions for fiscal 2024
After considering the factors described on page 59, the CMDC made no changes to Mr. Kumar’s target TDC for fiscal 2024. When compared to similar positions within our peer group companies, Mr. Kumar's fiscal 2024 target TDC was slightly below the 75th percentile.

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John Furner EVP, President and CEO, Walmart U.S.

Fiscal 2024 highlights
•We continued to focus on our omni-channel business and on strengthening our store operations, with comparable sales (excluding fuel) increasing 5.6% and 12.2% over a two-year period.		•We drove operational efficiencies, growing operating income 7.4%, a rate faster than the growth in sales. •We continued to accelerate U.S. marketplace growth.

Fiscal 2024 Target TDC $14.5 million	Fiscal 2024 incentive payouts Annual cash incentive. Mr. Furner’s annual cash incentive is based on a combination of total company and segment performance, as described above on pages 64-65.

	Performance Metric	Weighting	Performance (% of Target)	Payout (% of Target)	Fiscal 2024 Incentive Payout
	Total Company OI		125%	125%	$2,812,500
	Walmart U.S. OI		125%
	Walmart U.S. Sales		125%

Long-term incentive. Mr. Furner’s long-term performance equity for fiscal 2024 was based on Walmart U.S. sales and total company ROI performance, described above on pages 66-67. The table below shows the fiscal 2024 performance (as a % of target) and the resulting number of Shares Mr. Furner is scheduled to earn from his 2023 performance share grant with a vesting period ending January 31, 2026.

	Performance Metric	Weighting	Fiscal 2024 Performance (% of Target)		Number of Shares Earned
	Walmart U.S. Sales		150%		284,271
	Total Company ROI

Key compensation decisions for fiscal 2024
After considering the factors described on page 59, the CMDC made no changes to Mr. Furner’s target TDC for fiscal 2024. The CMDC believes that Mr. Furner, as the head of our largest operating segment, has responsibilities comparable to many CEO positions within our peer group companies, and it is likely that he would be recruited for a CEO position in the retail industry or elsewhere. When compared to COO or divisional president positions within our peer group, Mr. Furner’s fiscal 2024 target TDC is slightly above the 75th percentile. When compared to CEO positions within our peer group, Mr. Furner's fiscal 2024 target TDC is below the median.

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Executive Compensation

Kath McLay EVP, President and CEO, Walmart International

Fiscal 2024 highlights

•Appointed to current position in September 2023 after successfully leading our Sam’s Club business.
•We delivered strong international operating performance, with sales growing 10.6% on a constant currency basis.
		•Adjusted operating income grew faster than sales, with a 15.4% increase over fiscal 2023 on a constant currency basis. •We continued the growth of our FlipKart and PhonePe businesses in India.

Fiscal 2024 Target TDC $12.8 million
Fiscal 2024 incentive payouts
Annual cash incentive. Ms. McLay’s fiscal 2024 annual cash incentive is based on a combination of total company and segment performance, as described on pages 64-65. Because Ms. McLay led our Sam’s Club segment before assuming her new role in September 2023, her fiscal 2024 cash incentive payout is prorated based on her time in Sam’s Club and International.

	Performance Metric	Weighting	Performance (% of Target)	Payout (% of Target)	Fiscal 2024 Incentive Payout
	Total Company OI		125%	111%	$2,000,466
	Segment OI (Int’l/Sam’s Club)		102%
	Segment Sales (Int’l/Sam’s Club)		109%

Long-term incentive. Ms. McLay’s long-term performance equity for fiscal 2024 was based on total company ROI performance and a combination of Sam’s Club and International sales performance, prorated based on her time in each segment during fiscal 2024. The table below shows the fiscal 2024 performance (as a % of target) and the resulting number of Shares Ms. McLay is scheduled to earn from her 2023 performance share grant with a vesting period ending January 31, 2026.

	Performance Metric	Weighting	Fiscal 2024 Performance (% of Target)		Number of Shares Earned
	Segment Sales (Int’l/Sam’s Club)		134%		212,145
	Total Company ROI

Key compensation decisions for fiscal 2024
Fiscal 2024 was Ms. McLay’s first partial year in role as she was appointed in September 2023. Ms. McLay did not receive any special cash or equity awards in connection with her promotion. The CMDC believes that Ms. McLay, as the head of our International operations, has responsibilities comparable to many CEO positions within our peer group companies, and it is likely that she would be recruited for a CEO position in the retail industry or elsewhere. When compared to COO or divisional president positions within our peer group, Ms. McLay’s fiscal 2024 target TDC is slightly below the 75th percentile; however, when compared to CEO positions within our peer group companies, Ms. McLay’s fiscal 2024 target TDC is below the median.

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Chris Nicholas EVP, President and CEO, Sam’s Club

Fiscal 2024 highlights

•Promoted to current role in September 2023 after serving as EVP and COO, Walmart U.S.
•We drove strong performance by serving our members, with comparative sales growth (excluding fuel) of 4.9%, and 15.3% over a two-year period.

•We grew membership income, with record total membership and Plus penetration at fiscal year end.
•We drove growth in our advertising business, with almost 50% more advertisers vs. fiscal 2023 year-end.

Fiscal 2024 Target TDC $9.4 million
Fiscal 2024 incentive payouts
Annual cash incentive. Mr. Nicholas’ annual cash incentive is based on a combination of total company and segment as described above on pages 64-65. Because Mr. Nicholas worked in our Walmart U.S. segment before his promotion in September, his fiscal 2024 cash incentive payout is prorated based on his time in Walmart U.S. vs. Sam’s Club and his pay levels during the year.

	Performance Metric	Weighting	Performance (% of Target)	Payout (% of Target)	Fiscal 2024 Incentive Payout
	Total Company OI		125%	116%	$1,317,484
	Segment OI (Walmart U.S./Sam’s Club)		110%
	Segment Sales (Walmart U.S./Sam’s Club)		115%

Long-term incentive. Mr. Nicholas’ long-term performance equity for fiscal 2024 was based on total company ROI performance and a combination of Walmart U.S. and Sam’s Club sales, prorated based on his time in each segment. The table below shows the fiscal 2024 performance (as a % of target) and the resulting number of Shares Mr. Nicholas is scheduled to earn from his 2023 performance share grant with a vesting period ending January 31, 2026.

	Performance Metric	Weighting	Fiscal 2024 Performance (% of Target)		Number of Shares Earned
	Segment Sales (Walmart U.S./Sam's Club)		140%		77,252
	Total Company ROI

Key compensation decisions for fiscal 2024
Fiscal 2024 was Mr. Nicholas’ first partial year in role as he was promoted in September 2023. Mr. Nicholas did not receive any special cash or equity awards in connection with his promotion. The CMDC believes that Mr. Nicholas, as the head of our Sam’s Club operations, has responsibilities comparable to many CEO positions within our peer group companies, and it is likely that he would be recruited for a CEO position in the retail industry or elsewhere. When compared to COO or divisional president positions within our peer group, Mr. Nicholas’ fiscal 2024 target TDC is slightly above the median; however, when compared to CEO positions within our peer group companies, Mr. Nicholas’ fiscal 2024 target TDC is below the 25th percentile.

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Executive Compensation

7	Other Compensation Programs and Policies

What other benefits do our NEOs receive?
Our NEOs receive a limited number of other benefits. We cover the cost of annual physical examinations for our NEOs and provide each NEO with limited personal use of our aircraft. We do not provide tax gross-ups related to the use of our aircraft. Our NEOs also receive company-paid life and accidental death and dismemberment insurance. Additionally, our NEOs are entitled to benefits available to our officers, such as participation in the Deferred Compensation Matching Plan, and benefits available to associates generally, including a Walmart discount card, a limited 15% match on purchases of Shares through our Associate Stock Purchase Plan, participation in our 401(k) Plan, medical benefits, and foreign business travel insurance. We provide these perquisites and supplemental benefits to attract talented executives to our company and to retain our current executives, and we believe their limited cost is outweighed by the benefits to our company.
What are our practices for granting equity awards?
Timing of Equity Awards. The CMDC meets each January to approve and grant annual equity awards to our Executive Officers, including our NEOs, for the upcoming fiscal year. Because of the timing of these meetings, these equity grants are reported in the executive compensation tables appearing in this proxy statement as granted during the most recently completed fiscal year. The CMDC meets again in February or March to establish the performance goals applicable to the performance equity and any other performance-based equity granted at the January meeting.
Any special equity grants to Executive Officers during the year are approved by the CMDC at a meeting or by unanimous written consent.
Option Exercise Prices. We have not granted stock options to our Executive Officers since 2007, and stock options are not currently a part of our executive compensation program. If we grant stock options in the future, the exercise price will be equal to the fair market value of our common stock on the date of grant.
Do we have employment agreements with our NEOs?
We do not have employment agreements with any of our NEOs. Our NEOs are employed on an at-will basis.
While we limit the use of non-compete agreements to senior executives in key strategic roles, we have entered into a non-compete agreement with each NEO. As described in more detail under “Potential Payments Upon Termination or Change in Control” beginning on page 89, these agreements provide that, if we terminate the NEO’s employment for any reason other than his or her violation of company policy, we will generally make limited severance payments to the NEO.
Under these agreements, each NEO has agreed that for a limited period of time following his or her termination of employment, he or she will not participate in a business that competes with us and will not solicit our senior associates for employment. We do not have any contracts or other arrangements with our NEOs that provide for payments or other benefits upon a change in control of our company.
Does our compensation program contain any provisions addressing the recovery or non-payment of compensation in the event of misconduct?
Yes. Our MIP and our Stock Incentive Plan both provide that we will recoup awards to the extent required by Walmart policies. Furthermore, our MIP provides that, in order to be eligible to receive an incentive payment, the participant must have complied with our policies, including our Code of Conduct, at all times. It further provides that if the CMDC determines, within 12 months following the payment of an incentive award, that prior to the payment of the award, a participant has violated any of our policies or otherwise committed acts detrimental to the best interests of our company, the participant must repay the incentive award upon demand. Similarly, our Stock Incentive Plan provides that if the CMDC determines that an associate has committed any act detrimental to the best interests of our company, he or she will forfeit all unexercised options and unvested equity awards.

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In addition, our incentive plans provide that all awards, whether or not previously paid or deferred, will be subject to the company’s policies and applicable law regarding clawbacks in effect from time to time. In fiscal 2024, the CMDC adopted a recoupment policy intended to comply with Section 10D of the Exchange Act and the NYSE listing standards, which provides for the mandatory recovery of both cash- and equity-based compensation paid on the basis of the achievement of financial performance measures in the event of an accounting restatement that impacts such performance measures. This policy is filed as an exhibit to our most recent Annual Report on Form 10-K.
Are our NEOs subject to any minimum requirements regarding ownership of our stock?
Yes. Our senior officers have been subject to stock ownership guidelines since 2003. Our CEO and senior officers are subject to the following requirements:

Position	Multiple
CEO	7 times annual base salary
Other NEOs and certain other senior officers	5 times annual base salary
Unvested restricted stock and performance equity do not count towards these ownership requirements. The CEO and other senior officers must satisfy these stock ownership requirements no later than the fifth anniversary of his or her appointment to a position covered by these guidelines. If any covered officer is not in compliance with these requirements, he or she may not sell or otherwise dispose of more than 50 percent of any Shares that vest pursuant to any equity award until such time as he or she is in compliance with the guidelines and such sale would not cause the covered officer to cease to be in compliance. Further, as noted below, any pledged Shares are not counted towards these ownership requirements. Each of our NEOs is in compliance with his or her stock ownership guidelines, with our CEO owning in excess of 100 times his annual base salary.
Are there any restrictions on an NEO’s ability to engage in transactions involving Walmart stock?
Yes. Our Insider Trading Policy contains the following restrictions:
•Our directors and Executive Officers may trade in our stock only during open window periods, and then only after they have pre-cleared such transactions with our Office of the Corporate Secretary.
•Our directors and Executive Officers may not enter into trading plans pursuant to SEC Rule 10b5-1 without having such plans pre-approved by our Corporate Secretary.
•Our directors, Executive Officers, and associates may not, at any time, engage in hedging transactions (such as swaps, puts and calls, collars, and similar financial instruments) that would eliminate or limit the risks and rewards of Walmart stock ownership.
•Our directors and Executive Officers may not at any time engage in any short selling, buy or sell options, puts or calls, whether exchange-traded or otherwise, or engage in any other transaction in derivative securities that reflects speculation about the price of our stock or that may place their financial interests against the financial interests of our company.
•Our directors and Executive Officers are prohibited from using Walmart stock as collateral for any margin loan.
•Before using Walmart stock as collateral for any other borrowing, our directors and Executive Officers must satisfy the following requirements:
•The pledging arrangement must be pre-approved by Walmart’s Corporate Secretary; and
•Any Walmart Shares pledged will not be counted when determining whether the director or Executive Officer is in compliance with our stock ownership guidelines.
Currently, none of our directors or Executive Officers have any pledging arrangements in place involving Walmart stock.

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Executive Compensation
Compensation Committee Report
The CMDC has reviewed and discussed with our company’s management the CD&A included in this proxy statement and, based on that review and discussion, the CMDC recommended to the Board that the CD&A be included in this proxy statement.
The CMDC submits this report:
Carla Harris, Chair
Marissa Mayer
Randall Stephenson
Risk Considerations in our Compensation Program
The CMDC, pursuant to its charter, is responsible for reviewing and overseeing the compensation and benefits structure applicable to our associates generally, including any risks that may arise from our compensation program. We do not believe that our compensation policies and practices for our associates give rise to risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:
•Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.
•Our performance-based compensation is balanced between an annual incentive and a long-term incentive program. We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our company’s long-term best interests.
•Our incentive compensation programs reward performance based on a mix of operating income-based metrics, sales-based metrics, and return on investment. We believe that this mix of performance metrics mitigates any incentive to seek to maximize performance under one metric to the detriment of performance under other metrics. For example, our long-term performance share plan is based equally on sales and ROI performance. We believe that this structure mitigates any incentive to pursue strategies that would increase our sales to the detriment of ROI performance. The CMDC regularly reviews the mix and weightings of the performance metrics used in our incentive compensation programs and has concluded that they are aligned with our strategy and provide appropriate incentives to encourage sustainable shareholder value creation.
•Maximum payouts under both our annual cash incentive plan and our performance equity program are capped at 125% and 150% of target payouts, respectively. We believe that these limits mitigate excessive risk-taking, since the maximum amount that can be earned in a single cycle is limited.
•A significant percentage of our management’s incentive compensation is based on the performance of our total company. This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single operating segment or area of responsibility to the detriment of our company as a whole.
•Our senior executives are subject to robust stock ownership guidelines, which we believe motivate our executives to consider the long-term interests of our company and our shareholders and discourage excessive risk-taking that could negatively impact our stock price.
•Our performance-based incentive compensation programs are designed with payout curves that are relatively smooth and do not contain steep payout “cliffs” that might encourage short-term business decisions in order to meet a payout threshold.
•Our Executive Officers’ cash incentive payments are subject to reduction or elimination for behavior inconsistent with our Code of Conduct.
Finally, our cash incentive plan and our Stock Incentive Plan both contain robust clawback provisions under which awards may be recouped or forfeited if an associate has not complied with our policies, including our Code of Conduct, or has committed acts detrimental to the best interests of our company. Furthermore, in fiscal 2024, the CMDC adopted an Executive Compensation Recoupment Policy, as discussed above in Compensation Discussion & Analysis.

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Compensation Committee Interlocks and Insider Participation
None of the directors who served on the CMDC at any time during fiscal 2024 were officers or associates of Walmart or were former officers or associates of Walmart. Further, none of the members who served on the CMDC at any time during fiscal 2024 had any relationship with our company requiring disclosure under the section of this proxy statement entitled “Fiscal 2024 Review of Related Person Transactions.” Finally, no Executive Officer serves, or in the past fiscal year has served, as a director of, or as a member of the compensation committee (or other board committee performing equivalent functions) of, any entity that has one or more of its executive officers serving as a director of Walmart or as a member of the CMDC.

2024 Proxy Statement	79

EXECUTIVE COMPENSATION TABLES
Summary Compensation

Name and Principal Position (a)	Fiscal Year ended Jan. 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($)
Doug McMillon President and CEO	2024	1,505,769	—	19,608,750	4,500,000	1,133,111	221,294	26,968,924
	2023	1,471,569	—	19,411,326	3,032,667	1,191,571	199,581	25,306,714
	2022	1,276,892	—	19,195,007	3,816,000	1,028,364	354,410	25,670,673
John David Rainey Chief Financial Officer	2024	1,003,846	—	9,108,093	1,875,000	—	1,232,413	13,219,352
	2023	700,000	5,000,000	32,651,678	899,181	—	474,742	39,725,601
Suresh Kumar Global Chief Technology and Development Officer	2024	1,104,231	—	10,831,244	2,475,000	15,056	81,794	14,507,325
	2023	1,096,825	—	13,130,922	1,694,495	10,897	185,570	16,118,709
	2022	1,050,724	—	13,024,864	2,355,377	2,491	272,903	16,706,359
John Furner President and CEO, Walmart U.S.	2024	1,254,808	—	10,831,244	2,812,500	259,596	464,463	15,622,611
	2023	1,223,704	—	10,692,394	1,594,915	245,766	358,884	14,115,663
	2022	1,088,776	—	10,573,933	2,442,285	175,020	415,361	14,695,375
Kath McLay President and CEO, Walmart International	2024	1,003,846	—	10,339,072	2,000,466	15,623	337,127	13,696,134
	2023	973,771	—	8,742,164	1,882,901	11,408	335,639	11,945,883
	2022	799,575	—	8,644,893	1,792,384	6,911	286,458	11,530,221
Chris Nicholas President and CEO, Sam’s Club	2024	805,471	—	10,405,147	1,317,484	2,499	181,578	12,712,179
Explanation of information in the columns of the table:
Salary (column (c))
Represents salaries earned during the fiscal years shown. Mr. Furner and Mr. Nicholas elected to defer $52,000 and $100,022 of their fiscal 2024 base salaries, respectively, under the Deferred Compensation Matching Plan.
Bonus (column (d))
The amount in this column for Mr. Rainey for fiscal 2023 represents a sign-on bonus paid at the time of his initial hire.
Stock awards (column (e))
In accordance with SEC rules, the amounts included in this column are the grant date fair value for awards granted in the fiscal years shown, computed in accordance with the stock-based compensation accounting rules that are a part of GAAP (as set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718), but excluding the effect of any estimated forfeitures of such awards. The values in this column reflect the full grant date fair value of all equity awards granted during the year, although the awards are subject to vesting periods based on continued employment.
The number of performance-based restricted stock units that vest, if any, depends on whether we achieve certain levels of performance with respect to certain performance measures. The grant date fair values of the performance-based restricted stock units included in this column are based on payouts at target, which we have determined, in accordance with the stock-based compensation accounting rules, to be the probable levels of achievement of the performance goals related to those awards. The table below shows the grant date fair value of the performance-based restricted stock units granted to each NEO during fiscal 2024, assuming that: (i) our performance with respect to those performance measures will be at target

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levels (i.e., probable performance); and (ii) our performance with respect to those performance measures will be at levels that would result in a maximum payout. The grant date fair value of each performance-based restricted stock unit was determined based on the closing price of a Share on the NYSE on the grant date discounted for the expected dividend yield for such Shares during the vesting period:

Name	Fiscal Year of Grant	Grant Date Fair Value (Probable Performance) ($)	Grant Date Fair Value (Maximum Performance) ($)
Doug McMillon	2024	16,559,802	24,839,703
John David Rainey	2024	6,757,822	10,136,733
Suresh Kumar	2024	8,036,375	12,054,639
John Furner	2024	8,036,375	12,054,639
Kath McLay	2024	7,671,162	11,506,820
Chris Nicholas	2024	7,720,437	11,580,608
Option awards (column (f))
We have omitted this column because we did not grant any option awards to NEOs during any of the fiscal years covered by this table, and stock options are not currently part of our executive compensation program.
Non-equity incentive plan compensation (column (g))
These amounts represent annual cash incentive payments earned by our NEOs for performance during fiscal 2024, fiscal 2023, and fiscal 2022, respectively, but paid to our NEOs during the following fiscal year. Certain of our NEOs elected to defer a portion of their annual cash incentive payment for fiscal 2024, as follows:

Name	Amount of Fiscal 2024 Annual Cash Incentive Deferred ($)
John Furner	2,495,500
Kath McLay	148,200
Chris Nicholas	658,742
Change in pension value and nonqualified deferred compensation earnings (column (h))
The amounts shown in this column represent above-market interest credited on deferred compensation under our company’s nonqualified deferred compensation plans, as calculated pursuant to Item 402(c)(2)(viii)(B) of SEC Regulation S-K.
All other compensation (column (i))
“All other compensation” for fiscal 2024 includes the following amounts:

Name	401(k) Plan Matching Contributions ($)	Personal Use of Company Aircraft ($)	Company Contributions to Deferred Compensation Plans ($)
Doug McMillon	19,800	192,848	—
John David Rainey	6,923	547,773	—
Suresh Kumar	19,800	54,173	—
John Furner	19,800	204,279	223,950
Kath McLay	—	167,261	148,200
Chris Nicholas	19,800	52,858	107,332
The value shown for personal use of Walmart aircraft is the incremental cost to our company of such use, which is calculated based on the variable operating costs to our company per hour of operation, which includes fuel costs, maintenance, and associated travel costs for the crew. Fixed costs that do not change based on usage, such as pilot salaries, depreciation, insurance, and rent, are not included.
“All other compensation” for fiscal 2024 also includes $670,567 in relocation expenses for Mr. Rainey, which were contemplated by his initial offer letter signed in connection with his hire in fiscal 2023, as well as tax preparation services for Mr. Furner and Ms. McLay in amounts less than $10,000, in each case related to his or her prior international employment.

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Executive Compensation Tables
The amounts in this column for fiscal 2024 also include tax gross-ups for certain of our NEOs in amounts less than $10,000, as well as the cost of term life insurance premiums for each of our NEOs and the cost of physical examinations for certain NEOs. The values of these personal benefits are based on the incremental aggregate cost to our company and are not individually quantified because none of them individually exceed the threshold set forth in Instruction 4 to Item 402(c)(2)(ix) of Regulation S-K.
Fiscal 2024 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name	Grant Date	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Doug McMillon		1,350,000	3,600,000	4,500,000
	1/12/24				160,650	321,300	481,950		16,559,802
	1/12/24							56,700	3,048,948
John David Rainey		695,250	1,854,000	2,317,500
	1/12/24				65,559	131,118	196,677		6,757,822
	1/12/24							43,707	2,350,271
Suresh Kumar		766,125	2,043,000	2,553,750
	1/12/24				77,964	155,925	233,889		8,036,375
	1/12/24							51,975	2,794,869
John Furner		887,625	2,367,000	2,958,750
	1/12/24				77,964	155,925	233,889		8,036,375
	1/12/24							51,975	2,794,869
Kath McLay		769,500	2,052,000	2,565,000
	1/12/24				74,421	148,839	223,260		7,671,162
	1/12/24							49,614	2,667,910
Chris Nicholas		607,500	1,620,000	2,025,000
	4/1/23				27,654	55,310	82,962		2,606,380
	1/12/24				49,614	99,225	148,839		5,114,057
	4/1/23							18,437	906,157
	1/12/24							33,075	1,778,553
Explanation of information in the columns of the table:
Estimated future payments under non-equity incentive plan awards (columns (c), (d) and (e))
The amounts in these columns represent the threshold, target, and maximum amounts of potential annual cash incentive payments that may be earned by our NEOs under the Management Incentive Plan for performance during fiscal 2025. The CMDC generally grants equity awards to our Executive Officers in January of each year, and to our other officers in April of each year. As a result, Mr. Nicholas received two annual equity awards during fiscal 2024: an annual award in April 2023 prior to his promotion to his current position, and an annual award in January 2024 following his promotion. The performance measures and weightings applicable to these awards for each of our NEOs are as follows:

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Name	Weighting
Doug McMillon	50% Total Company Operating Income	50% Total Company Sales
John David Rainey	50% Total Company Operating Income	50% Total Company Sales
Suresh Kumar	50% Total Company Operating Income	50% Total Company Sales
John Furner	25% Total Company Operating Income	50% Walmart U.S. Sales
25% Walmart U.S. Operating Income
Kath McLay	25% Total Company Operating Income	50% International Sales
25% International Operating Income
Chris Nicholas	25% Total Company Operating Income	50% Sam’s Club Sales
25% Sam’s Club Operating Income
Estimated future payouts under equity incentive plan awards (columns (f), (g), and (h))
The amounts in these columns represent the threshold, target, and maximum number of Shares that may vest with respect to performance-based restricted stock units granted during fiscal 2024. Holders of performance-based restricted stock units do not earn dividends or enjoy other rights of shareholders until such performance-based restricted stock units have vested. All performance-based restricted stock units granted to our NEOs on January 12, 2024 are scheduled to vest on January 31, 2027, with the number of shares vesting based on performance during fiscal 2025. The performance-based restricted stock units granted to Mr. Nicholas on April 1, 2023 are scheduled to vest on January 31, 2026, with the number of shares vesting based on performance during fiscal 2024.
The CD&A provides additional information regarding our performance equity program and the related performance measures. For all other performance-based restricted stock unit grants made in fiscal 2024, the applicable performance measures are: (i) return on investment and (ii) sales growth of our company or one of its operating segments, depending on each NEO’s primary area of responsibility. Each NEO’s performance measure weighting for fiscal 2025 is as follows:

Name	Weighting
Doug McMillon	50% Total Company Return on Investment	50% Total Company Sales
John David Rainey	50% Total Company Return on Investment	50% Total Company Sales
Suresh Kumar	50% Total Company Return on Investment	50% Total Company Sales
John Furner	50% Total Company Return on Investment	50% Walmart U.S. Sales
Kath McLay	50% Total Company Return on Investment	50% International Sales
Chris Nicholas	50% Total Company Return on Investment	50% Sam’s Club Sales
All other stock awards: number of shares of stock or units (column (i))
The amounts in this column represent Shares of restricted stock granted during fiscal 2024. Restricted stock vests based on the continued service of the NEO as an associate through the various vesting dates, generally over a three-year period.
All other option awards: number of securities underlying options and exercise or base price of option awards (columns (j) and (k))
These columns are omitted because options are not currently part of our executive compensation program and Walmart did not grant options to NEOs during fiscal 2024.
Grant date fair value of stock and option awards (column (l))
Fair values of equity awards are computed in accordance with the stock-based compensation accounting rules, and exclude the effect of any estimated forfeitures. The grant date fair values of restricted stock are calculated based on the closing stock price of a Share on the NYSE as of the grant date, and performance-based restricted stock units are based on the probable outcome of those awards on the date of grant. The fair values of performance-based restricted stock units and restricted stock units are discounted for the expected dividend yield during the vesting period. The grant date fair value of restricted stock awards granted on January 12, 2024 was $53.77 per share, which was the closing price of a Share on the NYSE on that date. Performance-based restricted stock units granted on January 12, 2024 with a vesting period ending January 31, 2027 were valued using a discounted per-share value of $51.54. The grant date fair value of restricted stock granted on April 1, 2023 was $49.15 per share, which was the closing price of a Share on the NYSE on that date. Performance-based restricted stock units granted on April 1, 2023 were valued using a discounted per-share value of $47.12.

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Outstanding Equity Awards at Fiscal 2024 Year-End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Doug McMillon	1,070,625	58,973,594	481,950	26,547,413
John David Rainey	713,361	39,294,302	196,677	10,833,625
Suresh Kumar	597,387	32,906,067	233,889	12,883,386
John Furner	597,387	32,906,067	233,889	12,883,386
Kath McLay	475,884	26,213,277	223,260	12,297,905
Chris Nicholas	304,100	16,750,816	148,839	8,198,548
Explanation of information in the columns of the table:
Option awards (columns (b) through (f))
We have omitted these columns because none of our NEOs held any options to purchase Shares or other Walmart securities as of the end of fiscal 2024.
Number of shares or units of stock that have not vested (column (g))
The amounts in this column represent Shares of restricted stock with service-based vesting requirements, including performance-based restricted stock units for which the performance conditions have been satisfied, scheduled to vest in amounts and on the dates shown in the following table:

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Vesting Date	Doug McMillon	John David Rainey	Suresh Kumar	John Furner	Kath McLay	Chris Nicholas
February 13, 2024	—	—	—	—	—	995
March 12, 2024	—	—	—	—	—	6,525
April 9, 2024	—	—	—	—	—	995
May 7, 2024	—	—	—	—	—	995
May 21, 2024	—	183,525	—	—	—	35,271
June 4, 2024	—	—	—	—	—	995
July 2, 2024	—	—	—	—	—	995
July 30, 2024	—	—	—	—	—	483
August 13, 2024	—	—	—	—	—	512
August 27, 2024	—	—	—	—	—	483
September 24, 2024	—	—	—	—	—	995
October 22, 2024	—	—	—	—	—	995
November 19, 2024	—	—	—	—	—	995
December 17, 2024	—	—	—	—	—	995
January 14, 2025	60,663	37,335	45,168	45,168	37,419	12,021
January 31, 2025	414,150	215,937	219,258	219,258	182,712	61,359
February 11, 2025	—	—	—	—	—	995
March 11, 2025	—	—	—	—	—	995
April 8, 2025	—	—	—	—	—	512
May 6, 2025	—	—	—	—	—	512
June 3, 2025	—	—	—	—	—	512
July 1, 2025	—	—	—	—	—	512
August 12, 2025	—	—	—	—	—	512
September 9, 2025	—	—	—	—	—	512
October 7, 2025	—	—	—	—	—	512
November 4, 2025	—	—	—	—	—	512
December 2, 2025	—	—	—	—	—	512
January 13, 2026	39,957	25,098	31,365	31,365	27,069	11,538
January 31, 2026	536,955	236,895	284,271	284,271	212,145	77,252
February 10, 2026	—	—	—	—	—	512
March 10, 2026	—	—	—	—	—	512
April 7, 2026	—	—	—	—	—	512
May 19, 2026	—	—	—	—	—	35,271
January 12, 2027	18,900	14,571	17,325	17,325	16,539	11,025
May 30, 2028	—	—	—	—	—	35,271
Market value of shares or units of stock that have not vested (column (h))
This column shows the market value of the Shares of restricted stock and restricted stock units in column (g), based on the closing price of a Share on the NYSE on the last trading day of fiscal 2024 ($55.08 on January 31, 2024).
Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (column (i))
The amounts in this column represent performance-based restricted stock units held by our NEOs, the vesting of which is subject to our company meeting certain performance goals as described in the CD&A and in the notes to the Summary Compensation and Fiscal 2024 Grants of Plan-Based Awards tables. The amounts in this column assume that performance-based restricted stock units will vest at maximum levels. All awards in this column are subject to performance conditions for fiscal 2025. All awards in this column are also subject to service-based vesting requirements through January 31, 2027.

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Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (column (j))
This column shows the market value of the performance share units in column (i), assuming payouts at maximum levels and based on the closing price of a Share on the NYSE on the last trading day of fiscal 2024 ($55.08 on January 31, 2024).
Fiscal 2024 Option Exercises and Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Doug McMillon	505,458	27,580,996
John David Rainey	206,283	10,285,935
Suresh Kumar	274,380	14,962,877
John Furner	254,538	13,876,327
Kath McLay	208,086	11,349,165
Chris Nicholas	74,713	3,974,086
Explanation of information in the columns of the table:
Option awards (columns (b) and (c))
We have omitted these columns because none of our NEOs exercised any options to purchase Walmart securities during fiscal 2024.
Number of shares acquired on vesting (column (d))
Mr. Nicholas elected to defer the receipt of 36,640 shares that vested during fiscal 2024 until a future year.
Value realized on vesting (column (e))
The values in this column equal the number of Shares vested multiplied by the fair market value of a Share, as defined in the Stock Incentive Plan, on the various vesting dates.
Fiscal 2024 Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last FY ($) (b)	Company Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Balance at Last FYE ($) (f)
Doug McMillon	—	—	5,676,609	191,235,428
John David Rainey	—	—	—	—
Suresh Kumar	—	—	51,975	830,079
John Furner	2,547,500	223,950	917,206	18,775,761
Kath McLay	148,200	148,200	59,913	1,610,474
Chris Nicholas	2,703,718	107,332	69,819	6,903,223

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Explanation of information in the columns of the table:
Executive contributions in last FY (column (b))
These amounts represent salary and/or cash incentive payments earned for fiscal 2024, the receipt of which was deferred. This includes amounts earned during fiscal 2024 but credited to NEOs’ deferred compensation accounts after the end of fiscal 2024. Salary and cash incentive payments deferred are included in the Summary Compensation table under “Salary” and “Non-Equity Incentive Plan Compensation,” respectively, for fiscal 2024. For the NEOs that deferred compensation during fiscal 2024, the following table shows the deferred portion of each NEO’s salary, cash incentive payments, and equity awards that vested in fiscal 2024, and the form of deferral:

Name	Contributions	Amount ($)
John Furner	Salary	52,000
	Cash Incentive	2,495,500
Kath McLay	Cash Incentive	148,200
Chris Nicholas	Salary	100,022
	Cash Incentive	658,742
	Equity	1,944,954
Company contributions in last FY (column (c))
The amounts in this column represent matching contributions to the DCMP. The amounts in this column are included in the “All Other Compensation” column of the Summary Compensation Table for fiscal 2024. See “Walmart’s Deferred Compensation Plans” on page 88 for more information on company contributions under these plans.
Aggregate earnings in last FY (column (d))
The amounts in this column represent all interest on ODCP and DCMP account balances, SERP earnings, and dividend equivalents and interest earned on dividend equivalents in equity deferral accounts under the Stock Incentive Plan during fiscal 2024, as shown in the table below. The “above-market” portion of this interest and earnings is included in the fiscal 2024 amounts in the Summary Compensation table under “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

Name	ODCP Interest ($)	DCMP Interest ($)	SERP Interest ($)	Dividend Equivalents and Interest ($)
Doug McMillon	1,733,142	1,114,382	93,374	2,735,711
Suresh Kumar	—	51,975	—	—
John Furner	56,751	828,062	4,499	27,894
Kath McLay	—	52,508	—	7,405
Chris Nicholas	—	1,485	—	68,334
Aggregate withdrawals/distributions (column (e))
This column is omitted as none of our NEOs had any withdrawals or distributions of deferred compensation during fiscal 2024.

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Aggregate balance at last FYE (column (f))
The aggregate balance for each NEO includes certain amounts included in the Summary Compensation table in prior fiscal years, as shown in the following table. The deferred equity amounts included in the table below are valued using the closing Share price on the NYSE on January 31, 2024 ($55.08/share).

Name	Amount Previously Reported in Summary Compensation Table ($)	Fiscal Years When Reported
Doug McMillon	135,897,867	2009-2023
Suresh Kumar	429,388	2020-2023
John Furner	10,005,795	2018-2023
Kath McLay	373,594	2020-2023
Walmart’s Deferred Compensation Plans
Under the Deferred Compensation Matching Plan, which took effect on February 1, 2012, officers may elect to defer the receipt of up to 80% of their base salary and up to 100% of their cash incentive payments under the MIP until separation of employment or until a specified payment date. Beginning in fiscal 2024, participants' contributions are placed into market-based investments, which include a variety of mutual funds, including stock funds, bond funds, and a mix of both. For contributions made prior to fiscal 2024, balances earned a fixed rate of interest set annually based on the 10-year Treasury note yield on the first business day of January plus 2.70%. This fixed-rate option remains available for contributions made prior to fiscal 2024, but is not available for new contributions. For fiscal 2024, that rate was 6.49%. In addition, our company allocates to each participant’s Deferred Compensation Matching Plan account a matching contribution of up to 6% of the amount by which the participant’s base salary and cash incentive payment exceed the then-applicable limitation in Section 401(a)(17) of the Internal Revenue Code. A participant is required to be employed on the last day of the fiscal year to receive a matching contribution for that year. A participant will become vested in the matching contribution credited to his or her account once the participant has participated in the Deferred Compensation Matching Plan for three plan years after his or her initial deferral.
The Deferred Compensation Matching Plan replaced the Officer Deferred Compensation Plan. Participants may no longer elect to defer amounts into the Officer Deferred Compensation Plan. However, participants’ Officer Deferred Compensation Plan account balances will continue to earn interest at the same rate as Deferred Compensation Matching Plan balances until distribution. Additionally, participants who made contributions to the Officer Deferred Compensation Plan in prior years continue to earn incentive contributions to their Officer Deferred Compensation Plan accounts, as follows:
•In the tenth year of continuous employment beginning with the year the participant first made a deferral under the Officer Deferred Compensation Plan, our company credits the deferral account with an increment equal to 20% of the sum of the principal amount of base salary and cash incentive payments deferred (taking into account a maximum amount equal to 20% of base salary) plus accrued interest on such amounts (the "20% Increment”) in each of the first six years of the participant’s deferrals.
•In the eleventh and subsequent years of continuous employment, the 20% Increment is credited based on the recognized amount deferred five years earlier, plus earnings thereon.
•In addition, in the fifteenth year of continuous employment beginning with the year the participant first made a deferral under the Officer Deferred Compensation Plan, our company credits the deferral account with an amount equal to 10% of the principal amount of base salary and cash incentive payments deferred (taking into account a maximum amount equal to 20% of base salary) plus accrued interest on such amount (the "10% Increment”) in each of the first six years of the participant’s deferrals.
•In the sixteenth and subsequent years of continuous employment, the 10% Increment is credited based on the amount deferred 10 years earlier, plus earnings thereon.
Only contributions to the Officer Deferred Compensation Plan are taken into account for purposes of calculating the 20% Increment and 10% Increment; contributions to the Deferred Compensation Matching Plan are not considered.

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The SERP was designed to supplement the historic profit-sharing component of the Walmart 401(k) Plan by providing mirror contributions to participants’ accounts in excess of applicable compensation limits set by the Internal Revenue Service. Because the Walmart 401(k) Plan was amended in 2011 to eliminate the profit-sharing component, the SERP was frozen to new contributions as of January 31, 2013. However, SERP balances continue to earn interest.
Finally, officers may also elect to defer the receipt of eligible equity awards granted under the Stock Incentive Plan until a specified payout date or until after separation from employment with Walmart. Any deferrals of equity are credited with dividend equivalents until the payout date, and these dividend equivalents earn interest at the same rate as the fixed interest rate for the Deferred Compensation Matching Plan.
Potential Payments Upon Termination or Change in Control
Most of our company’s plans and programs, including our deferred compensation plans and the terms of our equity awards, contain provisions specifying the consequences of a termination of employment. These provisions are described below. Our company does not have any employment agreements with its NEOs. Furthermore, our plans and programs do not have any provisions under which our NEOs would be entitled to payments, accelerated equity vestings, or any other benefits upon a change in control of our company.
Noncompete agreements. While we limit our use of noncompete agreements to senior executives who are involved with enterprise-level strategic decision-making, our company is party to a noncompete agreement with each of our NEOs. Each of these agreements provides that the NEO is prohibited from participating in a business that competes with our company and from soliciting our company’s associates for employment for a specified period of time after his or her employment with Walmart terminates. For purposes of these agreements, a “competing business” includes any retail, eCommerce, wholesale, or merchandising business that sells products of the type sold by our company, is located in a country in which our company has retail operations or in which the NEO knows our company expects to have retail operations in the near future, and has annual retail sales revenue above certain thresholds. Each agreement also provides that, if Walmart terminates an NEO’s employment for any reason other than his or her violation of Walmart policy, our company will generally pay the NEO an amount equal to two times his or her base salary over a two-year period.
In the event of a breach of the restrictive covenants contained in the agreement, the NEO would no longer have a right to receive additional payments, and the company would have a right to recoup any payments previously made. Using each NEO’s base salary as of the end of fiscal 2024, the maximum total payments by our company to each NEO under such termination circumstances would be as follows:

Doug McMillon	$3,000,000
John David Rainey	$2,000,000
Suresh Kumar	$2,200,000
John Furner	$2,500,000
Kath McLay	$2,000,000
Chris Nicholas	$1,700,000

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Equity awards. Certain equity awards granted under our Stock Incentive Plan held by our NEOs provide for accelerated vesting in the event employment is terminated under certain circumstances. Under the terms of the equity awards held by our NEOs, all unvested restricted stock and unvested performance-based restricted stock units would immediately vest upon the NEO's death or disability. Upon death or disability, performance-based restricted stock awards for which the performance period has been completed would vest at actual performance levels, while performance-based restricted stock units for which the performance period is ongoing would vest at target levels. The following table shows the value of all unvested equity awards that would have vested upon the death or disability of any of our NEOs as of January 31, 2024 (based on the closing price of a Share on the NYSE as of the last trading day of the year ($55.08/Share).

	Equity Awards Vesting Upon Death or Disability
	Shares of Restricted Stock and Earned Performance Equity (#)	Value of Restricted Stock and Earned Performance Equity ($)	Target Shares of Unearned Performance Equity (#)	Value of Unearned Performance Equity ($)
Doug McMillon	1,070,625	58,973,594	321,300	17,698,275
John David Rainey	713,361	39,294,302	131,118	7,222,417
Suresh Kumar	597,387	32,906,067	155,925	8,588,869
John Furner	597,387	32,906,067	155,925	8,588,869
Kath McLay	475,884	26,213,277	148,839	8,198,548
Chris Nicholas	304,100	16,750,816	99,225	5,465,644
The CMDC has discretion to accelerate the vesting of any equity awards and to make other payments or grant other benefits upon a retirement or other severance from our company.
Deferred Compensation Matching Contribution. Walmart makes a limited matching contribution on participant contributions on participant contributions to the Deferred Compensation Matching Plan, as described above under “Walmart’s Deferred Compensation Plans.” This company matching contribution becomes vested once an officer has participated in the Deferred Compensation Matching Plan for three years. Any unvested company-matching contribution would immediately vest in the event that a participant dies or becomes disabled before the completion of the vesting period.
Officer Deferred Compensation Plan. The Officer Deferred Compensation Plan provides for a prorated 10% or 20% increment to be paid upon separation from service in certain circumstances if age- and service-based requirements are met.
CEO Pay Ratio
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median associate, which is a reasonable estimate calculated in a manner consistent with SEC rules and is based on our payroll and employment records and the methodology described below. In calculating this estimated ratio, SEC rules allow companies to adopt a variety of methodologies, apply different exclusions, and make reasonable estimates and assumptions reflecting their unique associate populations. As discussed on page 58 above, our company is unique because we are significantly larger than most of our peer group companies in terms of revenue, market capitalization, and the size and scope of our worldwide associate population. Therefore, our reported pay ratio may not be comparable to that reported by other companies due to differences in industries, scope of international operations, business models, and scale, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their respective pay ratios.
Considered Population. As of December 31, 2023, we employed approximately 2,149,286 associates worldwide, other than our CEO. As permitted by SEC rules, in order to determine our median associate, we excluded approximately 4.66% of our total associate population or approximately 100,202 associates outside of the U.S. from the following countries: Bangladesh (49); Botswana (823); El Salvador (4,830); Eswatini (80); Guatemala (9,767); Honduras (3,333); Hong Kong (57); India (45,907); Indonesia (2); Israel (210); Lesotho (169); Luxembourg (3); Malawi (114); Malaysia (1); Mozambique (399); Namibia (270); Nicaragua (4,186); Pakistan (8); Peru (8); Singapore (4); South Africa (29,343), Spain (2); Switzerland (1); Thailand (6); United Kingdom (31); Vietnam (79); and Zambia (520). Therefore, an aggregate associate population of approximately 2,049,084 was considered (the “considered population”) in determining our median associate.

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Identifying our Median Associate. In determining our median associate, we used calendar year 2023 gross earnings – meaning total amounts paid before deductions or adjustments, including wages, overtime, bonuses, and the value of any equity awards that vested and were paid to an associate during calendar year 2023. Adjustments were made to annualize the gross earnings of all newly hired permanent associates in the considered population who did not work for the entire calendar year 2023. From the considered population, we then used statistical sampling to identify a group of associates who were paid within a range of 0.5% above or below what we estimated to be our median gross earnings amount (the “median population”). We then reviewed recent historical taxable wage data of the median population, and for those associates within the median population with stable wages, we calculated each of their fiscal 2024 total compensation in the same way as we calculated our CEO’s fiscal 2024 total compensation as set forth in the Summary Compensation table on page 80 and identified the median compensated associate from this group.
Based upon the estimates, assumptions, and methodology described above, the fiscal 2024 annual total compensation of our CEO was $26,968,924, the fiscal 2024 annual total compensation of our median associate was $27,642, and the ratio of these amounts was 976:1.
Pay Versus Performance
As required by SEC rules, we are providing the following information regarding the relationship between “compensation actually paid” as calculated in accordance Item 402(v) of Regulation S-K and various measures of Walmart’s financial performance.
The SEC-defined “compensation actually paid” data set forth in the table below does not reflect amounts actually realized by our NEOs, or how the CMDC evaluates compensation decisions in light of Walmart's performance or individual performance. In particular, the CMDC has not used “compensation actually paid” as a basis for making compensation decisions, nor does it use net income or the total shareholder return of Walmart or the S&P 500 Consumer Discretionary Distribution & Retail Index (formerly the S&P 500 Retailing Index) for purposes of determining incentive compensation paid to our NEOs. In addition, a significant portion of the “compensation actually paid” shown below relates to changes in values of unvested awards over the course of the reporting year. These unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our stock price. The ultimate values actually realized by our NEOs from unvested equity awards, if any, will not be determined until the awards fully vest. Please refer to the CD&A beginning on page 49 for a discussion of our executive compensation program and the ways in which the CMDC seeks to align NEO pay with performance.
Pay versus performance table

Year (a)	Summary Compensation Table Total for PEO ($) (b)	Compensation Actually Paid to PEO ($) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (e)	Value of Initial Fixed $100 Investment Based on:		Net Income ($) (h)	Net Sales ($) (i)
					Total Shareholder Return ($) (f)	Peer Group Total Shareholder Return ($) (g)
Fiscal 2024	26,968,924	47,471,296	13,951,520	22,559,933	153.75	162.21	15,511	642,637
Fiscal 2023	25,306,714	30,987,575	16,301,614	19,285,472	131.84	125.62	11,680	605,881
Fiscal 2022	25,670,673	31,528,037	12,062,203	15,108,038	126.14	153.61	13,673	567,762
Fiscal 2021	22,574,358	44,179,457	11,432,511	21,196,266	124.77	141.39	13,510	555,233

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Explanation of information in the columns of the table:
Doug McMillon served as CEO, who is our principal executive officer (PEO), for each of the years on the table. The non-PEO Named Executive Officers included when calculating the averages in columns (c) and (d) are as follows:

Fiscal 2024	Fiscal 2023	Fiscal 2022	Fiscal 2021
John David Rainey	Brett Biggs	Brett Biggs	Brett Biggs
Suresh Kumar	John David Rainey	Suresh Kumar	Suresh Kumar
John Furner	Suresh Kumar	John Furner	John Furner
Kath McLay	John Furner	Judith McKenna	Judith McKenna
Chris Nicholas	Judith McKenna	Kath McLay	Kath McLay
Kath McLay
Columns (c) and (e)
Below is an explanation of the amounts deducted and added from Summary Compensation table total compensation amounts to determine “compensation actually paid” as calculated in accordance with Item 402(v)(2) of Regulation S-K:
PEO

Fiscal Year	Summary Compensation table total ($)	Less grant date fair value of stock awards granted during fiscal year that are outstanding and unvested as of FYE ($)	Add FYE fair value of awards granted during the fiscal year that are outstanding and unvested as of FYE ($)	Add fair value as of vesting date of awards granted and vested during the same fiscal year ($)	Change in fair value as of vesting date compared to prior FYE fair value for vested awards granted in prior years ($)	Change in fair value as of FYE compared to prior year-end fair value for unvested and outstanding awards granted during prior years ($)	Add dividends paid on unvested equity awards during fiscal year ($)	Compensation Actually Paid ($)
2024	26,968,924	(19,608,750)	20,821,500	—	3,340,915	15,809,477	139,230	47,471,296
2023	25,306,714	(19,411,326)	20,196,471	—	575,438	4,140,924	179,354	30,987,575
2022	25,670,673	(19,195,007)	19,298,673	—	(237,046)	5,773,048	217,696	31,528,037
2021	22,574,358	(15,827,794)	15,703,691	—	5,524,467	15,971,837	232,898	44,179,457
Non-PEO NEOs (averages)

Fiscal Year	Summary Compensation table total ($)	Less grant date fair value of stock awards granted during fiscal year that are outstanding and unvested as of FYE ($)	Add FYE fair value of awards granted during the fiscal year that are outstanding and unvested as of FYE ($)	Add fair value as of vesting date of awards granted and vested during the same fiscal year ($)	Change in fair value as of vesting date compared to prior FYE fair value for vested awards granted in prior years ($)	Change in fair value as of FYE compared to prior year-end fair value for unvested and outstanding awards granted during prior years ($)	Add dividends paid on unvested equity awards during fiscal year ($)	Compensation Actually Paid ($)
2024	13,951,520	(10,302,960)	11,153,896	48,529	1,121,378	6,468,432	119,138	22,559,933
2023	16,301,614	(12,488,869)	13,270,497	504,179	208,893	1,397,862	91,296	19,285,472
2022	12,062,203	(8,370,384)	7,912,519	506,097	303,291	2,606,771	87,541	15,108,038
2021	11,432,511	(7,877,220)	7,801,354	—	3,221,102	6,537,497	81,022	21,196,266
Stock awards for our NEOs consist of a combination of restricted stock and performance-based restricted stock units. Equity fair values are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The fair value of unvested time-based restricted stock, as well as the fair value of all share-based awards upon vesting, is based upon the closing price of a Share on the NYSE as of the applicable measurement date. The fair value of unvested performance-based restricted stock units is based upon the probable outcome of the applicable performance conditions as of the measurement date. We do not grant stock options to our named executive officers. Additionally, none of our NEOs participate in a defined benefit or actuarial pension plan.

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Columns (f) and (g)
Column (f) reflects total shareholder return calculated in the manner prescribed by Item 201(e) of Regulation S-K, and reflects the cumulative value of $100, including the reinvestment of dividends, if such amount were invested on January 31, 2019. Column (g) represents the cumulative total shareholder return of the S&P 500 Consumer Discretionary Distribution & Retail Index over the same measurement period, assuming reinvestment of dividends.
Columns (h) and (i)
Amounts in these columns are in millions. Column (h) reflects consolidated net income attributable to Walmart calculated in accordance with GAAP for each of the years shown. Column (i) reflects net sales calculated in accordance with GAAP for each of the years shown. Net sales is the company-selected financial measure from the list of the most important performance measures used to link compensation actually paid to our CEO and other NEOs to our company’s performance for fiscal 2024 from the list below.
Description of the relationships between executive compensation actually paid and metrics on the pay versus performance table
The following graph reflects the relationship between the compensation actually paid for our PEO and for the average of our other NEOs as calculated in accordance with Item 402(v) of Regulation S-K, Walmart’s total shareholder return, and the total shareholder return of the S&P 500 Consumer Discretionary Distribution & Retail Index (formerly the S&P 500 Retailing Index) over the applicable measurement period.
The following graph reflects the relationship between the compensation actually paid for our PEO and for the average of our other NEOs as calculated in accordance with Item 402(v) of Regulation S-K, and Walmart’s net income calculated in accordance with GAAP over the applicable measurement period:

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The following graph reflects the relationship between the compensation actually paid for our PEO and for the average of our other NEOs as calculated in accordance with Item 402(v) of Regulation S-K, and Walmart’s net sales calculated in accordance with GAAP over the applicable measurement period:
Tabular list of most important financial performance measures used to link compensation actually paid to company performance
As required by Item 402(v) of Regulation S-K, below are the most important financial measures used by Walmart to link compensation actually paid to our NEOs for fiscal 2024 with Walmart’s performance. As described in the CD&A beginning on page 49, the financial performance measures used in our NEO incentive plans are net sales of the total company and/or one of its segments; operating income of the total company and/or one of its segments; and return on investment of the total company, each of which are adjusted to exclude certain items in order to calculate results on a comparable basis from year-to-year. The CD&A describes our pay-for-performance philosophy and provides more information regarding the financial performance measures used in our NEO incentive plans, including the ways in which results calculated for incentive plan purposes differ from our reported financial results.

Net Sales
Operating Income
Return on Investment

94	www.walmart.com

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT ACCOUNTANTS

What am I voting on?
Although shareholder ratification is not required, we are asking shareholders to ratify the appointment of Ernst & Young LLP (“EY”) as the company’s independent registered public accounting firm (the "independent accountants") for fiscal 2025 at the 2024 Annual Shareholders’ Meeting because the Board believes it is a good corporate governance practice. The Audit Committee will take shareholders’ opinions regarding EY’s appointment into consideration in future deliberations. If EY’s appointment is not ratified at the 2024 Annual Shareholders’ Meeting, the Audit Committee will consider the engagement of other independent registered public accounting firms. Even if EY’s appointment is ratified, the Audit Committee may terminate EY’s engagement as the company’s independent accountants without the approval of the company’s shareholders whenever the Audit Committee deems termination appropriate.

FOR	THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF EY AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR FISCAL 2025.

Engagement of Independent Accountants
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent accountants. The Audit Committee has appointed EY as the company’s independent accountants to audit the consolidated financial statements of the company for fiscal 2025. EY (including its predecessors) has served as Walmart’s independent accountants since 1969, prior to the company’s initial offering of securities to the public. EY served as the company’s independent accountants for fiscal 2024 and reported on the company’s consolidated financial statements for that fiscal year.
The Audit Committee annually reviews EY’s independence and performance in determining whether to retain EY or engage another independent registered public accounting firm as our company’s independent accountants. As part of that annual review, the Audit Committee considers, among other things, the following:
•The quality and efficiency of the current and historical services provided to our company by EY, including the results of an annual internal survey of key global financial management;
•EY’s capability and expertise in handling the breadth and complexity of our company’s global operations;
•The quality and candor of EY’s communications with the Audit Committee;
•External data on EY’s audit quality and performance, including recent PCAOB reports on EY;
•EY’s independence from our company;
•The appropriateness of EY’s fees; and
•EY’s tenure as our company’s independent accountants, including the benefits of having a long-tenured auditor.

2024 Proxy Statement	95

Proposal No. 3 Ratification of Independent Accountants

Benefits of Long Tenure	Independence Controls
Higher audit quality – Through more than 50 years of experience with our company, EY has gained institutional knowledge of and deep expertise regarding Walmart’s global operations and businesses, accounting policies and practices, and internal control over financial reporting.

Audit Committee oversight – The Audit Committee’s oversight includes regular private sessions with EY, discussions with EY regarding the scope of its audit, an annual evaluation when determining whether to engage EY, and direct involvement by the Audit Committee and its Chair in the periodic transition to a new lead engagement partner in connection with the mandatory five-year rotation of that position.

Efficient fee structure – EY’s aggregate fees are competitive with peer companies because of EY’s familiarity with our company.	Limits on non-audit services – The Audit Committee pre-approves audit and permissible non-audit services to be performed by EY in accordance with its pre-approval policy.
Avoids costs associated with a new independent accountant – Onboarding a new independent accountant is costly and requires a significant time commitment that could distract from management’s focus on financial reporting and controls.

Internal EY independence processes – EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on our company’s account, and rotates engagement partners consistent with independence requirements.

Regulatory framework – Because EY is an independent registered public accounting firm, it is subject to PCAOB inspections and PCAOB and SEC oversight.
Based on this evaluation, the Audit Committee believes that EY is independent and well-qualified to serve as our company’s independent accountants. Further, the Audit Committee and the Board believe it is in the best interests of Walmart and our company’s shareholders to retain EY as our company’s independent accountants for fiscal 2025.
Representatives of EY will be present during the 2024 Annual Shareholders’ Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.
Audit Committee Pre-Approval Policy
To maintain the independence of our independent accountants and to comply with applicable securities laws, the NYSE Listed Company Rules, and the Audit Committee charter, the Audit Committee is responsible for reviewing, deliberating on, and, if appropriate, pre-approving all audit, audit-related, and non-audit services to be performed for our company by the independent accountants. For that purpose, the Audit Committee has established a policy and related procedures regarding the pre-approval of all audit, audit-related, and non-audit services to be performed by our company’s independent accountants (the “Pre-Approval Policy”).
The Pre-Approval Policy provides that our company’s independent accountants may not perform any audit, audit-related, or non-audit service for Walmart, subject to those exceptions that may be permitted by applicable law, unless: (i) the service has been pre-approved by the Audit Committee; or (ii) Walmart engaged the independent accountants to perform the service pursuant to the pre-approval provisions of the Pre-Approval Policy. In addition, the Pre-Approval Policy prohibits the Audit Committee from pre-approving certain non-audit services from being performed by our company’s independent accountants in accordance with applicable securities laws. The Pre-Approval Policy also provides that Walmart’s Corporate Controller will periodically update the Audit Committee as to services provided by the independent accountants.
Under the Pre-Approval Policy, the Audit Committee has pre-approved certain categories of services to be performed by the independent accountants and a maximum amount of fees for each category. The Audit Committee annually reassesses these service categories and the associated fees. Individual projects within the approved service categories have been pre-approved only to the extent that the fees for each individual project do not exceed a specified dollar limit, which amount is reassessed annually. Projects within a pre-approved service category with fees in excess of the specified fee limit for individual projects may not proceed without the specific prior approval of the Audit Committee (or a member to whom pre-approval authority has been delegated). In addition, no project within a pre-approved service category will be considered to have been pre-approved by the Audit Committee if the project would cause the maximum amount of fees for the service category to be exceeded, and the project may only proceed with the prior approval of the Audit Committee (or a member to whom pre-approval authority has been delegated) to increase the aggregate amount of fees for the service category.

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Proposal No. 3 Ratification of Independent Accountants
At least annually, the Audit Committee designates a member of the Audit Committee to whom it delegates its pre-approval responsibilities. That member has the authority to approve interim requests as set forth above within the defined, pre-approved service categories, as well as interim requests to engage Walmart’s independent accountants for services outside the Audit Committee’s pre-approved service categories. The member has the authority to pre-approve any audit, audit-related, or non-audit service that falls outside the pre-approved service categories, provided that the member determines that the service would not compromise the independent accountants’ independence and the member informs the Audit Committee of his or her decision at the Audit Committee’s next regular meeting. The Audit Committee pre-approved all of the audit fees, audit-related fees, tax fees, and all other fees paid to the company’s independent accountants in fiscal 2024.
Independent Accountant Fees
EY’s fees for fiscal 2024 and fiscal 2023 were as follows:

	Fiscal 2024 ($)	Fiscal 2023 ($)
Audit Fees	30,773,000	30,779,000
Audit-Related Fees	1,328,000	1,820,000
Tax Fees	6,000	65,000
All Other Fees	25,000	26,000
TOTAL FEES	32,132,000	32,690,000
A description of the types of services provided in each category is as follows:
Audit Fees – Includes the audit of the company’s annual financial statements, the audit of the effectiveness of internal control over financial reporting, the review of the company’s annual report on Form 10-K, the review of the company’s quarterly reports on Form 10-Q, statutory audits required internationally, and consents for and review of registration statements filed with the SEC or other documents issued in connection with securities offerings.
Audit-Related Fees – Includes audits of the company’s employee benefit plans, due diligence in connection with acquisitions and accounting consultations related to GAAP, the application of GAAP to proposed transactions, statutory financial statement audits of non-consolidated affiliates, and work related to the company’s compliance with its obligations under SOX.
Tax Fees – Includes tax compliance at domestic and international locations, assistance with tax audits and appeals, and tax planning for acquisitions and restructurings.
All Other Fees – Includes fees for permissible advisory services that are not contained in the above categories and consists of subscription fees to access accounting and financial reporting content.
None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

2024 Proxy Statement	97

Proposal No. 3 Ratification of Independent Accountants
Audit Committee Report
Audit committee independence and financial expert determination
The Audit Committee currently consists of four Independent Directors, each of whom has been determined by the Board to meet the heightened independence and financial literacy criteria for Audit Committee members under the SEC and NYSE Listed Company Rules. The current members of the Audit Committee are Tim Flynn, the Chair of the Audit Committee; Cesar Conde; Sarah Friar; and Tom Horton. The Board has designated each of Mr. Flynn, Ms. Friar, and Mr. Horton as an “audit committee financial expert” as defined under the SEC rules. Additional information regarding the members of the Audit Committee and the Audit Committee’s roles and responsibilities is described under “Director Nominees for 2024” beginning on page 13 and under “Board Committees” on page 27.
Fiscal 2024 audit committee meetings
The Audit Committee held six meetings in fiscal 2024. During the fiscal year, the Audit Committee had separate private sessions with our company’s CEO, CFO, Chief Legal Officer, Chief Audit Executive, Global Chief Ethics and Compliance Officer, Chief Accounting Officer, Chief Information Security Officer, EY, and others. In these sessions, candid discussions took place regarding our company’s financial, accounting, auditing, internal control over financial reporting, Exchange Act reporting, enterprise risk management, information systems, information security, cybersecurity, legal, ethics, and compliance matters. Throughout the year, the Audit Committee had full access to management, EY, and internal auditors.
The Audit Committee’s meeting agendas are established by the Chair of the Audit Committee in consultation with the Chairman of the Board, the Lead Independent Director, the Chief Audit Executive, the company’s Corporate Secretary, and other members of senior management.
Responsibilities and fiscal 2024 committee actions
The Audit Committee operates under a written charter, which may be found in the “Corporate Governance” section of Walmart’s website located at https://stock.walmart.com/governance/governance-documents/default.aspx. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis and, when appropriate, recommends charter changes to the Board.
The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Walmart's financial statements.
During or shortly after fiscal 2024, the Audit Committee fulfilled its duties and responsibilities as outlined in the charter. Specifically, the Audit Committee did, among other things, the following:
•reviewed and discussed with Walmart’s management and EY Walmart’s audited consolidated financial statements for fiscal 2024;
•reviewed management’s representations that those consolidated financial statements were prepared in accordance with GAAP and fairly present the consolidated results of operations and consolidated financial position of our company for the fiscal years and as of the dates covered by those consolidated financial statements;
•discussed with EY the matters required to be discussed by applicable requirements of the PCAOB and the SEC, including matters related to the planning and results of the audit of Walmart’s consolidated financial statements;
•received the written disclosures and the letter from EY required by applicable requirements of the PCAOB relating to EY’s communications with the Audit Committee concerning EY’s independence from Walmart, and discussed with EY its independence from Walmart;
•reviewed and discussed with management and EY Walmart’s earnings releases and the financial statements in the quarterly reports on Form 10-Q, prior to filing with the SEC;
•monitored, reviewed, and approved, in accordance with the Pre-Approval Policy adopted by the Audit Committee, all audit, audit-related, and non-audit services performed for Walmart by EY, and considered whether EY’s provision of non-audit services was compatible with EY’s independence from Walmart. For more information about the Audit Committee’s Pre-Approval Policy, please see “Audit Committee Pre-Approval Policy” on page 96;

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Proposal No. 3 Ratification of Independent Accountants
•evaluated the performance of EY. For more information about the Audit Committee’s evaluation, appointment, and compensation of EY, please see “Proposal No. 3, Ratification of Independent Accountants” on page 95;
•monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of SOX, reviewed reports from management and the internal auditors of our company regarding the design, operation, and effectiveness of internal control over financial reporting, and reviewed an attestation report from EY regarding the effectiveness of internal control over financial reporting as of January 31, 2024;
•reviewed and discussed with management and EY changes in accounting principles that may affect the company, the company’s significant accounting policies and any critical audit matters, and the appropriateness of the disclosures of non-GAAP measures that the company publicly made during or with respect to fiscal 2024, including in the company’s earnings releases;
•reviewed the fiscal 2024 internal audit plan, budget, and activities;
•reviewed the company’s "related person transactions" and approved these transactions in accordance with the Transaction Review Policy, which is discussed under “Related Person Transaction Review Policy,” on page 41;
•reviewed the company’s enterprise risk management process with members of senior management and regularly received status reports on significant risks identified by management in various areas of the company, including legal, compliance, ethics, information systems, information security, data privacy, and cybersecurity;
•received updates from management regarding areas of risk the Audit Committee oversees, including with respect to cybersecurity, enterprise risk management, data privacy, investigations related to opioids, and investigations related to financial services. Additional information about the Audit Committee's role in risk oversight may be found under "The Board's Role in Risk Oversight" on page 33;
•reviewed with the company's Chief Legal Officer legal matters that may have a material impact on the financial statements or the company's ethics and compliance policies and met with the company's management and legal counsel regarding certain investigations; and
•received regular reports from management regarding our company’s policies, processes, and procedures regarding compliance with applicable laws and regulations and Walmart’s Code of Conduct.
Based on the reviews and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Walmart's Annual Report on Form 10-K for fiscal 2024 for filing with the SEC.
The Audit Committee submits this report:
Tim Flynn, Chair
Cesar Conde
Sarah Friar
Tom Horton

2024 Proxy Statement	99

SHAREHOLDER PROPOSALS

Included in this proxy statement are seven separate shareholder proposals that have been submitted under SEC rules by shareholders who notified the company of their intention to present the proposals for voting at the 2024 Annual Shareholders’ Meeting. Some shareholder proposals and supporting statements may contain assertions about Walmart that we believe are incorrect, and we have not tried to refute all such inaccuracies in the company’s responses. All statements and citations contained in a shareholder proposal and its supporting statements are the sole responsibility of the proponent of that shareholder proposal. We have provided below the names of the lead filers. We will provide the names of any co-filers, as well as the addresses and shareholdings (to our company’s knowledge) of the proponents of any shareholder proposal upon oral or written request made to Walmart Inc., c/o Gordon Y. Allison, Senior Vice President, Office of the Corporate Secretary, Chief Counsel for Finance and Corporate Governance, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0215, (479) 273-4000.

AGAINST
THE BOARD RECOMMENDS A VOTE AGAINST EACH OF THE FOLLOWING SHAREHOLDER PROPOSALS, IN EACH CASE IF PROPERLY PRESENTED AT THE MEETING, FOR THE REASONS STATED IN WALMART'S STATEMENTS IN OPPOSITION FOLLOWING EACH SHAREHOLDER PROPOSAL.

100	www.walmart.com

Shareholder Proposals
PROPOSAL NO. 4
Publication of Targets for Transitioning from Gestation Crates in Pork Supply Chain
The Accountability Board, Inc. has advised that it or an appointed representative will present the following proposal for consideration at the 2024 Annual Shareholders' Meeting.

RESOLVED: Shareholders ask Walmart to publish measurable, timebound targets for transitioning away from gestation crates in its pork supply chain and regularly report its progress meeting them.
Supporting Statement:
Dear fellow shareholders,
Of the seven shareholder proposals on Walmart’s 2022 proxy statement—covering issues from discrimination to lobbying—the one that received the most support was about animal welfare.
As far back as its 2006 proxy statement, Walmart promised “action to further the humane treatment of animals in its supply chain.”
One practice addressed by the 2022 proposal was the confinement of pregnant pigs in gestation crates. Unlike pigs in group housing, those confined in solitary crates spend weeks or months unable to even turn around. They’re highly controversial, with eleven states banning or restricting them (see CageFreeLaws.com).
Further, a National Pork Producers Council spokesperson reported in 2023 that over 40% of domestic pork production now uses some form of group housing. And other companies have measurable targets for moving away from them. For example:
•Kroger is on track for “100% of fresh pork from sows in group housing” by 2025.
•Costco announced group housing domestically and in Canada “beginning in calendar 2023 for all fresh pork and Kirkland Signature cooler items.”
•Amazon “committed to sourcing gestation crate-free pork by 2025 in our grocery Private Brands fresh pork products in North America.”
•Ahold Delhaize “committed to eliminate the use of gestation stalls by 2025” for domestic brands.
•Target already ensures group housing for “the vast majority” of its fresh pork.
•McDonald’s, Burger King, Wendy’s, Conagra, Aramark, Sodexo, and many others also have measurable targets.
But not Walmart.
In 2015, Walmart did announce it was asking suppliers to “implement solutions to” gestation crates.
A Los Angeles Times editorial reported that Walmart said this was “a response to company research that found 77% of [its] shoppers would increase their trust in a retailer that practiced humane treatment of livestock, and 66% would be more likely to shop at such a retailer.” It also followed Walmart protests, undercover supplier investigations, hundreds of thousands of petition signatures, and criticism from celebrities like Ryan Gosling.
Fast forward another seven years, though, and we return to that 2022 proposal.
In supporting it, Institutional Shareholder Services said Walmart still had “no commitment to transition away from gestation crates” or “stated goals on the topic.” It warned Walmart “likely faces increased risks,” and concluded, “Shareholders would benefit from increased disclosure and targets.”
We agree.
In fact, responding in its proxy statement, Walmart itself said it’s “not satisfied with the overall pace of progress,” and had commissioned a report “to assess opportunities” and recommend “how Walmart can accelerate.”
Yet it still lacks measurable targets.
Because our request is consistent with the practices of Walmart’s peers, the development of related regulations, and Walmart’s own objective stated nearly a decade ago, we believe shareholder support is clearly warranted. Thank you.
Contact: WMT@TABholdings.org

FOR	THE PROPONENT RECOMMENDS VOTING FOR THIS PROPOSAL.

2024 Proxy Statement	101

Shareholder Proposals
Walmart's Statement in Opposition to Proposal No. 4
We recommend that shareholders not support the proposal because Walmart continues to review our approach regarding the use of gestation crates, in line with our existing expectation of humane treatment and as part of a holistic plan to address animal welfare in the supply chain. We believe this approach is preferable to a time-bound commitment to transition away from gestation crates by a certain date.
There is no consensus on the optimal approach for breeding sow housing and the market does not currently support a speedy transition away from the use of gestation crates.
While a handful of states have taken steps to bar the production and/or sale of pork from sows that were housed in gestation crates or stalls, Walmart will comply with those laws, there is no uniform standard for good practice.
Veterinarians, for example, tend to look at outcomes and indicators of well-being regardless of housing system, prioritizing situations that best allow sows and piglets to express appropriate behaviors and minimize expression of inappropriate behaviors. Veterinarians and the U.S. Department of Agriculture acknowledge that gestation crates, group housing systems, and free-range systems all have advantages and disadvantages from an animal welfare standpoint. Gestation crates, for example, serve a useful purpose in preventing injuries to sows and piglets from aggressive behavior and allowing for individualized care; at the same time, they can restrict certain normal behaviors and can lead to confinement-related injuries. Group housing and free-range systems also have advantages and disadvantages related to behavioral opportunities, likelihood and nature of injuries, disease prevention and mitigation, and environmental hazards. Moreover, each system may be refined to help promote positive outcomes while mitigating negative outcomes typical of that system, including using gestation crates for only as long as necessary to promote positive behaviors while minimizing negative ones.
It is widely understood and acknowledged that any transition of housing systems—whether to outright elimination of gestation crates or a transition towards `group housing' that minimizes the use of gestation crates—requires expensive infrastructure updates. While advanced housing systems can be implemented as new facilities are constructed, the overall cost of transition would cost billions of dollars that cannot necessarily be recouped in price and would take many years and may or may not be to the ultimate benefit of sows or their piglets.
Walmart has asked suppliers to take steps to address housing systems that lack sufficient space and believes a measured approach to transitioning away from problematic housing systems optimizes outcomes for shareholders, customers, suppliers, and the animals themselves.
As articulated in our Animal Welfare Position and reinforced through our Swine Assurance Position, we expect animals in our supply chain to be treated humanely and we ask our suppliers to find and implement solutions to address housing systems that lack sufficient space, enrichment, or socialization, including sow gestation crates.
With respect to pork specifically, we expect our pork suppliers to:
•Raise animals in accordance with the standards of the National Pork Board's (NPB's) Pork Quality Assurance (PQA) Plus program;
•Implement video monitoring on 100% of the sow farms;
•Report any cases of animal abuse to authorities and take corrective action; and
•Promote transparency by providing an annual animal welfare report to Walmart and publicly reporting against their animal welfare policy.
We regularly engage our suppliers on these issues, reinforcing our expectations and discussing potential solutions and challenges.
As a result of these discussions and cognizant of evolving expectations regarding sow housing in particular, we completed a comprehensive assessment of our animal welfare program in fiscal 2024. This assessment involved extensive consultation of relevant stakeholders, including industry experts across animal science, veterinary medicine, animal welfare, environment, economics, and ethics. Walmart also asked its pork suppliers to complete a detailed survey assessing the current state of animal welfare practices within their Walmart supply chains. Our merchant and sourcing teams have taken the results of this assessment and are discussing potential enhancements to our animal welfare program with our suppliers.

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Shareholder Proposals
Walmart's approach is consistent with approaches taken by U.S. grocery peers.
While the proponent points to examples of companies that have purportedly set time-bound targets for transitioning away from the use of gestation crates, a review of grocery competitor reporting belies this and confirms both a lack of alignment on standards and lack of progress towards the type of targets that the proponent is asking Walmart to set (a "transition away from gestation crates").
For example, Kroger has a stated target for achieving 100% "group-housed" sows—defined as "systems where sows are moved to group pens for the middle phase of gestation, as early as possible and no later than six weeks after breeding"—not the elimination of gestation crates. As of 2023, it has not been able to report an actual percentage of pork that meets this standard due to the "lack of industry alignment on standards and definitions for sow housing." Costco reports the global percentage of fresh pork and Kirkland Signature cooler items that came from sows raised in "group housing"—defined as "a housing environment for more than one sow where, after confirmed pregnant, they have the ability to lie down and stand up unimpeded and to turn around"—again, not the elimination of gestation crates.
In short, while the proponent presents the issue as black-and-white and Walmart's lack of a "timebound target for transitioning away from gestation crates in its pork supply chain" as lagging, in reality there is lack of consensus on the optimal approach and few if any peers have done what the proponent is asking Walmart to do.
Walmart is committed to transparency regarding our animal welfare policies, standards, and progress.
Walmart publishes annual updates on its swine assurance program in a dedicated animal welfare ESG brief on the company's corporate website. This reporting allows investors and other stakeholders to stay abreast of Walmart's positions and track supplier performance. We will continue to do so.
Conclusion
The proposal is unnecessary because Walmart already has a strong animal welfare program that includes an expectation to address animal confinement concerns, is taking steps to address with suppliers' particular challenges and the balancing of interests, is planning to release updated positions and strategies in this fiscal year, and annually reports on progress to promote transparency and accountability.

AGAINST	FOR THESE REASONS, THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

2024 Proxy Statement	103

Shareholder Proposals
PROPOSAL NO. 5
Racial Equity Audit
The Organization United for Respect (OUR) and its various co-filers have advised that it or an appointed representative will present the following proposal for consideration at the 2024 Annual Shareholders' Meeting.

RESOLVED: Shareholders request Walmart Inc. (“Walmart” or the “Company”) conduct a third-party, independent racial equity audit analyzing Walmart’s adverse impacts on Black, Indigenous and People of Color (BIPOC) communities, and to provide recommendations for improving the company’s racial equity impact. Input from employees, customers, and racial justice, labor, and civil rights organizations should be considered in determining specific matters to be analyzed. A report on the audit, prepared at reasonable cost and omitting confidential and proprietary information, should be published on Walmart’s website.
Supporting Statement:
The harmful impacts of systemic racism on BIPOC communities are a major focus of policymakers, media, and the public. While Walmart has made charitable contributions[1] and statements of solidarity with communities of color, it must do more to address significant adverse impacts of its policies and practices on those communities.
Several aspects of Walmart’s business suggest a racial equity audit would help mitigate reputational, regulatory, legal, and human capital risk. In recent years, Walmart has faced negative media coverage related to claims of discrimination including racial proﬁling[2] and discriminatory hiring, recruitment[3] and promotion practices.[4] Walmart is also subject to criticism for poor working conditions[5] and paying low wages[6]. The Company does not disclose median or adjusted racial pay gaps.
By Walmarts own disclosures, it is clear more can be done to address racial inequality in its workforce. The Company reports that people of color comprise 49% of its U.S. workforce but make up only 28% of its U.S. Oﬃcers and 18% of its Board of Directors.[7] As the largest private employer in the United States, it is imperative that Walmart ensure its policies and practices do not have adverse impacts on its BIPOC employees.
Political spending and lobbying may have adverse racial impacts. Between 2022 and 2023, the National Retail Federation (NRF), the industry trade association to which Walmart belongs, spent over $16.7 million on lobbying[8], and Walmart spent $11.2 million over the same period.[9] NRF’s policy priorities include weakening the SEC’s CEO pay ratio disclosure requirement[10] and repeal of the employer mandate requiring large companies to provide health coverage to full-time workers,[11] which may disproportionately affect BIPOC workers and stakeholders.
Given the demographics of Walmart’s hourly workforce, shareholders want to ensure Walmart is not contributing to or exacerbating broader racial inequities. Failure to effectively address racial inequities in its operations exposes stakeholders, including employees, to unacceptable abuses and exposes Walmart to risks that may ultimately affect shareholder long-term value.
A racial equity audit would help Walmart identify, prioritize, remedy and avoid adverse impacts on nonwhite stakeholders and communities of color. We urge Walmart to assess its behavior through a racial equity lens in order to obtain a complete picture of how it contributes to, and could help dismantle, social and economic inequality.

1https://corporate.walmart.com/esgreport/esg-issues/diversity-equality-inclusion
2https://www.npr.org/2022/08/25/1119385178/walmart-oregon-settlement-racial-profiling
3https://www.npr.org/local/309/2019/04/22/716144085/complaints-allege-racist-hiring-practices-at-walmart-warehouse
4https://www.forbes.com/sites/edwardsegal/2022/02/11/walmart-is-sued-for-gender-and-race-discrimination-by-eeoc/
5https://www.msn.com/en-us/money/companies/employees-expose-dangerous-walmart-working-conditions/ar-AAZS4X8
6https://www.theguardian.com/business/2021/oct/28/walmart-pay-hourly-low-wages-working-conditions
7https://corporate.walmart.com/esgreport/esg-issues/diversity-equality-inclusion
8https://www.opensecrets.org/federal-lobbying/clients/summary?cycle=2022&id=D000000741 and https://www.opensecrets.org/federal-lobbying/clients/summary?cycle=2023&id=D000000741
9https://www.opensecrets.org/Lobby/clientsum.php?id=D000000367&year=2022 and https://www.opensecrets.org/Lobby/clientsum.php?id=D000000367&year=2023
10https://nrf.com/sec-pay-ratio
11https://nrf.com/hill/policy-issues/health-care-reform

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Shareholder Proposals
Walmart's Statement in Opposition to Proposal No. 5
Walmart aspires to create workplaces, stores and clubs, and communities where everyone feels like they belong.
As set forth in our 2023 Proxy Statement and in our ESG reporting, Walmart has taken extensive steps to review our business practices and identify areas where we can make a difference; continued to uphold a strong stance of nondiscrimination while designing strategies to have a positive impact with input and feedback from a broad range of stakeholders; and maintained transparency about our strategies, initiatives, and progress.
After further review and discussions with management, the Board continues to believe that the company's has effective mechanisms to assess and continuously improve its belonging, diversity, equity, and inclusion strategies and practices. Accordingly, we recommend a vote against the proposal.
Walmart has taken extensive steps to review our business practices and has active feedback mechanisms to promote continual enhancement of strategies and initiatives.
Walmart customers and suppliers represent the widely diverse communities we serve, and we strive for our inclusive practices to result in an associate base that also reflects these diverse communities. Our business thrives when everyone at Walmart feels like they belong. Accordingly, we look both internally and externally to help ensure our strategies and practices are relevant and effective.
Associate belonging: Walmart seeks a workplace culture where all associates at all levels feel like they belong. We have developed structures and forums to promote this culture and to help ensure our efforts meet the needs of our associates, including:
•Oversight of our belonging strategies by the Compensation and Management Development Committee of the Board
•The President's Inclusion Council, which comprises Walmart executives, advises our President and CEO on matters related to belonging
•A dedicated Office of Belonging that oversees and coordinates efforts to promote belonging
•Incorporation of our corporate values, including respect for the individual, into the company's Code of Conduct and leadership expectations for associates to promote accountability
•Sponsoring nine Associate Resource Groups (ARGs), which are open to all associates: (Asian Pacific Associates Network, Black African American Resource Group, FAVOR (interfaith), inABLE (disability), LatinX Network, PRIDE, Tribal Voices Indigenous Associate Resource Group, SERVES, and the Women's Resource Community) that provide feedback to our Office of Belonging in addition to serving as communities of interest
•Hearing directly from individual associates via numerous channels, including our Associate Engagement survey, digital tools like MyFeedback, listening sessions, and confidential channels like Open Door and Ethics
Additionally, as noted in our 2023 Proxy Statement, Walmart conducted a robust review of our talent lifecycle through a belonging lens in 2018, including a review of human resources and talent processes and data, interviews with a broad group of associates, consultation with Walmart's Associate Resource Groups, and a workshop with senior Walmart leaders.
Walmart's role in society: Recognizing the importance of serving all stakeholders in an inclusive way, in 2020 Walmart undertook focused work to study societal systems and consider ways in which we might pursue business strategies drawing on Walmart capabilities to contribute to positive impact. These workstreams involved extensive engagement with Walmart leaders, third-party experts, academics, non-government organizations, and business associations to get feedback on Walmart's business and ways in which Walmart might contribute to constructive solutions for associates, customers, and communities.
Walmart and the Walmart Foundation also maintain broad networks of community groups, thought leaders, NGOs, and business associations who provide insights and valuable feedback and build communities of practice in areas of common interest. Certain relationships provide us with topical expertise; for example, OneTen Coalition and The Last Mile for hiring; Business Roundtable's Multiple Pathways Initiative for advancement; and Operation HOPE for financial literacy. Our teams engage in two-way sharing with constituent groups close to underrepresented and underserved communities, including the National Urban League, UnidosUS, OCA National, National Congress of American Indians, Women Impacting Public Policy, Asian Americans Advancing Justice, LULAC, NAACP and DisabilityIN. And our five-year, $100 million commitment through Walmart.org's Center for Racial Equity has yielded over $80 million in support of overall efforts to promote an inclusive society.

2024 Proxy Statement	105

Shareholder Proposals
Walmart has designed strategies to promote an outcome of belonging.
The intentional efforts and ongoing feedback mechanisms described above have directly contributed to changes in our company policies, programs, and practices as well as the way we serve our customers, communities, and suppliers.
To further a culture of belonging for all, we updated our Code of Conduct and non-discrimination policies to enhance provisions regarding discrimination and harassment and to set uniform global standards for conduct consistent with our basic beliefs and the law. We also committed to reporting to associates on racial, ethnic, and gender diversity at various levels of the company twice per year to promote transparency and accountability; these reports are available on our corporate website.
We have also adjusted hiring, promotion, training, and development processes, including by:
•Expanding fair-chance hiring, broadening campus recruiting efforts, doubling down on veteran and military spouse hiring, and deemphasizing degree requirements in favor of skills-based hiring and advancement
•Enhancing practices to ensure pay equity, including ensuring neutral job descriptions, training hiring managers on interview best practices, not requesting a salary history for external candidates, requiring diverse candidate slates, controlling for pay discretion, and promoting transparency regarding pay ranges
•Conducting regular pay equity analyses, with our latest pay equity analyses in the U.S. confirming that women are paid 1:1 (dollar for dollar) of the pay for men, and that people of color are paid 1:1 (dollar for dollar) of the pay for white associates
•Continued iteration of our Live Better U program, which includes institutions that serve historically underrepresented populations, to focus on short-form credentials relevant to advancement
•Adjusting our benefits offering to include financial planning tools, access to credit scores, and a doula benefit.
We also continue to enhance the way we show up for customers, communities, and suppliers. As a result of the feedback and initiatives described above, among other things, we have increased supplier access to early payment and the ability to receive loans from regional banks as a means of broadening the pool of suppliers qualified to do business with us; sought to promote adult financial literacy through Operation Hope and Khan Academy; taken steps to enhance our social determinants of health business to provide equitable access to food, tools, and nutritional support that impact cardiometabolic health, food and nutrition security, and maternal/infant health; and joined efforts to improve career opportunities for young people at greater risk of incarceration. The company continues to sponsor dedicated efforts with officer-level champions overseeing initiatives around promoting career opportunities for at-risk youth, supplier access to capital, relationships with community law enforcement, financial literacy, associate benefits, and health education and products.
Walmart remains committed to transparency and accountability.
We believe that transparency drives accountability. We update our ESG reporting on our Belonging strategies, practices, and initiatives and overall human capital strategies at least annually and report on racial, ethnic, and gender representation twice annually. Walmart is diverse, with associates of all ages and walks of life broadly representing the communities we serve in 19 countries around the world. As of mid-year fiscal 2024 (the last period for which full data are available as of March 2024), women comprise 52% of Walmart associates, 46% of management associates, and approximately 38% of officers globally; in the U.S., people of color comprise approximately 50% of Walmart associates, 42% of management associates, and 29% of officers.1
We regularly engage with our shareholders and other stakeholders (including associates, customers, and members of the community, as described above). We believe this transparency and ongoing dialogue allow stakeholders to provide feedback and Walmart to respond as our business, society, and expectations evolve.
Conclusion
The Board believes that the company has appropriate structures, practices, and relationships in place to get feedback on business practices from a belonging perspective and has demonstrated responsiveness to that feedback, making the requested audit unnecessary.

AGAINST	FOR THE REASONS, THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

1As reported in our most recent Annual Report on Form 10-K, women comprised approximately 52% of our global workforce and people of color comprised approximately 51% of our U.S. workforce as of the end of fiscal 2024.

106	www.walmart.com

Shareholder Proposals
PROPOSAL NO. 6
Human Rights Impact Assessments
Oxfam America, Inc. and its various co-filers have advised that it or an appointed representative will present the following proposal for consideration at the 2024 Annual Shareholders' Meeting.

RESOLVED, Shareholders request that Walmart publish Human Rights Impact Assessment(s) (HRIAs), at reasonable cost and omitting confidential information, examining the actual and potential impacts of one or more high-risk 1 commodity in Walmart’s supply chain or facility in its operations. A report on the assessment should be published on the company’s website.
Supporting Statement:
Proponents recommend that HRIAs include:
•Human rights standards and principles used to frame the assessments;
•The rationale for selecting the high-risk commodity or operation;
•Actual and potential adverse impacts associated with the product or operation;
•Types and extent of stakeholder consultation;
•Walmart’s connection and level of responsibility to the risks identified; and
•Time-bound action plans presenting how the findings will be implemented to prevent, mitigate and/or remedy impacts.
Companies that cause, contribute, or are directly linked to human rights abuses face material risks which can undermine shareholder value. As one of the largest companies in the United States, Walmart’s relationships with workers and high-risk suppliers expose it to reputational, legal, operational, and ultimately financial risks.
Increased public scrutiny on employers whose workers lack dignified work conditions, business practices that perpetuate economic inequality,[1] and reliance upon high-risk suppliers magnify these risks. The New York Times reported alarming working conditions for Walmart’s frontline workers during the pandemic,[2] including accusations that Walmart punished workers for using sick time.[3] According to a 2022 book, at least half of Walmart’s hourly workers earn under $29,000 annually – below a living wage.[4]
Conducting HRIAs could also spare Walmart from costly public relations crises stemming from human rights risks in U.S. supply chains, such as a Walmart watermelon supplier being convicted of conspiracy to commit forced labor,[5] and the New York Times investigation into Walmart’s supplier illegally using child migrant labor.[6] It similarly mitigates against reputational damage from abuses in global supply chains, like Reuters’ investigation into Walmart suppliers using forced prison labor in Cambodia,[7] reports that Walmart’s glove suppliers used forced prison labor,[8] and the New Yorker/Outlaw Ocean investigation exposing widespread use of trafficked labor on fishing ships and forced labor in processing plants producing seafood sold by Walmart.[9] That reporting has led to actions from the E.U. parliament, U.S. Congress and intense pressure on federal agencies to force companies like Walmart to better track their supply chains.[10]
HRIAs can help mitigate these risks by enabling Walmart to identify, analyze, and address the root causes of those risks. They can also insulate companies from being unprepared for regulatory changes, like the European Corporate Sustainability Due Diligence Directive and the Uyghur Forced Labor Prevention Act. Competitors including Kroger, Jumbo, and Tesco have committed to conduct human rights impact assessments.
Given the low cost of conducting HRIAs relative to the significant potential costs of human rights violations, we urge the Board to adopt this proposal.

1https://equitablegrowth.org/walmart-is-a-monopsonist-that-depresses-earnings-and-employment-beyond-its-own-walls-but-u-s-policymakers-can-do-something-about-it/
2https://www.nytimes.com/2021/09/27/business/walmart-coronavirus-workers-safety.html
3https://www.nytimes.com/2017/06/01/business/walmart-workers-sick-days.html
4https://time.com/charter/6238245/still-broke-rick-wartzman/
5https://www.dol.gov/newsroom/releases/whd/whd20230202-2; https://www.business-humanrights.org/en/latest- news/usa-mexican-workers-contracted-by-lvh-subject-to-forced-labour-on-watermelon-farms-supplying-to-walmart-kroger-sams-club-schnucks/
6https://www.nytimes.com/2023/02/25/us/unaccompanied-migrant-child-workers-exploitation.html
7https://www.reuters.com/sustainability/walmart-centric-probe-suppliers-potential-links-cambodia-womens-prison-2023-08-21/#:~:text=PHNOM%20PENH%2FNEW%20YORK%2C%20Aug,from%20a%20U.S.%20industry%20group
8https://www.business-humanrights.org/en/latest-news/human-rights-advocates-raise-concerns-that-milwaukee-tool-gloves-are-made-with-forced-labour-in-a-chinese-prison-incl-co-responses/
9https://www.newyorker.com/magazine/2023/10/16/the-crimes-behind-the-seafood-you-eat
10https://www.theoutlawocean.com/investigations/china-the-superpower-of-seafood/impact/

2024 Proxy Statement	107

Shareholder Proposals
Walmart's Statement in Opposition to Proposal No. 6
The request is unnecessary because—consistent with Walmart's established approach to human rights due diligence—Walmart is already completing human rights impact assessments (HRIAs).
Walmart is currently working to complete HRIAs on higher-risk supply chains.
Walmart uses HRIAs as one of several tools to identify, assess, and respond to actual and potential human rights impacts in its operations and business relationships. Many of Walmart's assessment tools are embedded within the company's routine methods for addressing risk. This includes our Responsible Sourcing risk assessments and audit process, stakeholder engagement, and prevalence studies and external analysis. In instances of high risk or where routine assessment methods may not generate a complete picture of risks and impacts, Walmart may use HRIAs to supplement its analysis.
Working with a third-party expert, Walmart is in the process of completing HRIAs in supply chains: (1) that may present human rights-related risks; (2) that are relevant to Walmart's business; and (3) where existing mechanisms for identifying risk have not otherwise allowed us to gain a complete picture of risks and impacts. Consistent with Walmart's approach to systems change, Walmart has designed its HRIAs to generate recommendations that are not just relevant to Walmart but can be implemented by the broader sector.
These HRIAs are part of a broader approach to human rights due diligence designed to identify, assess, and respond to human rights risks in our operations and supply chain.
Walmart respects human rights and engages in human rights due diligence. Our approach reflects the four essential components of an effective due diligence program as articulated by the U.N. Guiding Principles on Business and Human Rights: we assess actual and potential human rights impacts, integrate and act upon the findings of our assessments, track the effectiveness of our response to human rights impacts, and communicate how impacts are addressed. This approach is described in substantially greater detail in our Human Rights ESG brief, available on our corporate website.
Assessing potential impacts: We have mechanisms in place to hear from workers in our supply chain and our own associates, examine our Responsible Sourcing audit and case management data and findings, look to our Enterprise Risk Management and Responsible Sourcing risk assessments, learn from external prevalence studies and risk analyses, and speak directly to stakeholders. HRIAs can be used where relevant to help fill gaps where other mechanisms have not been sufficient to shed light on the nature, scale, or cause of certain risks or impacts.
Integrating and acting on findings: We act on findings by, for example, updating our policies and standards (our Standards for Suppliers were updated in 2022 and 2024 to clarify expectations on key human rights issues); reinforcing standards and expectations with our suppliers; requiring suppliers to remediate significant issues and terminating business if necessary; requiring additional inspections and/or remediation of certain issues prior to sourcing from countries with known human rights issues; modifying our Responsible Sourcing auditing and assessment approaches to improve our ability to spot emerging risks like payment of recruitment fees; changing our sourcing specifications; collaborating with others to develop and deploy risk-mitigating practices (e.g., Ethical Charter, Leadership Group for Responsible Recruitment, Seafood Task Force); investing in tools and transparency to further awareness and responsiveness; and engaging in policy advocacy.
Tracking effectiveness: We track effectiveness through our Responsible Sourcing auditing and case management processes, additional prevalence studies, industry collaboration, and other mechanisms.
Communication: We communicate our aspirations, focus areas, progress, and challenges annually through our ESG reporting, industry groups, and other means.
Conclusion
Support for the proposal is not warranted because Walmart is already undertaking the types of impact assessments called for as part of a robust set of processes to identify, assess, and address human rights risks and impacts.

AGAINST	FOR THE REASONS, THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

108	www.walmart.com

Shareholder Proposals
PROPOSAL NO. 7
Set Compensation that Optimizes Portfolio Value for Company Shareholders
The Shareholder Commons on behalf of Legal & General Investment Management America, Inc. and its co-filer have advised that it or an appointed representative will present the following proposal for consideration at the 2024 Annual Shareholders' Meeting.

BE IT RESOLVED, shareholders ask that the board and management exercise their discretion to establish Company wage policies that are consistent with fiduciary duties and reasonably designed to provide workers with the minimum earnings necessary to meet a family’s basic needs, because Company compensation practices that fail to provide a living wage are harmful to the economy and therefore to the returns of diversified shareholders.[1]
Supporting Statement:
The Company increased the minimum hourly wage for store associates to $14/hour in 2023. While that is good progress, the living wage in 2022 was $25.02 per hour per worker annually for a family of four (two working adults).[2] The Company’s CEO, meanwhile, makes 933 times more than the Company’s median employee. While people of color compose more than half the Company’s U.S. workforce, they account for only 29 percent of officer roles,[3] indicating they make up a disproportionate number of employees not earning a living wage.
Such inequality and disparity harm the entire economy. For example, closing the living wage gap worldwide could generate an additional $4.56 trillion every year through increased productivity and spending,[4] translating to a more than 4 percent increase in annual GDP. A 2020 report found that had four key racial gaps for Black Americans—wages, education, housing, and investment—been closed in 2000, $16 trillion could have been added to the U.S. economy. Closing those gaps in 2020 could have added $5 trillion to the U.S. economy over the ensuing five years.[5]
By paying so many of its employees below a living wage, the Company may believe it will increase margins and thus financial performance. But gain in Company profit that comes at the expense of society and the economy is a bad trade for Company shareholders who are diversified and rely on broad economic growth to achieve their financial objectives. The costs and risks created by low wages and inequality will directly reduce long-term diversified portfolio returns because a drag on GDP directly reduces returns on diversified portfolios.[6]
This proposal asks the Board to set a Company compensation policy of paying a living wage to prevent contributing to inequality and racial/gender disparity. The Company could achieve this Proposal’s objective by securing Living Wage for US Employer certification.[7] Additionally, MIT has an online living wage calculator, or the Company can work within frameworks promulgated by organizations such as IDH Sustainable Trade Initiative or The Living Wage Network. The Company should use such frameworks in a manner that allows shareholders to gauge compliance and progress, while providing the Company with discretion as to how to achieve the living-wage goal.
Please vote for: Set compensation policy that optimizes portfolio value for Company shareholders – Proposal 7

1https://theshareholdercommons.com/case-studies/labor-and-inequality-case-study/
2https://livingwage.mit.edu/articles/103-new-data-posted-2023-living-wage-calculator
3https://corporate.walmart.com/purpose/belonging-diversity-equity-inclusion/belonging-diversity-equity-and-inclusion-report
4https://tacklinginequality.org/files/introduction.pdf
5https://ir.citi.com/%2FPRxPvgNWu319AU1ajGf%2BsKbjJjBJSaTOSdw2DF4xynPwFB8a2jV1FaA3Idy7vY59bOtN2lxVQM=
6https://www.epi.org/publication/secular-stagnation/
7https://livingwageforus.org/becoming-certified/

2024 Proxy Statement	109

Shareholder Proposals
Walmart's Statement in Opposition to Proposal No. 7
Walmart is committed to making retail a place of inclusive and equitable opportunity where people, regardless of where they start, can gain the skills and experiences they need to advance in their careers. Doing so allows us to attract, develop, and retain the talent we need to deliver for customers and creates substantial value to the people who choose to build a career with Walmart.
Shareholder support for the proposal is not warranted because (1) Walmart provides strong pay and benefits as part of a value proposition that supports associates' financial, physical, and emotional well-being; (2) Walmart seeks to be distinctive in providing opportunities for people, regardless of where they start, can gain the skills and experiences they need to meet their life and career (including pay) goals; and (3) Walmart already seeks to operate its business in a way that creates substantial value for customers, associates, suppliers, communities, and other constituencies.
Walmart offers competitive compensation that accounts for cost of living and other relevant factors as part of a value proposition that supports associates' financial, physical, and emotional well-being.
Attractive, competitive, and fair compensation is an important aspect of our overall value proposition as an employer. We continually review and invest in wages at all levels of our hourly workforce, raising average hourly wages by about 30% over the last five years. As of the end of fiscal 2024, the average hourly wage for U.S. Walmart hourly associates was over $17.50/hour and the average starting wage was $15.75/hour; for U.S. hourly associates working in supply chain, the average hourly wage was over $26.25/hour and the average starting wage was over $23.75/hour.
We set and adjust our pay bands based on a variety of factors, including local market labor conditions and cost of living; associates in the same roles are not paid the same in Northern California as they are in rural Indiana. But we also consider additional factors, including the skills necessary to perform the role, business format (e.g., store, club, distribution/fulfillment center), and the economics of running our business in a sustainable way. Equity—including fairness relative to other roles in the company and parity across race, ethnicity, and gender—is prioritized and our pay equity analyses in the U.S. confirm that women are paid 1:1 (dollar for dollar) of the pay for men, and that people of color are paid 1:1 (dollar for dollar) of the pay for white associates. Individual compensation within each band is based on, among other things, experience and performance.
Walmart further support associates' financial, physical, and emotional well-being by offering full-time roles for those who seek them (approximately 68% of hourly roles in the U.S. are full-time), set schedules for consistency, the ability to view schedules up to two weeks in advance, the ability to pick up or swap shifts, paid time off for all hourly associates, maternity and parental leave for full-time hourly associates, a 401(k) for all associates (with match for eligible associates after 1 year), a stock purchase program with match, medical coverage, behavioral health and counseling services, and more.
Walmart is committed to making retail a place of inclusive and equitable opportunity where people, regardless of where they start, can gain the skills and experiences they need to advance in their careers.
Walmart offers thousands of roles that meet a wide variety of life and career goals, including roles in a variety of fields and work settings, roles that provide flexibility to balance family and career, and roles with very attractive compensation. While we seek to offer competitive entry-level pay, certain roles—in particular, higher-paying roles—do require specific skills, experience, and/or education. Our goal is to help any associate who joins us at an entry level or in a role that does not command the compensation they are looking for to gain the skills, experience, and/or education they need to get the role they want. We're breaking down artificial barriers to advancement, including by removing degree requirements, and providing training and education to position associates to them to move into these roles.
U.S. store associates receive on-the-job training in the form of `teaming' and cross-training and use our Walmart Academy app to learn the fundamentals of retail and their role as well as skills needed for specialized functions within the store or club, such as personal shopping, deli, or cake decorating. And through our Live Better U program, we offer short-form certificates at no cost to the associate in in-demand fields, allowing entry-level hourly associates to gain skills necessary to move into higher-paying roles. These training and certificate programs include our pharmacy tech certification program, optician development program, and private fleet development program.

110	www.walmart.com

Shareholder Proposals
Intensive in-person Walmart Academy training is offered as associates are promoted to hourly supervisor roles, salaried manager roles, and store/club management roles. Approximately 75% of our U.S. salaried store, club, and supply-chain management started their careers in hourly positions, and associates in these roles earned an average of more than $113,000 in fiscal 2023. And for the smaller percentage of jobs that do require college degrees, our Live Better U program covers that, too, allowing associates to earn degrees from institutions like the University of Arizona, University of Arkansas, Morehouse College, and Spellman College.
Walmart drives shareholder returns by creating value for customers, associates, suppliers, and communities—in addition to investing in our associates.
The basis for this shareholder proposal is that adopting a `living wage' philosophy will benefit the economy as a whole and benefit diversified investors' portfolios. Walmart believes, however, that our ability to create long-term economic value—and returns for shareholders—involves much more than just paying good wages. We are all better off when our customers, associates, suppliers, and communities thrive, and we operate our business in a way that seeks to deliver value for all. In addition to investing in the 2.1 million people we employ around the world, we contribute to economic vitality for our stakeholders by, for example:
•Customers: Our core business proposition is to provide access to high-quality essential goods and services at affordable prices. As of the end of fiscal 2024, we had over 8,000 pickup and over 7,800 delivery locations globally and our more than 5,000 U.S. stores and clubs are within 10 miles of approximately 90% of the U.S. population. Over 70% of our fiscal 2024 Walmart U.S. and Sam's Club segment net sales were in our grocery1 and health & wellness merchandise categories.
•Suppliers: Through local sourcing and support for local manufacturing, our purchase orders help to create good jobs in the communities we serve. We have made more than $100 billion in incremental purchases of products supporting American jobs in the last three years.
•Communities: We pay substantial income, property, payroll, and other taxes (with more than $15 billion in corporate income-based taxes paid in the last three years), which funds services, projects, and programs such as fire, police, schools, libraries, and community health services. Additionally, in the last three years we have invested more than $14 billion in local communities through store and club remodels, made more than $4.5 billion total cash and in-kind donations, and donated over 2 billion pounds of food.
Paying good wages is an important component of our contribution to economic vitality, but we also believe that value creation in line with our mission to help people save money and live better is an exercise in balance.

AGAINST	FOR THESE REASONS, THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

1Includes consumables for Sam's Club segment.

2024 Proxy Statement	111

Shareholder Proposals
PROPOSAL NO. 8
Report on Respecting Workforce Civil Liberties
Bowyer Research on behalf of The Bahnsen Family Trust dated July 14, 2003 has advised that it or an appointed representative will present the following proposal for consideration at the 2024 Annual Shareholders' Meeting.

Supporting Statement:
Walmart is one of the largest companies in the United States and employs over 2 million people. As a major employer, Walmart should respect the free speech and religious freedom of its employees. Walmart is legally required to comply with many laws prohibiting discrimination against employees on a variety of factors, including religion and sometimes political affiliation.
Respecting diverse views also allows Walmart to attract the most qualified talent, promote a healthy and innovative business culture, serve its diverse customer base, and contribute to a healthy economic market and marketplace of ideas.
Despite this, the 1792 Exchange's 2023 report[1] notes that Walmart does not provide its employees with protection against viewpoint discrimination.[2] While the Company expressly condemns and prohibits discrimination based on a variety of characteristics, including race, national origin, disability, religion, sexual orientation and others, it maintains no such protection against employees of diverse political beliefs.
Many companies also alienate their own employees by taking divisive stances on political issues. For example, many companies have adopted radical stances and policies regarding sex reassignment surgery, popularly termed "gender-affirming care." Walmart is one such example-the Company indirectly funds abortion provider Planned Parenthood[3] and has pledged coverage for "medically necessary transition-related care" for its employees and their children. The 2023 Index also found that 78% of scored companies discriminate against religious nonprofits in their charitable giving and 63% give money to legislation that undermines fundamental First Amendment freedoms. According to the Freedom at Work survey, 60% of employees were concerned that their company would punish them for expressing their religious or political views at work, and 54% said they feared the same for sharing these views even on their private social media accounts.[4] Such concerns become relevant in the case of Walmart-as per the 1792 Exchange report, the Company's grant application policy[5] expressly excludes religious activities such as internal programs at churches.
Companies may also face additional legal liability for DE&I programs that make distinctions based on race, per the recent Supreme Court decisions in Students for Fair Admission v. Harvard and Groff v DeJoy. In light of these risks, the Company must take immediate steps to assess potential shortcomings and act to remedy these concerns.
Resolved: Shareholders request the Board of Directors conduct an evaluation and issue a civil rights and non-discrimination report within the next year, at reasonable cost and excluding proprietary information and disclosure of anything that would constitute an admission of pending litigation, evaluating how Walmart's policies and practices impact employees and prospective employees based on their based on their religion {including religious views) or political views, and the risks those impacts present to the Company's business.

1https://1792exchage.com/company/walmart
2https://www.walmartethics.com/content/walmartethics/en_us/faqs/our-associates/discrimination-and-harassment.html.html
3https://www.partnersforethicalcare.com/planned-parenthood-donnors
4https://www.viewpointdiversityscore.org/polling
5https://files.doublethedonation.com/forms/Walmart-guidelines.pdf

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Shareholder Proposals
Walmart's Statement in Opposition to Proposal No. 8
Walmart is focused on creating a workplace and culture where everyone feels like they belong.
"Respect for the Individual" is a core foundational value for Walmart. This begins with valuing all associates, regardless of background. Walmart is committed to fostering a workplace culture and customer experience where everyone is and feels included. We respect the dignity of every individual and values their unique skills. Having a workforce of associates from diverse backgrounds makes Walmart a better company and promotes creativity, innovation and achievement. Respectful and professional conduct furthers our mission, promotes productivity, minimizes disputes and enhances our reputation in communities in which Walmart operates.
Walmart has policies and practices in place to help ensure there is no discrimination based on protected status.
Walmart is dedicated to maintaining a workplace that is free of discrimination and harassment. Walmart established a Global Discrimination and Harassment Prevention Policy applicable to all associates of Walmart and its subsidiaries. All associates, customers, members or other individuals with whom Walmart has contact in business should be treated fairly and respectfully.
Walmart recognizes diverse cultural differences throughout the world and acknowledges the role of government in defining laws recognizing these cultural attributes. Walmart will not tolerate discrimination or harassment based upon an individuals' race, color, ancestry, ethnicity, religion, sex, pregnancy, national origin, age, disability, marital status, veteran status, military status or obligation to perform military service, sexual orientation, gender identity or expression, genetic information or other legal protections. Walmart is committed to preventing discrimination and harassment in all aspects of the business and taking all reasonable measures to prevent it.
Walmart also recognizes the diversity of religious beliefs, practices and observances of all our associates. Walmart strictly prohibits discrimination or harassment or retaliation against an associate, job applicant, customer, member supplier or person working on behalf of Walmart on the basis of religion. We have implemented a Religious Accommodations Policy affording associates opportunity to request an accommodation for any conflict between religious beliefs and work, such as time off for religious holidays or observances, time and/or place to pray during work, a specific way of dressing, or being excused from a work task that conflicts with religious beliefs. Walmart will provide reasonable accommodations for applicants and associates to comply with their sincerely held religious beliefs unless requested accommodation poses undue hardship on the operation of the business.
Walmart's commitment to fostering an inclusive environment where every associate feels welcome, comfortable and safe includes our Associate Resource Groups (ARGs). ARGs are open to all employees and focus on promoting a culture of belonging, and include groups such as Asian Pacific Associate Network, Black & African American Resource Group, FAVOR, inABLE, Walmart SERVEs and LatinX Network. Our ARG known as FAVOR encourages associates of all faiths to connect, collaborate and celebrate differences to improve customer experiences and company performance.
Conclusion

AGAINST	FOR THESE REASONS, THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

2024 Proxy Statement	113

Shareholder Proposals
PROPOSAL NO. 9
Workplace Safety & Violence Review
Cynthia Murray and her co-filer have advised that she or an appointed representative will present the following proposal for consideration at the 2024 Annual Shareholders' Meeting.

RESOLVED: Shareholders urge Walmart Inc. (“Walmart” or the “Company”) to conduct a third-party, independent review of the impact of Company policies and practices on workplace safety and violence, including gun violence. A report on the review, prepared at reasonable cost and omitting proprietary information, should be published on Walmart’s website. At company discretion, the proponents recommend the audit and report include: (1) Evaluation of management and business practices that contribute to an unsafe or violent work environment, including staffing capacity and the introduction of new technologies; and (2) Recommendations that will help Walmart create safer work environments and prevent workplace violence.
Supporting Statement:
Unsafe working conditions at Walmart and the broader retail industry are under increasing scrutiny.[1] Walmart employees have raised serious concerns about workplace safety issues including unsafely stacked products, organized theft, and threats of physical assault and/or gun violence from customers and co-workers.[2]
Incidents of workplace violence, particularly gun violence, have become too common at Walmart. Between July 1, 2020 and November 22, 2022 there were at least 363 gun incidents and 112 gun deaths at Walmart.[3] In 2023, there was a violent or gun related incident at Walmart reported in the news every single month. As recent as November 23, 2023, a gunman with racist ideologies opened ﬁre at a Walmart in Ohio injuring four people before committing suicide. This incident is reminiscent of the 2019 mass shooting in El Paso, Texas where a white supremacist gunned down 23 people and injured 22 others in a hate fueled rampage.[4]
Gun violence is an unprecedented public health crisis with substantial human and financial costs. Harvard researchers estimate that gun violence costs the United States $557 billion annually and that “employers and their health insurers sustain a substantial financial burden from ﬁrearm injuries and have a financial incentive to prevent them.”[5]
State policymakers recognize the urgency of addressing workplace violence. In September, California enacted the nation’s ﬁrst general industry workplace prevention safety requirement for employers. Senate Bill 533, signed into law by Governor Gavin Newsom, requires virtually every employer in the state of California to take steps to prevent and/or respond to workplace violence by having employers develop workplace violence prevention plans.[6]
Failure to effectively address workplace safety and violence exposes stakeholders, including employees, to unacceptable harms and exposes Walmart to ﬁnancial, reputational, and legal risks.
As a 24 year Walmart Associate, I am personally invested in keeping myself and my co-workers safe at work. I am asking Walmart to evaluate how its practices may be contributing to an unsafe or violent work environment and to review existing workplace safety and violence prevention plans to ensure they adequately protect the health, safety, and lives of Walmart Associates.
I ask my fellow shareholders to vote yes for this proposal.

1https://www.forbes.com/sites/pamdanziger/2023/10/17/danger-in-the-store-retail-crime--makes-everyone-a-potential-victim/
2https://www.businessinsider.com/most-dangerous-parts-of-working-retail-walmart-target-employees-2023-5
3https://www.gunsdownamerica.org/new-research-shows-gun-violence-is-serious-threat-at-grocery-stores/
4https://www.usatoday.com/story/news/nation/2023/09/25/mass-shooting-el-paso-walmart-pay-5-million/70964010007/
5https://time.com/6217348/gun-violence-economic-costs-us/
6https://www.shrm.org/resourcesandtools/legal-and-compliance/state-and-local-updates/pages/california-workplace-violence-law.aspx

114	www.walmart.com

Shareholder Proposals
Walmart's Statement in Opposition to Proposal No. 9
The Board continues to believe the company has the right policies and practices in place to promote the health, safety, and security of our customers and associates and that data supports this conclusion. Additionally, Walmart continues to enhance its practices and improve transparency to help ensure we earn and maintain the confidence of our associates, customers, shareholders, and other stakeholders. Because we do not believe the requested report would meaningfully help the company address issues relating to workplace safety or violence beyond current efforts, we recommend a vote against the proposal.
Walmart's safety record is consistent with or better than that of U.S. retail peers.
Walmart data as reported to the U.S. Occupational Safety and Health Administration and as disclosed in our ESG reporting demonstrate that—contrary to the specter raised by the proposal—Walmart's store and club safety record is on par with our U.S. retail peers, our distribution and fulfillment record is superior to those peers, and that injuries related to violence are not common.
•Recordable incidents: Walmart reports incidents resulting in medical treatment beyond first aid, and Walmart's and Sam's Club's retail (store/club) rates have been near industry averages over the last five years. Moreover, the company's rates have generally increased or decreased in line with overall industry trends. The same rates within our supply chain (distribution/fulfillment) operations have been significantly lower than the industry average over the same period.
•Lost time incidents: Walmart also reports those incidents that result in at least one lost workday. Again, Walmart's and Sam's Club's store/club rates have been near industry averages over the last five years and generally follow industry trends. And our distribution/fulfillment rates are again significantly below industry averages. Moreover, the much lower `lost time' rate indicates that the vast majority of injuries are minor.
•Injury types: Walmart tracks and reports on our most common recordable injuries, which are of the nature one would expect in retail: falls, slips, and trips; materials handling injuries; being struck by an object; strain-related injuries; and cuts, punctures, and scrapes. Notably, these do not include injuries from violence incidents.
While all injuries are unfortunate and Walmart adapts policies, training, and practices to help prevent injuries and respond to emerging trends, the data do not support a view that working at Walmart presents a unique safety or violence risk.
Walmart's commitment to health, safety, and security is supported by strong policies, training, and proactive management.
Promoting a safe and welcoming store and club environment is key to earning and maintaining customer trust, as well as foundational to attracting and retaining great associates. As set forth in our 2023 Proxy Statement (and without repeating all of the content herein), Walmart has a comprehensive approach to promoting safety and security, including:
•A comprehensive set of policies regarding health, safety, security, and violence prevention;
•Foundational and role-relevant training on accident prevention, hazard identification, safe use of machinery and equipment, and use of personal protective equipment, among other topics;
•Training on workplace violence awareness and prevention;
•Monitoring and responding to risks and incidents, including risk-based assessments, incident response, investigations, and remedial action; and
•Coordinating closely with law enforcement in the communities in which we operate.
Consistent with our commitment to continuous improvement and adapting to new and existing risks, we have evolved our approach to promoting security in several ways, including:
•Establishing a cross-functional team comprising management associates from asset protection, security, and other functions to evaluate the enterprise security environment, set key priorities for safeguarding our customers and associates, and lead the coordination and support of critical security projects;
•Leveraging new technology, such as virtual reality training and risk identification; and
•Improving associate-facing messaging to enhance awareness of and response to risks.
We will continue to enhance our approaches based on new and emerging risks, patterns or trends in data, and evolving best practices.

2024 Proxy Statement	115

Shareholder Proposals
Walmart has enhanced its transparency regarding our practices and outcomes to help instill confidence that our programs are working as intended.
Members of Walmart management engaged with and received feedback from shareholders and stakeholders on the issue of workplace safety and violence leading up to and following the 2023 Annual Shareholders' meeting. Overwhelmingly, the constructive feedback we received was an expressed desire to learn more about whether Walmart's policies and practices are effective, such as by sharing injury rates and information about the severity of workplace injuries.
As a result, we enhanced our disclosures on health and safety to include five years of OSHA recordable injury rate and lost time incident rate information and began reporting on our most common recordable injuries, which are discussed above. We also enhanced our disclosures regarding our policies and practices, including:
•Publishing a public-facing version of our Environmental, Health and Safety Policy;
•Clarifying that violations of our EHS Policy may lead to disciplinary action, up to and including termination;
•Providing additional details on training provided to Walmart associates, including a safety foundations curriculum, tailored training for particular roles, microlearning courses, and specialized training for managers on promoting a strong safety culture; and
•Describing how we use incident data to inform our policies, procedures, and training to help reduce workplace illness and injury.
We believe this additional information will help shareholders and stakeholders better understand our programs and feel confident that they are working as intended.
Conclusion

AGAINST	FOR THE REASONS, THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

116	www.walmart.com

Shareholder Proposals
PROPOSAL NO. 10
Corporate Financial Sustainability Report
The National Center for Public Policy Research has advised that it or an appointed representative will present the following proposal for consideration at the 2024 Annual Shareholders' Meeting.

Whereas: The Company's policy positions, advocacy, partnerships and charitable giving on significant social policy and political matters should not alienate consumers, decrease sales, or diminish shareholder value.
The Company has a 100 percent rating on the "Corporate Equality Index" of the Human Rights Campaign (HRC).[1] Earning that score arguably requires spending shareholder assets to embrace highly partisan positions on hot-button issues, such as supporting legislation that eliminates religious liberties and discriminates against girls and women while opposing legislation to protect children from adult materials.[2] In his 2021 book The Dictatorship of Woke Capital, Stephen Soukup describes HRC as "influencing businesses by employing a 'soothsayer's trick'" that boils down to increasing the radicalization of businesses by way of a strategy to "simply keep moving the goalposts."[3]
The Company has been rated a "high risk" by the 1792 Exchange on its "Spotlight Bias Report,"[4] which is published to "shed light on corporate activism"[5] and lists the following as potential concerns for Walmart: (1) "discriminating against faith-based charities,"[6] (2) "does not provide viewpoint protections for its employees," [7](3) "has given to numerous ideological groups hostile to free expression, including PolicyLink, an organization focused on 'racial equity' through promoting the tenets of critical race theory in the corporate world," and (4) "CEO Doug McMillon is a member of the Business Roundtable and signed its 2019 Statement on the Purpose of Corporation, which promotes stakeholder capitalism over traditional obligations to shareholders and customers."
The Company has apparently contributed $$100,000,000.00 to the BLM (Black Lives Matter) movement and related causes since 2020,[8] despite the fact that these causes have been accused of squandering assets[9] and supporting racism and antisemitism and highly divisive and dangerous programs such as police-defunding and "anti-racist" racial discrimination.[10]
Supporting Statement:
Recent events have made clear that company bottom-lines, and therefore value to shareholders, drop when companies take overtly political and divisive positions that alienate consumers. Following Bud Light's embrace of partisanship and disparagement of its customer base, its revenue fell $395 million in North America when compared to the same time a year ago.[11] This amounts to roughly IO percent of its revenue in the months following its leap into contentious politics.[12] Target Corporation's market cap fell over $15 billion amid backlash for similar actions.[13] And Disney stock fell 44 percent in 2022 – its worst performance in nearly 50 years - amid its decision to put extreme partisan agendas ahead of parents' rights.[14]
Resolved: Shareholders request that the Board of Directors create a board committee on corporate financial sustainability to oversee and review the impact of the Company's policy positions, advocacy, partnerships and charitable giving on social and political matters, and the effect of those actions on the Company's financial sustainability. The Company should issue a public report on the committee's findings by the end of 2024.

1https://www.hrc.org/resources/buyers-guide/walmart-inc.-2
2https://www.forbes.com/sites/jonmcgowan/2023/05/29/like-target-walmarts-esg-report-focuses-on-lgbtg-pride-issues/
3https://dcjournal.com/the-hypothetical-conflict-that-may-be-at-the-root-of-disneys-woes/
4https://1792exchange.com/company/walmart/
5https://1792exchange.com/spotlight-reports/
6https://1792exchange.com/company/walmart/
7Id.
8https://dc.claremont.org/blm-funding-database/
9https://www.cnn.com/2022/09/04/us/black-lives-matter-executive-lawsuit/index.html
10https://www.wsj.com/articles/black-lives-matter-and-the-worlds-oldest-hatred-anti-semitism-Oe0c324e
11https://www.cnn.com/2023/08/03/business/anheuser-busch-revenue-bud-light-intl-hnk/index.htmI
12https://www.theguardian.com/business/2023/aug/03/bud-light-revenue-sales-anheuser-busch
13https://www.foxbusiness.com/media/target-market-cap-losses-hit-15-7-biIIion-share-near-52-week-low-amid-woke-backlash; https://nypost.com/2023/05/23/target-to-remove-some-lgbtq-merchandise-after-facing-customer-backlash/
14https://www.washingtonexaminer.com/policy/economy/disney-has-lost-50-billion-in-value-since-war-with-florida-began; https://www.hollywoodreporter.com/business/business-news/disney-stock-2022-1235289239/; https://markets.businessinsider.com/news/stocks/disney-stock-price-decline-bob-iger-pandemic-inflation-recession-streaming-2022-12; https://www.foxnews.com/media/disneys-decline-shows-woke-focus-alienating-fans-wsj-column

2024 Proxy Statement	117

Shareholder Proposals
Walmart’s Statement in Opposition to Proposal No. 10
Walmart believes that effective corporate governance is essential for maximizing long-term value for its shareholders. The company's strong corporate governance practices demonstrate the Board's commitment to enabling an effective structure to support the successful oversight of our strategy.
To ensure effectiveness of the Board's risk oversight function, the Board regularly reviews its committee structure and committee responsibilities to ensure that the Board has an appropriate committee structure focused on matters of strategic and governance importance to Walmart. Currently, the Board has six standing committees: Audit; Compensation and Management Development; Executive; Nominating and Governance; Strategic Planning and Finance; and Technology and eCommerce. Of its standing committees, the Nominating and Governance Committee ("NGC")'s responsibilities include overseeing corporate governance issues and making recommendations to the Board, as well as reviewing and advising management on topics such as legislative affairs and public policy engagement and social, community, and sustainability initiatives.
At least annually, management reports to the NGC regarding ongoing social, community, sustainability, legislative and public policy strategy and engagement efforts. Further, as provided in its charter, the NGC reviews and advises management regarding our legislative affairs and public policy engagement strategy, as well as our charitable giving strategy. In recent years, management has discussed and provided updates to the NGC about a number of topics, including the company's planned U.S. federal government affairs and policy priorities; a review of recent activities; the WALPAC contribution strategy and future plans; and international government affairs strategies.
Walmart frequently engages in public policy discussions to promote the interests of our stakeholders by focusing on issues that align with our shared value approach. In service of our commitment to transparency, we submit quarterly reports to Congress that outline our federal lobbying activities, including lobbying expenditures for each quarter and the specific legislative items and public policy issues that were the topics of communication.
Since 2013, Walmart has provided disclosure regarding our public policy priorities, advocacy strategy, and engagements as part of our ESG reporting. Since 2015, Walmart has provided state and federal lobbying information on our corporate website, as well as disclosed our philosophy on trade association memberships and published a list of trade associations to which Walmart contributes funds of $25,000 or more, which list is updated at least annually. Charitable giving by Walmart is overseen by a committee of Walmart executives, consisting of our president and CEO and a group of executives selected for their experience and expertise, and by the NGC, which reviews and advises management regarding our charitable giving strategy.
In support of our commitment to transparency, Walmart discloses recipients of individual grants of $25,000 and above that were applied for and administered by the Walmart.org team. The Walmart.org team is responsible for administering the combined philanthropic efforts of Walmart Inc. and the Walmart Foundation.
Conclusion
As described above, Walmart already has effective corporate governance practices and policies and board-level oversight that address the concerns described in the proposal.

AGAINST	FOR THESE REASONS, THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

118	www.walmart.com

STOCK OWNERSHIP
Equity Compensation Plan Information
The following table provides certain information as of the end of fiscal 2024 with respect to Shares that may be issued under our company’s existing equity compensation plans.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	75,678,697	(1)	—	428,365,780	(2)
Equity compensation plans not approved by security holders	—		—	—
TOTAL	75,678,697		—	428,365,780
(1)This amount includes 21,589,988 Shares that may be issued upon the vesting of performance equity granted under the Stock Incentive Plan, which represents the maximum number of Shares that may be issued upon the vesting of this performance equity if maximum performance goals are achieved for each performance cycle, and 49,190,612 Shares that may be issued upon the vesting of restricted stock units granted under the Stock Incentive Plan. This amount also includes 4,898,097 Shares deferred in the form of Shares by officers and Outside Directors.
(2)This amount includes 272,539,485 Shares available under the Associate Stock Purchase Plan and 155,826,295 Shares available under the Stock Incentive Plan.
Holdings of Major Shareholders
The following table lists the beneficial owners of greater than 5% of the Shares outstanding as of April 12, 2024. As of April 12, 2024, there were 8,059,794,418 Shares outstanding.

Name and Address of Beneficial Owner	Direct or Indirect Ownership with Sole Voting and Dispositive Power		Direct or Indirect Ownership with Shared Voting and Dispositive Power		Total		Percent of Class
Alice Walton(1)	20,245,740		3,654,717,654	(4)	3,674,963,394		45.60%
Jim Walton(1)	31,521,372	(3)	3,654,717,654	(4)	3,686,239,026		45.74%
John T. Walton Estate Trust(1)	—		3,002,673,393	(4)	3,002,673,393		37.25%
Rob Walton(1)	7,029,359		3,654,717,654	(4)	3,661,747,013		45.43%
The Vanguard Group(2)	N/A		N/A		412,539,774	(5)	5.12%
(1)The business address of Alice Walton, Jim Walton, the John T. Walton Estate Trust, Rob Walton, Walton Enterprises, LLC, and the Walton Family Holdings Trust is P.O. Box 1508, Bentonville, Arkansas, 72712.
(2)The business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(3)Jim Walton has pledged 600,000 of the Shares directly owned by him as security for a line of credit extended to a company not affiliated with Walmart.
(4)Includes 3,002,673,393 Shares held by Walton Enterprises, LLC. Alice Walton, Jim Walton, and Rob Walton share voting and dispositive power with respect to all Shares held by Walton Enterprises, LLC, individually as managing members of Walton Enterprises, LLC, and in their capacities as co-trustees of the John T. Walton Estate Trust, which is also a managing member of Walton Enterprises, LLC. The managing members of Walton Enterprises, LLC have the power to sell and vote those Shares. Also includes 652,044,261 Shares held by the Walton Family Holdings Trust. Alice Walton, Jim Walton, and Rob Walton, as co-trustees, share voting and dispositive power over the Shares held by the Walton Family Holdings Trust.
(5)Based solely on the Schedule 13G filed by The Vanguard Group on February 13, 2024 reflecting ownership as of December 29, 2023, as adjusted to reflect the Company's 3-for-1 forward split of its common stock, which was effected on February 23, 2024. The Schedule 13G discloses that The Vanguard Group has: (a) sole voting power as to 0 shares; (b) shared voting power as to 5,048,658 shares; (c) sole dispositive power as to 395,251,860 shares; and (d) shared dispositive power as to 17,287,914 shares.

2024 Proxy Statement	119

Stock Ownership
Holdings of Officers, Directors, and Director Nominees
This table shows the number of Shares held by each director, director nominee, and NEO on April 12, 2024. It also shows the Shares held by all of Walmart’s directors, director nominees, and Executive Officers as a group on that date. As of April 12, 2024, there were 8,059,794,418 Shares outstanding.

Name of Beneficial Owner	Direct or Indirect with Sole Voting and Dispositive Power(1)	Indirect with Shared Voting and Dispositive Power	Total	Percent of Class
Cesar Conde	25,227	—	25,227	*
Tim Flynn	145,307	30,000	175,307	*
Sarah Friar	50,709	—	50,709	*
John Furner	645,517	—	645,517	*
Carla Harris	43,398	—	43,398	*
Tom Horton	52,587	—	52,587	*
Suresh Kumar	1,385,667	—	1,385,667	*
Marissa Mayer	120,559	—	120,559	*
Kath McLay	754,811	—	754,811	*
Doug McMillon(2)	4,047,767	1,053,906	5,101,673	*
Brian Niccol	—	—	—	*
Chris Nicholas	367,021	—	367,021	*
Greg Penner	242,099	1,448,634	1,690,733	*
John David Rainey	524,613	—	524,613	*
Randall Stephenson	65,835	—	65,835	*
Rob Walton(3)	7,029,359	3,654,717,654	3,661,747,013	45.43%
Steuart Walton	164,289	—	164,289	*
Directors, Director Nominees, and Executive Officers as a Group (21 persons)	16,726,471	3,657,250,194	3,673,976,665	45.58%
*    Less than 1%
(1)These amounts include Shares of unvested restricted stock and restricted stock units held by certain Executive Officers and stock units deferred by certain Outside Directors and certain Executive Officers. For John Furner, this amount includes 14,640 deferred stock units that settle in the form of cash upon payout. These amounts also include Shares that the following persons hold in the 401(k) Plan:

Name	Shares Held in the 401(k) Plan
Doug McMillon	5,684
John Furner	5,552
Directors, Director Nominees, and Executive Officers as a Group (21 persons)	11,236
(2)Doug McMillon also holds 1,900 American Depository Receipts of Wal-Mart de Mexico, S.A.B. de C.V., which represents less than 1% of the class of that security.
(3)The amount shown for Rob Walton includes 3,002,673,393 Shares held by Walton Enterprises, LLC and 652,044,261 held by the Walton Family Holdings Trust.

120	www.walmart.com

ANNUAL MEETING INFORMATION
What is a proxy statement, and what is a proxy?
A proxy statement is a document that SEC rules require us to provide you when we ask you to vote on certain matters at a meeting of our shareholders or when we ask you to sign a proxy designating certain individuals to vote on those matters on your behalf. A proxy is your legal designation of another person to vote the Shares you own at a meeting of our shareholders. If you designate someone as your proxy in a written document or electronic transmission, that document or electronic transmission is called a proxy. By signing the proxy card we provide to you or by submitting your proxy over the internet or by telephone, you will designate our Chairman and our CEO as your proxies to cast your vote during the 2024 Annual Shareholders’ Meeting. Walmart’s Board is soliciting your proxy to vote your Shares during the 2024 Annual Shareholders’ Meeting and, if necessary or appropriate at any adjournment or postponement thereof. Walmart pays the cost of soliciting your proxy and reimburses brokers and others for forwarding to you the proxy statement, proxy card, or voting instruction form, as applicable, and Annual Report to Shareholders and, for certain shareholders, the notice of internet availability of our proxy materials.
2024 Annual Shareholders’ Meeting – Virtual Meeting
When is the 2024 Annual Shareholders’ Meeting?
Our Annual Shareholders’ Meeting this year will be a virtual meeting only and will be conducted via live audio webcast beginning at 10:30 a.m. Central Time on Wednesday, June 5, 2024. There will be no physical meeting location. Although our 2024 Annual Shareholders’ Meeting will be held online as a virtual meeting only, shareholders who held Shares as of the record date for the meeting can still participate in the virtual meeting, vote and ask questions about matters that are relevant to the items of business included in the notice of the meeting as set forth on page 3 above.
How can I participate in the 2024 Annual Shareholders’ Meeting?
Shareholders who owned Shares as of the close of business on April 12, 2024 or their proxy holders are entitled to participate in the 2024 Annual Shareholders’ Meeting. Other guests may also listen to the live audio webcast by visiting the “Investors” section of our corporate website at https://stock.walmart.com/home/ , but such guests may not vote or ask questions during the 2024 Annual Shareholders' Meeting.
Shareholders of record owning Shares at the close of business on April 12, 2024 are entitled to participate in and vote at the meeting. To participate in the meeting, including to vote and ask questions, shareholders of record should go to the meeting website at www.virtualshareholdermeeting.com/WMT2024, enter the 16-digit control number found on your proxy card or notice of internet availability of our proxy materials, and follow the instructions on the website. If your Shares are held in street name and your voting instruction form or notice of internet availability of our proxy materials indicates that you may vote those Shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the meeting with the 16-digit access code indicated on that voting instruction form or notice of internet availability of our proxy materials. Otherwise, shareholders who hold their Shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the meeting. You will be allowed to log in as early as 30 minutes before the start time on Wednesday, June 5, 2024.
The virtual meeting platform is supported across internet browsers and devices (e.g., desktops, laptops, tablets, and cell phones). If you intend to join the live webcast, you should ensure that you have a strong WiFi or internet connection. We encourage you to access the virtual meeting before it begins, and you should give yourself plenty of time to log in and ensure that you can hear streaming audio prior to the start of the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.

2024 Proxy Statement	121

Annual Meeting Information
In the event technical issues or other events delay or disrupt the company’s ability to convene the meeting for longer than 30 minutes, the company will make an announcement on the “Investors” section of our corporate website at https://stock.walmart.com/home/ regarding a date, time and place for reconvening the 2024 Annual Shareholders’ Meeting. In the event of disorder, technical malfunction or other significant problem that disrupts the 2024 Annual Shareholders’ Meeting, the chair of the meeting may adjourn, recess, or expedite the 2024 Annual Shareholders’ Meeting, or take such other action as the chair of the meeting determines is appropriate in light of the circumstances.
How do I ask a question during the 2024 Annual Shareholders' Meeting?
After logging into the meeting, shareholders who held Shares at the close of business on April 12, 2024 or their proxy holders may submit questions about the items being voted on by shareholders during the 2024 Annual Shareholders' Meeting or that are otherwise pertinent to the company. Questions submitted must comply with the rules of conduct for the meeting, which will be available to shareholders on the virtual meeting website. Questions from multiple shareholders about the same topic or otherwise generally related may be grouped together, summarized, and answered together at once, and we reserve the right to exclude questions regarding topics that are not pertinent to the meeting, our company, or that are not compliant with the rules of conduct for the meeting. We will endeavor to answer as many pertinent questions as time permits. Responses to pertinent questions that we do not have time to answer during the meeting will be posted to the "Investors" section of our corporate website at https://stock.walmart.com/home/ as soon as practicable after the meeting.
If I am unable to participate at the time of the 2024 Annual Shareholders’ Meeting, can I watch or listen at a later time?
If you are unable to participate at the time of the virtual meeting, the audio of the 2024 Annual Shareholders’ Meeting will be available on our corporate website at https://stock.walmart.com/home/ for a limited time after the meeting.
Voting
What is the quorum requirement for holding the 2024 Annual Shareholders’ Meeting?
The holders of a majority in voting power of the Shares outstanding and entitled to vote at the meeting as of the record date for the meeting must be present online at the scheduled time or represented by proxy for business to be transacted at the meeting. As of the close of business on April 12, 2024, the record date for the 2024 Annual Shareholders’ Meeting, Walmart had 8,059,794,418 Shares outstanding.
Who may vote at the 2024 Annual Shareholders’ Meeting?
You may vote during the 2024 Annual Shareholders’ Meeting on Wednesday, June 5, 2024, if you were the holder of record of Shares at the close of business on April 12, 2024, the record date set by the Board for determining those shareholders who are entitled to receive notice of, and to vote on matters at, the 2024 Annual Shareholders’ Meeting. You are entitled to one vote for each director nominee and on each other matter properly presented at the 2024 Annual Shareholders’ Meeting for each Share you owned of record as of close of business on the record date.
If your Shares are registered directly in your name with the company’s transfer agent, Computershare Trust Company, N.A., you are considered a shareholder of record with respect to these Shares. Some shareholders hold Shares through a bank, broker, or other nominee, and are often said to hold these shares in “street name.” These shareholders are considered “beneficial owners” of those Shares. Unless expressly stated otherwise in your voting instruction form or notice of internet availability of our proxy materials, if you held Shares as a beneficial owner in “street name” at the close of business on April 12, 2024, you must obtain a legal proxy, executed in your favor, from the holder of record of those Shares as of that time, to be entitled to be admitted to and participate in the meeting and to vote those Shares during the meeting.
How do I vote?
The process for voting your Shares depends on how your Shares are held. Generally, as discussed above, you may hold Shares as a “record holder” (that is, in your own name) or in “street name” (that is, through a nominee, such as a broker or bank). As explained above, if you hold Shares in “street name,” you are considered to be the “beneficial owner” of those Shares.

122	www.walmart.com

Annual Meeting Information
Voting by record holders. If you are a record holder, you may submit a proxy with your voting instructions or you may vote during the virtual meeting on Wednesday, June 5, 2024. If you are a record holder and would like to submit your proxy prior to the 2024 Annual Shareholders’ Meeting, you may do so using one of the following four ways:

go to the website www.proxyvote.com and follow the instructions provided;	scan the QR code on your proxy card or notice of internet availability of the proxy materials with your mobile device and follow the instructions provided;	call 1-800-690-6903 using a touch-tone phone (toll charges may apply for calls made from outside the United States) and follow the instructions provided; or	if you received a proxy card in the mail, complete, sign, date, and mail the proxy card in the return envelope provided to you.

Please note that proxies will not be accepted by telephone or internet voting (i.e., before the meeting via www.proxyvote.com) after 11:59 p.m. Eastern Time on June 4, 2024. If you wish to submit a proxy to vote by telephone or internet before the meeting, follow the instructions on your proxy card (if you received a paper copy of the proxy materials) or in the notice of internet availability of the proxy materials. If you received a proxy card in the mail and wish to vote by completing and returning the proxy card via mail, please note that your completed proxy card must be received before the polls close for voting during the 2024 Annual Shareholders’ Meeting on Wednesday, June 5, 2024.
If you plan to participate in the 2024 Annual Shareholders’ Meeting on Wednesday, June 5, 2024, and you wish to vote during such time, the virtual meeting platform will allow you to vote your Shares during the meeting. Even if you vote by proxy prior to June 5, 2024, you may still participate in the 2024 Annual Shareholders’ Meeting.
Voting by beneficial owners of shares held in “street name.” If your Shares are held in the name of a broker, bank, or other nominee (that is, your Shares are held in “street name”), you should receive separate instructions from the record holder of your Shares describing how to vote your Shares. If your Shares are held in the name of a broker, bank, or other nominee and you want to vote during the virtual meeting, you will need the unique 16-digit control number which appears on the instructions that accompanied the notice of internet availability or the proxy materials that you received or a legal proxy from your broker, bank, or other nominee holder as well as the unique 16-digit control number.
Voting of shares held in the 401(k) Plan or the Walmart Puerto Rico 401(k) Plan. If your Shares are held through the 401(k) Plan or the Walmart Puerto Rico 401(k) Plan, you must provide instructions on how you wish to vote your Shares held through such plans no later than 5:59 p.m. Eastern Time on June 4, 2024. If you do not provide such instructions by that time, your Shares will be voted by the Retirement Plans Committee of the respective plan in accordance with the rules of the applicable plan.
What are my voting choices for each of the proposals to be voted on during the 2024 Annual Shareholders’ Meeting?
On Wednesday, June 5, 2024, you are voting on the following items:
PROPOSAL NO. 1: ELECTION OF 11 DIRECTOR NOMINEES
Voting choices and Board recommendation:
•vote in favor of each nominee;
•vote in favor of one or more specific nominees;
•vote against each nominee;
•vote against one or more specific nominees;
•abstain from voting with respect to each nominee; or
•abstain from voting with respect to one or more specific nominees.
The Board recommends a vote FOR each of the nominees.

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PROPOSAL NO. 2: ADOPTION OF THE NON-BINDING, ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Voting choices and Board recommendation:
•vote in favor of the advisory resolution;
•vote against the advisory resolution; or
•abstain from voting on the advisory resolution.
The Board recommends a vote FOR the advisory resolution.
PROPOSAL NO. 3: RATIFICATION OF EY’S APPOINTMENT AS INDEPENDENT ACCOUNTANTS FOR FISCAL 2025
Voting choices and Board recommendation:
•vote in favor of the ratification;
•vote against the ratification; or
•abstain from voting on the ratification.
The Board recommends a vote FOR the ratification.
PROPOSAL NOS. 4-10: SHAREHOLDER PROPOSALS APPEARING IN THIS PROXY STATEMENT, IN EACH CASE, IF PROPERLY PRESENTED AT THE MEETING
Voting choices and Board recommendation:
•vote in favor of each shareholder proposal;
•vote against each shareholder proposal;
•vote in favor of one or more shareholder proposals;
•vote against one or more shareholder proposals;
•abstain from voting on one or more shareholder proposals; or
•abstain from voting on all shareholder proposals.
The Board recommends a vote AGAINST each of the shareholder proposals.
Who counts the votes? Are my votes confidential?
Broadridge will count the votes. The Board has appointed two employees of Broadridge as the inspectors of election. Your proxy card or ballot and voting instructions (including proxies cast by phone, mobile device, or over the internet) will not be disclosed unless the law requires disclosure, you request disclosure, or your vote is cast in a contested election (a “contested election” is explained in more detail below). If you write comments on your proxy card or ballot, your comments will be provided to Walmart by Broadridge, but how you voted will remain confidential.
What vote is required to elect a director at the 2024 Annual Shareholders’ Meeting?
To be elected in an “uncontested election” of directors, which under our Bylaws is an election in which the number of nominees for director is not greater than the number of directors to be elected, a director nominee must receive affirmative votes representing a majority of the votes cast by the holders of Shares present or represented by proxy at the meeting and entitled to vote on the election of directors (a “majority vote”). To be elected in a “contested election” of directors, which our Bylaws define as an election in which the number of nominees for director is greater than the number of directors to be elected, directors will be elected by a plurality of the votes of the holders of Shares present or represented by proxy at the meeting and entitled to vote on the election of directors. The election of directors at the 2024 Annual Shareholders’ Meeting is an uncontested election.
What happens if a director nominee fails to receive a majority vote in an uncontested election at the 2024 Annual Shareholders’ Meeting?
Any incumbent director who is a director nominee and who does not receive a majority of the votes cast must promptly tender his or her offer of resignation as a director to the Chairman of the Board for consideration by the Board. Each director standing for election at the 2024 Annual Shareholders’ Meeting has agreed to resign, effective upon acceptance of such resignation by the Board, if he or she does not receive a majority of the votes cast. The Board must accept or reject the resignation offer within 90 days following certification of the shareholder vote in accordance with the procedures established by the Bylaws.

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If a director’s resignation offer is not accepted by the Board, that director will continue to serve until our company’s next annual shareholders’ meeting and his or her successor is duly elected and qualified or until the director’s earlier death, resignation, or removal.
Any director nominee who is not an incumbent director and who fails to receive a majority of the votes cast in an uncontested election will not be elected as a director, and a vacancy will be left on the Board. The Board, in its sole discretion, may either fill a vacancy resulting from a director nominee not receiving a majority of the votes cast pursuant to the Bylaws or decrease the size of the Board to eliminate the vacancy.
What vote is required to pass the other proposals at the 2024 Annual Shareholders’ Meeting?
At any meeting at which a quorum has been established, the affirmative vote of the holders of a majority in voting power of the Shares present or represented by proxy at the meeting and entitled to vote on the proposal at issue is required for:
•the adoption of the non-binding, advisory resolution to approve the compensation of our NEOs (Proposal No. 2);
•the ratification of the appointment of EY as Walmart’s independent accountants for fiscal 2025 (Proposal No. 3);
•the approval of each of the shareholder proposals, in each case, if properly presented at the meeting (Proposal Nos. 4-10); and
•any other matters properly presented during the meeting.
What is the effect of an “abstention” or a “broker non-vote” on the proposals to be voted on at the 2024 Annual Shareholders’ Meeting?
Abstentions. A Share proxy or ballot marked “abstain” with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Therefore, an abstention will not have any effect on the election of directors. Because each of the other proposals requires the affirmative vote of the holders of a majority in the voting power of the Shares present or represented by proxy and entitled to vote on each such proposal, an abstention will have the effect of a vote against each of the other proposals.
Broker Non-Votes. A “broker non-vote” occurs if your Shares are not registered in your name (that is, if you hold your Shares in “street name”) and you do not provide the record holder of your Shares (usually a bank, broker, or other nominee) with voting instructions on any matter as to which, under the NYSE rules for member organizations (such as brokers), a broker may not vote without instructions from you, but the broker nevertheless provides a proxy for your Shares. Shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists, but are not considered “votes cast” or Shares “entitled to vote” with respect to a voting matter. Therefore, a broker non-vote will not have any effect on the outcome of the proposals.
Therefore, if your Shares are not registered in your name and you do not provide instructions to the record holder of your Shares and the broker elects to vote your Shares on some but not all matters, a broker non-vote as to your Shares will result with respect to the matters on which the broker does not vote.
If your Shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your Shares to be voted so you may participate in the shareholder voting on these important matters.
What if I do not specify a choice for a proposal when returning a proxy or a voting instruction form?
We urge all shareholders to express their choices on each voting matter described on the proxy card or the voting instruction form, which you will receive from your broker, bank, or other nominee, if your Shares are held in “street name.”
Shares Owned by Record Holders. If you are a record owner of Shares and you sign and return a proxy card, unless you indicate otherwise, the persons named as proxies on the proxy card will vote your Shares: (i) FOR the election of each of the nominees for director named in this proxy statement; (ii) FOR the adoption of the non-binding advisory resolution to approve the compensation of our NEOs; (iii) FOR the ratification of the appointment of EY as Walmart’s independent accountants for fiscal 2025; and (iv) AGAINST each of the shareholder proposals appearing in this proxy statement, in each case, if properly presented at the meeting. For any other business or matters properly presented at the 2024 Annual Shareholders’ Meeting or at any adjournment or postponement thereof, the persons named as proxies on the proxy card shall vote in their discretion.

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Shares Held in “Street Name” by Beneficial Owners. If you are a beneficial owner of Shares held in “street name” and you sign and return a voting instruction form to your bank, broker, or other nominee (in accordance with the voting instructions provided by such bank, broker, or other nominee), but do not provide instructions regarding how you wish your Shares to be voted on each of the voting matters described in this proxy statement, then a “broker non-vote” will result with respect to your Shares regarding the matters on which the broker does not vote.
I completed and returned my proxy card, but I have changed my mind about how I want to vote. Can I revoke my proxy and change my vote?
Yes, if you are a record holder, you may revoke a previously submitted proxy and change your vote by:
•delivering a written notice of revocation to Walmart’s Corporate Secretary at 702 Southwest 8th Street, Bentonville, Arkansas 72716-0215 before the polls close for voting during the 2024 Annual Shareholders’ Meeting;
•signing a proxy bearing a later date than the proxy being revoked and delivering it to Walmart’s Corporate Secretary at the address provided in the Notice of 2024 Annual Shareholders’ Meeting included in this proxy statement before the polls close for voting during the 2024 Annual Shareholders’ Meeting;
•submitting a proxy bearing a later date via the internet (i.e., before the meeting via www.proxyvote.com) or by telephone not later than 11:59 p.m. Eastern Time on June 4, 2024; or
•voting your Shares while logged in and participating in the 2024 Annual Shareholders’ Meeting.
If your Shares are held in street name through a broker, bank, or other nominee, you should contact the record holder of your Shares regarding how to revoke your voting instructions.
Proxy Materials
Why did I receive a notice regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?
Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Shareholders’ Meeting to be held on Wednesday, June 5, 2024. This year, we are again taking advantage of the SEC’s rules that allow us to furnish our proxy materials over the internet. As a result, we are mailing to many of our shareholders a notice of internet availability of the proxy materials, rather than a full paper set of the proxy materials.
This notice of internet availability includes instructions on how to access our proxy materials on the internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials by mail or a printable copy electronically. Shareholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via email regarding how to access these materials electronically. All other shareholders, including shareholders who have previously requested to receive a paper copy of the materials, will receive a full paper set of the proxy materials by mail.
This distribution process will contribute to our sustainability efforts and will reduce the costs of printing and distributing our proxy materials.
How can I access the proxy materials over the internet? Can I elect to receive proxy materials for future annual meetings electronically? How can I request a paper copy of the proxy materials?
Accessing the Proxy Materials on the Internet. You can access the proxy statement and the Annual Report to Shareholders in the “Investors” section of Walmart’s corporate website at http://stock.walmart.com/annual-reports. In accordance with the SEC’s rules, we do not use software that identifies visitors accessing our proxy materials on our website.
Electing to Receive Proxy Materials for Future Annual Shareholders’ Meetings Electronically. If you wish to join in Walmart’s sustainability efforts, you can instruct Walmart to deliver its proxy materials for future annual shareholders’ meetings to you electronically by email. If you choose to access future proxy materials electronically, you will receive an email with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials electronically will remain in effect until you terminate it. You may choose this method of delivery in the “Investors” section of Walmart’s corporate website at http://stock.walmart.com/annual-reports.

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Obtaining a Paper Copy of the Proxy Materials. If you received a notice regarding the internet availability of the proxy materials, then you will find instructions about how to obtain a paper copy of the proxy materials and the Annual Report to Shareholders in your notice. If you received an email notification as to the availability of the proxy materials, then you will find instructions about how to obtain a paper copy of the proxy materials and the Annual Report to Shareholders as part of that email notification. We will mail a paper copy of the proxy materials and the Annual Report to Shareholders to all shareholders to whom we do not send a notice of internet availability or an email notification regarding the internet availability of the proxy materials.
We will promptly send a copy of these documents, including our annual report on Form 10-K for fiscal 2024, to shareholders without charge upon written request made to Walmart Inc. c/o Gordon Allison, Senior Vice President, Office of the Corporate Secretary, and Chief Counsel for Finance and Corporate Governance, 702 Southwest 8th Street, Bentonville, Arkansas 72716-0215.
What should I do if I receive more than one notice of, or email notification about, the internet availability of the proxy materials or more than one paper copy of the proxy materials?
Some shareholders may receive more than one notice of internet availability, more than one email notification, or more than one paper copy of the proxy materials, including multiple proxy cards.
For example, if you hold your Shares in more than one brokerage account, then you may receive a separate notice of internet availability, a separate email notification, or a separate voting instruction form for each brokerage account in which you hold Shares. If you are a shareholder of record and your Shares are registered in more than one name, then you may receive a separate notice of internet availability, a separate email notification, or a separate set of paper proxy materials and proxy card for each name in which you hold Shares. To vote all of your Shares, you must complete, sign, date, and return each proxy card you receive or submit a proxy to vote the Shares to which each proxy card relates by telephone, internet, or mobile device as described above, or vote online and while logged in during the meeting as described above.
If you have Shares held in one or more “street names,” then you must complete, sign, date, and return to each bank, broker, or other nominee through which you hold Shares each voting instruction form received from that bank, broker, or other nominee (or obtain a proxy from each such nominee holder if you wish to vote during the 2024 Annual Shareholders’ Meeting).
What is householding, and how can I enroll or opt-out?
If you are a beneficial owner of Shares, your bank, broker, or other nominee may deliver a single set of proxy materials to any household at which two or more shareholders reside unless contrary instructions have been received from you. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses.
Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting their bank, broker, or other nominee. Alternatively, if you wish to receive a separate set of proxy materials for the 2024 Annual Shareholders’ Meeting or future shareholders’ meetings, we will deliver them promptly upon request made by contacting the Global Investor Relations team by any of the means described on page 38 above.
When will the company announce the voting results?
We expect to report the preliminary voting results in a press release on the afternoon of June 5, 2024, which will be available on our corporate website. We will report the official voting results in a filing with the SEC on or before June 11, 2024.
Shareholder Submissions for the 2025 Annual Shareholders’ Meeting
If you wish to submit a shareholder proposal or nomination for possible inclusion in our proxy statement relating to our 2025 Annual Shareholders’ Meeting, send the proposal or nomination, by registered, certified, or express mail to:
Gordon Y. Allison,
Senior Vice President, Office of the Corporate Secretary, Chief Counsel for Finance and Corporate Governance
Walmart Inc.
702 Southwest 8th Street
Bentonville, Arkansas 72716-0215

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Any shareholder proposal, other business, or nomination received by the company after the applicable date will not be included in the company’s proxy statement or on the agenda relating to such annual shareholders’ meeting.

Submissions for inclusion in our 2025 proxy materials relating to our 2025 Annual Shareholders’ Meeting*	Must be delivered to or mailed and received at the company’s principal executive offices:
Nomination of one or more director nominees to be included in our 2025 proxy statement submitted under the proxy access provision of our Bylaws***	no earlier than close of business on November 26, 2024** and no later than close of business on December 26, 2024**
Shareholder proposals submitted under SEC Rule 14a-8 to be included in our 2025 proxy statement	no later than close of business on December 26, 2024
*    Shareholder proposals submitted for inclusion in the company’s proxy statement relating to an annual shareholders’ meeting must comply with all requirements of SEC Rule 14a-8. Nomination of a director nominee to be included in the company’s proxy statement under the proxy access provision of our Bylaws must comply with all of the requirements of our Bylaws.
**    Assumes this proxy statement is first released to shareholders on April 25, 2024. Under our Bylaws, if the date of the 2025 Annual Shareholders’ Meeting is more than 30 days before, or more than 60 days after June 5, 2025, then notice must be delivered to or mailed and received at Walmart’s principal executive offices not more than 150 days prior to the date of the 2025 Annual Shareholders’ Meeting nor less than the later of: (i) 120 days prior to the date of the 2025 Annual Shareholders’ Meeting; or (ii) the tenth day following the day on which a public announcement of the 2025 Annual Shareholders’ Meeting is made.
***    See below for applicable deadlines regarding submissions of nominations or business under our Bylaws other than through proxy access (which is noted above).

Other business to be considered at our 2025 Annual Shareholders’ Meeting*	Must be delivered to or mailed and received at the company’s principal executive offices:
Any other business submitted for consideration at our 2025 Annual Shareholders’ Meeting (pursuant to the advance notice provision of our Bylaws) which will not be included in our 2025 proxy statement**
no earlier than close of business on February 5, 2025** and no later than close of business on March 7, 2025**
*    Each such submission or nomination must be submitted by a shareholder of record and comply with the requirements of the applicable provisions of our Bylaws.
**    Assumes the 2024 Annual Shareholders’ Meeting is held on June 5, 2024. Under our Bylaws, if the date of the 2025 Annual Shareholders’ Meeting is held more than 30 days before, or more than 60 days after June 5, 2025, then notice must be delivered to or mailed and received at Walmart’s principal executive offices not more than 120 days prior to the date of the 2025 Annual Shareholders’ Meeting nor less than the later of: (i) 90 days prior to the date of the 2025 Annual Shareholders’ Meeting; or (ii) the tenth day following the day on which a public announcement of the 2025 Annual Shareholders’ Meeting is made.
To review the applicable notice and other requirements contained in our Bylaws, visit our corporate website at
https://stock.walmart.com/governance/governance-documents/default.aspx. The Board periodically reviews the Bylaws and approves amendments as it deems appropriate. Any amendments to the Bylaws will be reported in a filing with the SEC, as required by Form 8-K, and the amended Bylaws will be filed as an exhibit to an SEC filing and posted on our corporate website at the web address above.
Other Matters
There are no other matters the Board intends to present for action at the 2024 Annual Shareholders' Meeting; however, the company has been notified that a shareholder intends to present a proposal at the 2024 Annual Shareholders’ Meeting concerning limitations on political contributions made by WALPAC.
If any other matter is properly presented at the 2024 Annual Shareholders’ Meeting or at any adjournment or postponement thereof, the persons named in the form of proxy will vote on such matters in their discretion. The proxies also have discretionary authority to vote to adjourn the 2024 Annual Shareholders’ Meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations.

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TABLE OF ABBREVIATIONS
The following abbreviations are used for certain terms that appear in this proxy statement:

401(k) Plan	the Walmart 401(k) Plan
Annual Report to Shareholders	Walmart’s Annual Report to Shareholders for fiscal 2024
Associate or associate	an employee of Walmart or one of its consolidated subsidiaries
Associate Stock Purchase Plan	the Walmart Inc. 2016 Associate Stock Purchase Plan, as amended effective February 1, 2024
Audit Committee	the Audit Committee of the Board
Board	the Board of Directors of Walmart
Board committees	the Audit Committee, the CMDC, the Executive Committee, the NGC, the SPFC, and the TeCC
Broadridge	Broadridge Financial Solutions, Inc., representatives of which will serve as the inspectors of election at the 2024 Annual Shareholders’ Meeting
Bylaws	the amended and restated Bylaws of Walmart, effective as of November 10, 2022
CD&A	the Compensation Discussion and Analysis included in this proxy statement
CEO	the Chief Executive Officer of a company
CFO	the Chief Financial Officer of a company
CMDC	the Compensation and Management Development Committee of the Board
Deferred Compensation Matching Plan or DCMP	the Walmart Inc. Deferred Compensation Matching Plan, as amended effective as of November 8, 2023, and which replaced the Officer Deferred Compensation Plan
Director Compensation Deferral Plan	the Walmart Inc. Director Compensation Deferral Plan, as amended effective as of February 1, 2018
EPS	Diluted earnings per share from continuing operations attributable to Walmart
Exchange Act	the Securities Exchange Act of 1934, as amended
Executive Committee	the Executive Committee of the Board
Executive Officers	those senior officers of our company determined by the Board to be executive officers (as defined by Rule 3b-7 under the Exchange Act) as to whom Walmart has certain disclosure obligations and who must report certain transactions in equity securities of our company under Section 16
EY	Ernst & Young LLP, an independent registered public accounting firm
Fiscal or fiscal [year]	Walmart’s fiscal year ending January 31st
GAAP	generally accepted accounting principles in effect in the United States
Independent Directors	this applies to Walmart directors whom the Board has affirmatively determined have no material relationships with our company pursuant to NYSE Listed Company Rules. This also applies to Audit Committee members who meet the requirements of Section 10A of the Exchange Act and Rule 10A-3 under the Exchange Act. Additionally, CMDC members who meet the requirements of Section 10C of the Exchange Act, Rule 10C-1 under the Exchange Act and the heightened independence requirements under the NYSE Listed Company Rules for compensation committee members are considered independent.
Internal Revenue Code	the Internal Revenue Code of 1986, as amended
Management Incentive Plan or MIP	the Walmart Inc. Management Incentive Plan, as amended effective February 1, 2018
Named Executive Officer or NEO	Walmart’s President and CEO, Walmart’s CFO, the next three most highly compensated Executive Officers other than our CEO and CFO, and the Executive Vice President, President and CEO, Sam's Club, whom Walmart is voluntarily including as an NEO in this proxy statement
NGC	the Nominating and Governance Committee of the Board
NYSE	the New York Stock Exchange

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Table of Abbreviations

NYSE Listed Company Rules	the NYSE’s rules for companies with securities listed for trading on the NYSE, as set forth in the NYSE Listed Company Manual
Officer Deferred Compensation Plan or ODCP	Walmart Inc. Officer Deferred Compensation Plan, as amended and restated effective February 1, 2023
Outside Directors or Non-Management Directors	the members of the Board who are not employed by Walmart or a consolidated subsidiary of Walmart
PCAOB	the Public Company Accounting Oversight Board
Return on Investment or ROI	our return on investment, calculated as described in Annex A to this proxy statement
SEC	the United States Securities and Exchange Commission
Section 16	Section 16 of the Exchange Act
SERP	Walmart Inc. Supplemental Retirement Plan, as amended and restated effective February 1, 2023
Share or Shares	a share or shares of Walmart common stock, $0.10 par value per share; all share and per share information throughout this proxy statement has been retroactively adjusted to reflect the 3-for-1 forward stock split effected on February 23, 2024
SOX	the Sarbanes-Oxley Act of 2002
SPFC	the Strategic Planning and Finance Committee of the Board
Stock Incentive Plan	the Walmart Inc. Stock Incentive Plan of 2015, as amended effective as of February 1, 2018
TeCC	the Technology and eCommerce Committee of the Board
TSR	total shareholder return
Walmart, our company, the company, we, our, or us	Walmart Inc., a Delaware corporation (formerly Wal-Mart Stores, Inc.) and, where the context requires, its consolidated subsidiaries
Walmart Foundation	Wal-Mart Foundation, a Delaware nonprofit corporation funded entirely by contributions from Walmart
Walmart.org	the collective philanthropic initiatives of both Walmart and Walmart Foundation and serves as a website where additional information about these collective philanthropic initiatives can be found
WALPAC	Walmart Inc.'s Political Action Committee

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ANNEX A
Non-GAAP Financial Measures
Certain performance metrics discussed under the caption “Executive Compensation—Compensation Discussion and Analysis” in this proxy statement are considered non-GAAP financial measures under the SEC’s rules because they are calculated by excluding or including amounts that are included or excluded in the calculation of comparable measures calculated and presented in accordance with GAAP.
We use these performance metrics, which are calculated in accordance with the terms of our incentive plans (collectively, the “Non-GAAP Performance Metrics”), to determine the amounts, if any, payable under our annual cash incentive plan and the outstanding long-term performance equity held by our NEOs. In accordance with the terms of our incentive plans, each Non-GAAP Performance Metric is adjusted by excluding certain items from the calculation of such Non-GAAP Performance Metric, as described under the caption “Executive Compensation—Compensation Discussion and Analysis—Fiscal 2024 Performance Goals and Performance” in this proxy statement (the “Excluded Items”).
The following are the Non-GAAP Performance Metrics discussed in this proxy statement:
•constant currency total company operating income (excluding certain items);
•operating income of our Walmart U.S. segment (excluding certain items);
•constant currency operating income of our Walmart International segment (excluding certain items);
•operating income of our Sam’s Club segment (excluding certain items);
•constant currency total company sales (excluding certain items);
•sales of our Walmart U.S. segment (excluding certain items);
•constant currency sales of our Walmart International segment (excluding certain items);
•sales of our Sam’s Club segment (excluding certain items); and
•constant currency total company ROI (excluding certain items).
Below, we briefly describe how we calculate each Non-GAAP Performance Metric. As permitted by the SEC’s rules and guidance, we do not: disclose the financial measure calculated and presented in accordance with GAAP that is most directly comparable to each Non-GAAP Performance Metric; discuss the reasons why we believe each Non-GAAP Performance Metric is important information for our shareholders to have; or provide a reconciliation of each Non-GAAP Performance Metric to the most directly comparable financial measure calculated and presented in accordance with GAAP. However, we believe it is important for our shareholders to understand how we calculated each of the Non-GAAP Performance Metrics for purposes of the company’s incentive programs.
In the discussion that follows, when we refer to an “as reported” financial measure, we are referring to a financial measure calculated in accordance with GAAP and reflected in our consolidated statement of income for fiscal 2024.
Constant Currency
Certain of the Non-GAAP Performance Metrics are calculated on a constant currency basis. In describing how we calculate such Non-GAAP Performance Metrics, the term currency exchange rates refers to the currency exchange rates we use to convert the operating results for countries where the functional currency is not the U.S. dollar into U.S. dollars.
We calculate the effect of changes in currency exchange rates as the difference between current period activity translated using each of the current period’s currency exchange rates and the comparable prior year period’s currency exchange rates. Additionally, no currency exchange rate fluctuations are calculated for non-U.S. dollar acquisitions until owned for 12 months. We refer to the results of this calculation as the impact of currency exchange rate fluctuations. As described under the caption “Executive Compensation—Compensation Discussion and Analysis—Fiscal 2024 Performance Goals and Performance” in this proxy statement, the CMDC sets incentive goals on a constant currency basis, excluding the impact of currency exchange rate fluctuations.

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Annex A
The table below reflects the calculation of constant currency net sales and constant currency operating income for the fiscal year ended January 31, 2024.

	Fiscal Year Ended January 31, 2024
	Walmart International		Total Company
(Dollars in millions)	2024	Percent Change(1)	2024	Percent Change(1)
Net sales:
As reported	$114,641	13.5%	$642,637	6.1%
Currency exchange rate fluctuations	$(2,964)	N/A	$(2,964)	N/A
Constant currency net sales	$111,677	10.6%	$639,673	5.6%
Operating income:
As reported	$4,909	65.6%	$27,012	32.2%
Currency exchange rate fluctuations	$(506)	N/A	$(506)	N/A
Constant currency operating income	$4,403	48.5%	$26,506	29.8%
(1)Change versus prior year comparable period.
Non-GAAP Performance Metrics
We calculated constant currency total company operating income for incentive plan purposes by adding our Walmart U.S. operating income and Sam’s Club operating income to the constant currency operating income of our Walmart International segment (as described below) and subtracting corporate and support operating loss, in each case for fiscal 2024, and adjusting such constant currency total company operating income by excluding the Excluded Items.
We calculated constant currency operating income of our Walmart International segment for incentive plan purposes by translating the operating income for fiscal 2024 of the countries within our Walmart International segment in which the functional currency is not the U.S. dollar by using the currency exchange rates we used to translate our fiscal 2023 operating income in those countries into U.S. dollars for financial reporting purposes rather than by using the current period’s currency exchange rates, and adjusting such constant currency operating income by excluding the Excluded Items.
We calculated constant currency total company sales for incentive plan purposes by adding our Walmart U.S. net sales and Sam’s Club net sales to the constant currency net sales of our Walmart International segment (as described below), in each case, for fiscal 2024, and adjusting such constant currency total company net sales by excluding the Excluded Items.
We calculated constant currency sales of our Walmart International segment for incentive plan purposes by translating the net sales for fiscal 2024 of the countries within our Walmart International segment in which the functional currency is not the U.S. dollar by using the currency exchange rates we used to translate our fiscal 2023 net sales in those countries into U.S. dollars for financial reporting purposes rather than by using the current period’s currency exchange rates, and adjusting such constant currency sales by excluding the Excluded Items.
We calculated constant currency total company ROI for incentive plan purposes as our adjusted operating income for ROI (as described below) for fiscal 2024, plus our interest income, depreciation and amortization, and rent expense for fiscal 2024 divided by average invested capital for fiscal 2024. We considered average invested capital for fiscal 2024 to be the average of our beginning and ending total assets for fiscal 2024, plus average accumulated depreciation and amortization, less average accounts payable and average accrued liabilities for fiscal 2024. In calculating our adjusted operating income for ROI for incentive plan purposes, we excluded from our as-reported total company operating income the Excluded Items described under the caption “Executive Compensation—Compensation Discussion and Analysis—Fiscal 2024 Performance Goals and Performance—Impact of Excluded Items on fiscal 2024 performance for incentive plan purposes—2024 ROI Adjustments for Long-Term Performance Equity Purposes” in this proxy statement. Although ROI is a standard financial measure, our calculation of ROI may differ from other companies’ calculations of their ROI.
We calculated operating income of our Walmart U.S. segment and net sales of our Walmart U.S. segment, in each case, for fiscal 2024, by excluding the applicable Excluded Items from the as-reported operating income and the as-reported net sales, respectively, of our Walmart U.S. segment.
We calculated operating income of our Sam’s Club segment and net sales of our Sam’s Club segment, in each case, for fiscal 2024, by excluding the applicable Excluded Items from the as-reported operating income and the as-reported net sales, respectively, of our Sam’s Club segment.

132	www.walmart.com

WALMART INC.
702 SW 8TH ST.
BENTONVILLE, AR 72716

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET BEFORE THE MEETING - www.proxyvote.com or scan the QR Barcode above
Use the Internet to vote by proxy up until 11:59 P.M. Eastern Time on June 4, 2024. If you participate in the Walmart 401(k) Plan or the Walmart Puerto Rico 401(k) Plan, you must vote these shares no later than 5:59 P.M. Eastern Time on June 4, 2024. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic proxy.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 4, 2024. If you participate in the Walmart 401(k) Plan or the Walmart Puerto Rico 401(k) Plan, you must vote these shares no later than 5:59 P.M. Eastern Time on June 4, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date this proxy card and promptly return it in the postage-paid envelope we have provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY INTERNET DURING THE MEETING
You may attend the meeting via the Internet and vote during the meeting by going to www.virtualshareholdermeeting.com/WMT2024. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. You may also agree to receive or access proxy materials electronically in future years on Walmart's corporate website at http://stock.walmart.com/annual-reports.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V47131-P04373-Z86825

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WALMART INC.

The Board of Directors recommends a vote "FOR" each of the nominees listed in Proposal 1, "FOR" Proposals 2 and 3 and "AGAINST" Proposals 4 through 10.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Cesar Conde	☐	☐	☐
1b. Timothy P. Flynn	☐	☐	☐
1c. Sarah J. Friar	☐	☐	☐
1d. Carla A. Harris	☐	☐	☐
1e. Thomas W. Horton	☐	☐	☐
1f. Marissa A. Mayer	☐	☐	☐
1g. C. Douglas McMillon	☐	☐	☐
1h. Brian Niccol	☐	☐	☐
1i. Gregory B. Penner	☐	☐	☐
1j. Randall L. Stephenson	☐	☐	☐
1k. Steuart L. Walton	☐	☐	☐

Company Proposals:	For	Against	Abstain
2. Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐
3. Ratification of Ernst & Young LLP as Independent Accountants	☐	☐	☐

Shareholder Proposals, in each case, if properly presented at the meeting:	For	Against	Abstain
4. Publication of Targets for Transitioning from Gestation Crates in Pork Supply Chain	☐	☐	☐
5. Racial Equity Audit	☐	☐	☐
6. Human Rights Impact Assessments	☐	☐	☐
7. Set Compensation that Optimizes Portfolio Value for Company Shareholders	☐	☐	☐
8. Report on Respecting Workforce Civil Liberties	☐	☐	☐
9. Workplace Safety & Violence Review	☐	☐	☐
10. Corporate Financial Sustainability Report	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the proxy holders in their discretion.

If this proxy is signed, dated, and promptly returned, it will be voted in accordance with your instructions shown above. Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. If signing as attorney-in-fact, executor, administrator, trustee, guardian, fiduciary or in another capacity, please indicate full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer(s), and specify the title(s) of such officer(s).

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Annual Shareholders' Meeting

June 5, 2024 at 10:30 A.M., Central Time

www.virtualshareholdermeeting.com/WMT2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders' Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V47132-P04373-Z86825

WALMART INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL SHAREHOLDERS' MEETING OF WALMART INC.
TO BE HELD VIRTUALLY AT WWW.VIRTUALSHAREHOLDERMEETING.COM/WMT2024 ON JUNE 5, 2024

I have received the Notice of 2024 Annual Shareholders' Meeting (the "Meeting") to be held on June 5, 2024, and the related Proxy Statement furnished by Walmart Inc.'s ("Walmart") Board of Directors. I appoint GREGORY B. PENNER and C. DOUGLAS MCMILLON, and each of them, as my proxies and attorneys-in-fact, with full power of substitution, to represent me and to vote all shares of Walmart common stock that I am entitled to vote at the Meeting or any adjournments or postponements thereof in the manner shown on this form as to the matters shown on the reverse side of this form and in their discretion on any other matters that properly come before the Meeting or any adjournments or postponements thereof. If I participate in the Walmart 401(k) Plan or the Walmart Puerto Rico 401(k) Plan and I have a portion of my interest invested in Walmart stock, I also direct the Retirement Plans Committee of the respective plan to take such actions necessary to vote the stock which is attributable to my interest in the manner shown on this form as to the matters shown on the reverse side of this form at the Meeting, and in its discretion on any other matters that properly come before the Meeting or any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. If this proxy is signed, dated, and promptly returned, it will be voted in accordance with your instructions shown on the reverse side; however, if you do not provide instructions, this proxy will be voted "FOR" each director nominee listed in Proposal 1, "FOR" Proposals 2 and 3, "AGAINST" Proposals 4 through 10, and in their discretion on any other matters that are properly presented at the Meeting or any adjournments or postponements thereof.

Please sign exactly as your name appears hereon. Joint owners should each sign. If signing as attorney-in-fact, executor, administrator, trustee, guardian, fiduciary or in another capacity, please indicate full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer(s), and specify the title(s) of such officer(s).